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APPENDIX B—2014 EMPLOYEE STOCK PURCHASE PLAN CUBIST PHARMACEUTICALS, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN TABLE OF CONTENTS
APPENDIX C—2014 OMNIBUS INCENTIVE PLAN

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUBIST PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2014

To Our Stockholders:

        The 2014 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc., or the 2014 Annual Meeting, will be held at our offices at 55 Hayden Avenue, Lexington, MA 02421, on Tuesday, June 3, 2014 at 8:30 A.M. local time, to consider and act upon the following matters:

  1.
  To elect Michael Bonney, Jane Henney, M.D., and Leon Moulder, Jr. as Class III directors to our Board of Directors, to hold office for a three-year term and until his or her successor has been duly elected and qualified.

  2.
  To approve, on an advisory basis, the compensation of our Named Executive Officers (as that term is defined in the Proxy Statement for the 2014 Annual Meeting).

  3.
  To consider and vote upon a proposal to amend our corporate charter to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares.

  4.
  To consider and vote upon a proposal to approve our 2014 Employee Stock Purchase Plan.

  5.
  To consider and vote upon a proposal to approve our 2014 Omnibus Incentive Plan.

  6.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

  7.
  To transact such other business as may properly come before the 2014 Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed April 8, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2014 Annual Meeting. Accordingly, only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

        To ensure your representation at the 2014 Annual Meeting, you are urged to vote by proxy by one of the following steps as promptly as possible:

  (a)
  Vote via the Internet pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, that we will mail no later than April 24, 2014 to all stockholders of record and beneficial owners as of the record date; or

  (b)
  Request email or printed copies of the proxy materials pursuant to the instructions provided in the Notice of Internet Availability and either:

  (i)
  complete, date, sign and return the proxy card that you will receive in response to your request; or

  (ii)
  vote via telephone (toll-free) in the United States or Canada in accordance with the instructions on the proxy card.

        The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that stockholders' instructions have been properly recorded. Your shares cannot be voted unless you vote by one of the methods described above or attend the 2014 Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

By Order of the Board of Directors,

THOMAS J. DESROSIER Secretary

Lexington, Massachusetts
April 21, 2014

NOTE:	THE BOARD OF DIRECTORS SOLICITS YOUR VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2014 ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA ANY OF THE METHODS DESCRIBED ABOVE. IF YOU ATTEND THE 2014 ANNUAL MEETING, YOU MAY REVOKE ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2014

GENERAL INFORMATION

Why are we soliciting proxies?

        We are furnishing this Proxy Statement to the holders of our common stock, $.001 par value per share, in connection with the solicitation of proxies on behalf of our Board of Directors, or Board, for use at our 2014 Annual Meeting of Stockholders, or the 2014 Annual Meeting.

When and where is the 2014 Annual Meeting?

        The 2014 Annual Meeting will be held at our offices at 55 Hayden Avenue, Lexington, Massachusetts on Tuesday, June 3, 2014 at 8:30 A.M. local time or at any future date and time following an adjournment or postponement of the meeting.

What are the purposes of the 2014 Annual Meeting?

        The purposes of the 2014 Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of 2014 Annual Meeting of Stockholders, or Notice. The Board knows of no other business that will come before the 2014 Annual Meeting.

How will I receive proxy materials?

        We are furnishing our proxy materials, including the Notice, this Proxy Statement, our 2013 Annual Report to Stockholders and the proxy card for the 2014 Annual Meeting, by providing access to such documents on the Internet. We will send a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, no later than April 24, 2014 to our stockholders of record and beneficial owners as of April 8, 2014, the record date for the 2014 Annual Meeting. The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials on the Internet and voting by proxy over the Internet. If you prefer to receive email or printed copies of our proxy materials, the Notice of Internet Availability contains instructions on how to request such materials. You will not receive printed copies of the proxy materials unless you request them or have requested them in response to a Notice of Internet Availability in the past. Viewing our proxy materials and voting by proxy electronically will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

Who will pay the costs of soliciting proxies and how would you solicit proxies?

        We will pay the costs of soliciting proxies. We will solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Members of our Board, whom we refer to as our directors, and our officers and employees also may solicit proxies on our behalf, personally or by telephone, without additional compensation. We also may utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $15,000 in the aggregate.

Who can vote?

        Only stockholders of record at the close of business on April 8, 2014, the record date for the 2014 Annual Meeting, are entitled to notice of, and to vote at, the 2014 Annual Meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding 75,298,978 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the 2014 Annual Meeting.

How do I vote?

        Stockholders of record can vote their shares (1) via the Internet, (2) via a toll-free telephone call from the U.S. or Canada, (3) by mailing a signed proxy card, or (4) in person at the 2014 Annual Meeting.

        You will be asked to vote, as follows:

  •
  For Proposal No. 1, you will be asked, with respect to each nominee for Class III director, to vote "FOR" such nominee, "AGAINST" such nominee or to "ABSTAIN" from voting on such nominee.

  •
  For Proposal No. 2, you will be asked to vote, on an advisory, non-binding basis, "FOR" the compensation paid to our Named Executive Officers in 2013 (as listed below in the section of this Proxy Statement entitled "Compensation Discussion & Analysis"), "AGAINST" such compensation or to "ABSTAIN" from voting on such compensation. We sometimes refer to this Proposal No. 2 as the "Say-on-Pay Proposal."

  •
  For Proposal No. 3, you will be asked to vote "FOR" the approval of the amendment to our Restated Certificate of Incorporation, or Charter, "AGAINST" such approval or to "ABSTAIN" from voting on Proposal No. 3.

  •
  For Proposal No. 4, you will be asked to vote "FOR" the approval of our 2014 Employee Stock Purchase Plan, "AGAINST" such approval or to "ABSTAIN" from voting on Proposal No. 4.

  •
  For Proposal No. 5, you will be asked to vote "FOR" the approval of our 2014 Omnibus Incentive Plan, "AGAINST" such approval or to "ABSTAIN" from voting on Proposal No. 5.

  •
  For Proposal No. 6, you will be asked to vote "FOR" the ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, "AGAINST" such ratification or to "ABSTAIN" from voting on Proposal No. 6.

        Generally, voting via the Internet or telephone must be completed by 2:00 A.M. Eastern Time on June 3, 2014 (assuming the meeting is not postponed or adjourned), although you may be notified of an earlier deadline by your broker, custodian or other third party. Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such authority by filing with our Secretary, at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421, a written revocation or a duly executed proxy bearing a later date or by voting in person at the 2014 Annual Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no choices or instructions are given, the persons named as proxies intend to vote the shares represented thereby:

  •
  "FOR" Proposal No. 1 to elect the Class III director nominees to the Board;

  •
  "FOR" Proposal No. 2 to approve, on an advisory basis, the compensation paid to our Named Executive Officers in 2013;

  •
  "FOR" Proposal No. 3 to approve the amendment to our Charter;

  •
  "FOR" Proposal No. 4 to approve our 2014 Employee Stock Purchase Plan;

  •
  "FOR" Proposal No. 5 to approve our 2014 Omnibus Incentive Plan;

  •
  "FOR" Proposal No. 6 to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

  •
  in accordance with the best judgment of the persons named as proxies on any other matters that may properly come before the 2014 Annual Meeting.

What is the vote required for a quorum?

        The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock on the record date, will constitute a quorum for the transaction of business at the 2014 Annual Meeting. Votes withheld from any nominee, abstentions, and broker non-votes (as described below) are counted as present or represented for purposes of determining the presence or absence of a quorum for the 2014 Annual Meeting.

What is a broker non-vote and what is the impact of not voting?

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner, who is also sometimes referred to as someone who holds shares in street name, does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 3 to approve the amendment to our Charter and Proposal No. 6 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name it is critical that you provide instructions to your bank or broker if you want your vote to count in the election of directors, the advisory vote related to executive compensation, the vote for approval of our 2014 Employee Stock Purchase Plan, and the vote for approval of our 2014 Omnibus Incentive Plan.

        If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

What is the vote required for a proposal to pass?

  •
  Proposal No. 1—Election of directors:  A nominee will be elected to the Board if the number of votes properly cast "FOR" such nominee's election exceed the number of votes properly cast "AGAINST" such nominee's election. Abstentions and broker non-votes, if any, will not have any impact on this vote.

  •
  Proposal No. 2—Say-on-Pay:  Because this Proposal No. 2 asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

  •
  Proposal No. 3—Approval of Amendment to our Charter:  The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the amendment to our Charter. Abstentions will have the practical effect of a vote against approval of the amendment to our Charter. Because Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, we do not expect a significant number of broker non-votes on this proposal. To the extent there are any broker non-votes, they will have the practical effect of a vote against this proposal.

  •
  Proposal No. 4—Approval of 2014 Employee Stock Purchase Plan:  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote at the 2014 Annual Meeting is required to approve the 2014 Employee Stock Purchase Plan. Abstentions will have the practical effect of a vote to not approve the 2014 Employee Stock Purchase Plan.

  •
  Proposal No. 5—Approval of 2014 Omnibus Incentive Plan:  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote at the 2014 Annual Meeting is required to approve the 2014 Omnibus Incentive Plan. Abstentions will have the practical effect of a vote to not approve the 2014 Omnibus Incentive Plan.

  •
  Proposal No. 6—Ratification of the selection of our independent registered public accounting firm:  The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the 2014 Annual Meeting, in person or by proxy, is required to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions will have the practical effect of a vote against ratification of our selection. Because Proposal No. 6 is a routine proposal on which a broker or other nominee is generally empowered to vote, we do not expect a significant number of broker non-votes on this proposal. To the extent there are any broker non-votes, they will have the practical effect of a vote against this proposal.

What if there are more votes "AGAINST" a nominee for director than votes "FOR"?

        Each of the nominees for director has tendered a conditional resignation to our Secretary that is effective only if: (i) such nominee's election for director is uncontested, as defined under our Amended and Restated By-Laws, or By-Laws, (ii) the number of votes cast "FOR" such nominee's election do not exceed the number of votes cast "AGAINST" such nominee's election at the 2014 Annual Meeting and (iii) the Board accepts such resignation. The Corporate Governance and Nominating Committee of the Board is responsible for initially considering the resignation and making a recommendation to the Board. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding such resignation. The Corporate Governance and Nominating Committee may consider any factors it deems relevant in deciding whether to accept a director's resignation. If the resignation is not accepted within 90 days following the certification of the results of the 2014 Annual Meeting, the director will continue to serve until a successor is elected and qualified.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

Principal Stockholders

        The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock as of April 8, 2014. On April 8, 2014, we had 75,298,978 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
FMR LLC(2)	7,752,678	10.3%
245 Summer Street
Boston, Massachusetts 02210
BlackRock, Inc.(3)	7,595,326	10.1%
40 East 52nd Street
New York, NY 10022
Wellington Management Company, LLP(4)	6,100,237	8.1%
280 Congress Street
Boston, Massachusetts 02210
Putnam Investments, LLC(5)	5,605,513	7.4%
One Post Office Square
Boston, Massachusetts 02109
The Vanguard Group, Inc.(6)	4,331,194	5.8%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

(1)
We calculated the percentage of class based on the number of shares outstanding as of April 8, 2014 and on the number of shares reported as beneficially owned in filings by the beneficial owners with the Securities and Exchange Commission, or SEC.

(2)
The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2014 by FMR LLC, or FMR, and Edward C. Johnson 3d. FMR and Mr. Johnson reported that each beneficially owned 10,442,677 shares and that FMR had sole voting power with respect to 1,548,977 of such shares and each had sole dispositive power with respect to all such shares as of December 31, 2013. FMR and Mr. Johnson included 470,349 shares resulting from the assumed conversion of certain of our 1.125% convertible senior notes due in 2018; 632,914 shares resulting from the assumed conversion of certain of our 1.875% convertible senior notes due in 2020; and 1,586,736 shares resulting from the assumed conversion of certain of our contingent value rights (which do not convert to shares), none of the foregoing of which should have been included in the calculation of FMR's beneficial ownership pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. FMR also reported the following with respect to certain wholly-owned subsidiaries of FMR: Fidelity Management & Research Company beneficially owned 5,711,796 shares; Fidelity SelectCo, LLC beneficially owned 2,985,091 shares; Strategic Advisers, Inc. beneficially owned 100 shares; Pyramis Global Advisors, LLC beneficially owned 308,693 shares (including 80,070 shares resulting from the assumed conversion of certain of our 1.125% convertible senior notes due 2018, 83,709 shares resulting from the assumed conversion of certain of our 1.875% convertible senior notes due 2020 and 47,694 shares resulting from the assumed conversion of certain of our contingent value rights (which do not convert to shares), none of the foregoing of which should have been included in the calculation of beneficial ownership); and Pyramis Global Advisors Trust Company beneficially owned 1,080,081 shares, in each case as of December 31, 2013. FMR also reported that FIL Limited, or FIL, which is controlled predominantly by members of the family of the Chairman of FMR, beneficially owned 356,916 shares as of December 31, 2013. FMR LLC and FIL are of the view that they are not acting as a group and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other.

(3)
The information reported is based on a Schedule 13G/A filed with the SEC on January 10, 2014 by BlackRock, Inc., or BlackRock. BlackRock reported that it beneficially owned 7,595,326 shares and that it had sole voting power with respect to 7,359,184 of such shares and sole dispositive power with respect to all such shares as of December 31, 2013. BlackRock reported that it is a parent holding company or control person of BlackRock Fund Advisors and various other subsidiaries which collectively own such shares.

(4)
The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2014 by Wellington Management Company, LLP, or Wellington. Wellington, an investment adviser, reported that it beneficially owned 6,100,237 shares and that it had shared voting power with respect to 3,771,869 of such shares and shared dispositive power with respect to all such shares as of December 31, 2013. Wellington reported that its clients have the right or the power to receive or direct the receipt of, dividends from, or the proceeds from the sale of, the shares owned of record by such clients.

(5)
The information reported is based on a Schedule 13G filed with the SEC on February 14, 2014 by Putnam Investments, LLC, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. Putnam Investments, LLC wholly owns two registered investment advisers: Putnam Investment Management, LLC, which is the investment adviser to the Putnam family of mutual funds and The Putnam Advisory Company, LLC, which is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispositive power over the shares as investment managers. In the case of shares held by the Putnam mutual funds managed by Putnam Investment Management, LLC, the mutual funds, through their boards of trustees, have voting power. Putnam Investment Management, LLC reported that it beneficially owned 5,476,352 shares, of which it has sole voting power with respect to 638 shares and sole dispositive power with respect to all such shares as of December 31, 2013. The Putnam Advisory Company, LLC has shared voting power over the shares held by its institutional clients. The Putnam Advisory Company, LLC reported that it beneficially owned 129,161 shares, of which it has sole voting power with respect to 76,232 shares and sole dispositive power with respect to all such shares.

(6)
The information reported is based on a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group, Inc., or Vanguard. Vanguard, an investment adviser, reported that it beneficially owned 4,331,194 shares and that it had sole voting power with respect to 41,600 of such shares, sole dispositive power with respect to 4,290,694 of such shares and shared dispositive power with respect to 40,500 of such shares as of December 31, 2013. Vanguard reported that it is a parent holding company or control person of its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, which is the beneficial owner of 40,500 of such shares, and its wholly owned subsidiary, Vanguard Investments Australia, Ltd., which is the beneficial owner of 1,100 of such shares.

 Management Stockholders

        The following table sets forth information as of April 8, 2014, as reported to us, with respect to the beneficial ownership of our common stock by our directors and each Named Executive Officer, or NEO, and by all of our current directors and Executive Officers as a group. The term "Executive Officers" means all of our executive officers who are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1934, or Securities Exchange Act. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as indicated below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

	Amount and Nature of Beneficial Ownership
				Percentage of Shares Beneficially Owned(2)
Name	Shares Owned	Shares—Right to Acquire(1)	Total Number
Michael Bonney	175,901	1,064,297	1,240,198	1.6%
Robert Perez	46,674	425,965	472,639	*
Steven Gilman	27,237	237,455	264,692	*
David McGirr	26,810	125,618	152,428	*
Kenneth Bate	7,914	157,169	165,083	*
Michael Wood	8,310	127,332	135,642	*
Martin Soeters	9,293	103,832	113,125	*
Matthew Singleton	4,972	93,832	98,804	*
Leon Moulder, Jr.	9,098	61,665	70,763	*
Michael Tomsicek	4,424	58,079	62,503	*
Nancy Hutson	4,847	53,832	58,679	*
Martin Rosenberg	6,005	50,360	56,365	*
Mark Corrigan	5,498	44,832	50,330	*
Alison Lawton	2,714	26,972	29,686	*
Jane Henney	2,641	25,624	28,265	*
Thomas DesRosier	342	22,017	22,359	*
Kenneth Martin	0	3,671	3,671	*
All directors and Executive Officers as a group (18 persons)	335,951	2,624,977	2,960,928	3.8%

*
Less than 1% of the issued and outstanding shares of our common stock.

(1)
Represents shares of common stock underlying outstanding stock options that are currently exercisable or exercisable within 60 days of April 8, 2014 and restricted stock units, or RSUs, that will lapse within 60 days of April 8, 2014.

(2)
On April 8, 2014, we had 75,298,978 shares of common stock outstanding. In computing percentage ownership of a person, shares of common stock underlying stock options that are currently exercisable or which will become exercisable within 60 days of April 8, 2014 and RSUs that will lapse within 60 days of April 8, 2014 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

 EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        This Compensation Discussion & Analysis, or CD&A, describes the company's executive compensation program, philosophy and objectives as they relate to our 2013 NEOs. Our NEOs for 2013 were the following:

Name	Position
Michael Bonney	Chief Executive Officer, or CEO
David McGirr	Senior Advisor to the CEO(1)
Michael Tomsicek	Senior Vice President, or SVP, and Chief Financial Officer, or CFO(2)
Robert Perez	President and Chief Operating Officer, or COO
Thomas DesRosier	Executive Vice President, or EVP, Chief Legal and Administrative Officer and Secretary(3)
Steven Gilman	EVP, Research & Development and Chief Scientific Officer, or CSO

(1)
Mr. McGirr resigned as CFO and transitioned to the position of Senior Advisor to the CEO in March 2013.

(2)
Mr. Tomsicek was promoted from SVP and Deputy CFO to SVP and CFO in March 2013.

(3)
Mr. DesRosier was hired in March 2013 as SVP, Chief Legal Officer and Secretary and promoted in February 2014 to EVP, Chief Legal and Administrative Officer and Secretary.

CEO Compensation and Company Performance

        The total compensation of Mr. Bonney, our CEO, increased by 14% in 2013 over 2012. We believe that our 2013 CEO compensation correlates to the company's very strong performance in 2012 and 2013, which is reflected in the following:

  •
  Our total net revenues were $1.1 billion in 2013, $926 million in 2012, and $754 million in 2011, an average annual increase of 18% since 2011.

  •
  Our strong total stockholder return, or TSR, as reflected in our stock price increasing from $39.62 to $68.87, an increase of 74% from December 31, 2011 to December 31, 2013.

  •
  Our successful acquisitions in 2013 of Optimer Pharmaceuticals, Inc., or Optimer, and Trius Therapeutics Inc., or Trius, which provided us with an existing marketed product and a late-stage product candidate and represent substantial progress toward our Building Blocks of Growth—our five-year strategic goals that we announced in 2012 related to our 2017 expectations for our annual revenues, annual adjusted operating income and development activities.

  •
  Our completion of enrollment and achieving positive results in 2013 in our ceftolozane/tazobactam pivotal Phase 3 clinical trials in both complicated urinary tract infections and complicated intra-abdominal infections.

  •
  Our execution of an $800 million debt financing that provides us with a capital structure to support our Building Blocks of Growth strategic goals.

  •
  Our submission and U.S. Food and Drug Administration, or FDA, acceptance of our New Drug Application, or NDA, for our investigational antibiotic tedizolid phosphate.

  •
  Numerous other accomplishments in 2013, including the substantial progress we made in our efforts to integrate Optimer and Trius and expand our international operations, and receiving an expanded label from the FDA for ENTEREG.

 Pay for Performance

        Aligning NEO compensation with high levels of company performance is at the core of our compensation philosophy. Compensation paid to our CEO is one example of how we adhere to this philosophy. Mr. Bonney's compensation is competitive when compared to the CEOs in our 2013 peer group established by our Compensation Committee, particularly when taking into account our TSR relative to our peer group. More information about our 2013 peer group is provided below under the heading "Information Used to Make Compensation Determinations—Compensation Peer Group and Survey Data."

        The following chart shows how Mr. Bonney's total compensation, as reported below in the Summary Compensation Table of this Proxy Statement, and our TSR ranked among the 15 companies in our peer group for 2013 and over the three-year period from 2011-2013. For these one- and three-year periods, our TSR was ranked higher among the 2013 peer group companies than Mr. Bonney's total compensation.

Rank Among Peers

        Mr. Bonney's total compensation also aligns favorably with our TSR over the past five fiscal years, as represented in the table below, which compares Mr. Bonney's total compensation, as reported in the Summary Compensation Table, to our indexed TSR over the past five fiscal years. Indexed TSR was calculated based on an assumed $100 investment in our common stock on December 31, 2008 and then adjusted for each year based on the return that would have been made on that investment as of December 31 of each year.

*
Rounded to the nearest thousand dollars

 Say-on-Pay Feedback from Stockholders

        We pay careful attention to any feedback we receive from our stockholders about our executive compensation program, which includes the 94% support we received from our stockholders on the advisory say-on-pay vote at our 2013 Annual Meeting of Stockholders, or the 2013 Annual Meeting. While our Compensation Committee did not find the need to change any of our compensation programs based on the support we received, it did and will continue to consider carefully our stockholders' feedback on our executive compensation programs and practices. We hold an annual advisory vote of our stockholders on our executive compensation program.

Corporate Governance

        Our pay practices emphasize good governance and market practice. To this end:

  •
  Pay for Performance:  A significant percentage of our NEO compensation is at-risk and may not be realized if corporate and individual goals are not achieved. We do not provide our NEOs with guaranteed annual salary increases or guaranteed bonuses.

  •
  Perquisites:  We generally do not provide any perquisites to our NEOs that are not also offered to all employees of the company.

  •
  Risk Assessment:  We conduct an annual risk assessment of our compensation programs and believe that our programs are structured in a manner to motivate strong performance with appropriate risk taking while discouraging excessive risk taking. The details of this risk assessment can be found below in a separate section of this Proxy Statement entitled "Corporate Governance."

  •
  Performance-Based Long-Term Incentive Awards:  For 2013, approximately 50% of the value of our CEO's annual equity awards and 25% of the value of our NEOs other than Mr. Bonney, or Other NEOs, annual equity awards were delivered in the form of performance-based restricted stock unit, or PRSU, awards that vest based on achievement of pre-specified development and financial performance targets and upon completion of a requisite three-year service period that runs from February 2013 until February 2016.

  •
  Stock Ownership Guidelines:  We have stock ownership guidelines that require our CEO to own stock valued at five times his base salary, EVPs to own stock valued at three times each of their base salaries, and our other Executive Officers to own stock valued at one and one half times each of their base salaries. The guidelines are designed to align the interests of our NEOs with those of our stockholders by ensuring that our NEOs have a meaningful financial stake in the company. As of January 1, 2014, all of our NEOs who are required to be in compliance based on their years of employment with the company were in compliance with our stock ownership guidelines. A more detailed description of our stock ownership guidelines is described below under the heading "Stock Ownership."

  •
  Clawback/Recoupment Policy:  We have a recoupment policy that covers our CEO and CFO. The policy provides that the independent directors of our Board may take any action they deem necessary or appropriate to remedy fraud, gross negligence or intentional misconduct by our CEO or CFO, including seeking reimbursement of bonus or incentive compensation payments or the cancellation of equity awards. A more detailed description of our recoupment policy is described below under the heading "Recoupment Policy."

  •
  No Hedging or Pledging:  We do not allow any of our employees, including our NEOs, to enter into any hedging-type transactions in our stock or to pledge our stock.

  •
  Independent Compensation Consultant:  Our Compensation Committee engages an independent consultant to advise it on topics related to Board and executive compensation.

  •
  Retention Letters/Double Trigger:  We have retention letters with all of our NEOs, other than Mr. McGirr, and a transition agreement with Mr. McGirr, providing each of our NEOs with severance payments in connection with their departure from the company in certain circumstances. In the case of a change-in-control of our company, severance is only paid in the event of a related involuntary termination, which is a "double trigger" arrangement.

  •
  No Gross-Ups:  We do not provide parachute payment tax gross-ups or any other tax gross-ups to our NEOs.

Compensation Philosophy and Objectives

        Our compensation programs are designed to align compensation paid to our NEOs with company and individual performance and our stockholder's interests in long-term returns. We provide cash compensation, in the form of salary and annual cash bonuses, to our NEOs based on performance in prior periods. We reserve a majority of NEO pay as long-term equity-based incentives, which reward our NEOs for their contribution to successful company performance over time, as reflected in our stock price.

        All three of our compensation elements (base salary, annual cash bonus and long-term incentives, or LTIs) support our main compensation objectives, which include aligning pay with performance, providing competitive compensation that differentiates and rewards overall contribution, attracting and retaining high-quality executive officers and motivating high performance. Our annual cash bonuses and long-term compensation that is tied to our stock price performance promote the additional key objectives of furthering our short- and long-term strategic goals, promoting the creation and protection of long-term stockholder value and aligning our executives with our stockholders' interests in long-term results.

        We set our NEOs' pay to be competitive as compared to the median pay of comparable executive officers based on data from our 2013 peer group and additional data from a broad survey of similarly sized life science companies. The details and selection of our 2013 peer group and the marketplace survey data used by our Compensation Committee are described in more detail below under the heading "Compensation Peer Group and Survey Data."

Compensation Mix

        We weight a significant portion of our NEOs' total compensation in LTIs. This weighting aligns our executives' compensation with long-term stockholder return, as well as the long-term development and business cycle in the biopharmaceutical industry.

        For 2013, the total compensation of our NEOs, other than Mr. McGirr, was distributed among the three main elements of our compensation, as follows:

CEO	Average of Other NEOs

        For 2013, Mr. Bonney's compensation and the average compensation of our Other NEOs, other than Mr. McGirr, broken down into these three elements, compared to our peer group, were as follows:

*
Rounded to the nearest thousand dollars; excludes "All Other Compensation" as set forth on the Summary Compensation Table of this Proxy Statement.

Compensation Determinations and Use of Compensation Consultant

        In 2013, the independent members of the Board, based upon the determination of the Compensation Committee, approved the compensation with respect to Mr. Bonney. In February 2014, we amended the charter of the Compensation Committee to clarify the authority of the Compensation Committee to approve Mr. Bonney's compensation for subsequent ratification by the independent members of the Board. The Compensation Committee also makes all of the compensation determinations with respect to our Other NEOs. In making its determinations relating to the Other NEOs, the Compensation Committee takes into account the recommendations of Mr. Bonney.

        Pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities, and we have provided appropriate funding to the Committee to do so. The Compensation Committee has exercised this authority to engage PM&P as its independent compensation consultant. PM&P serves as an advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P reports directly to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide us with any services other than the services provided at the request of the Compensation Committee.

        The Compensation Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with PM&P in 2013 and determined that PM&P's work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and by the SEC and the NASDAQ Global Market, or Nasdaq. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

 Information Used to Make Compensation Determinations

Compensation Peer Group and Survey Data

        In September 2012, the Compensation Committee, after considering the recommendation of PM&P, approved our 2013 peer group based on the pre-defined selection criteria set forth below:

  •
  industry and product similarity;

  •
  annual revenues of between $270 million and $2.4 billion, which is approximately one-third to three times what our revenues were for the prior four quarters of data available at the time the analysis was conducted on March 31, 2012; and

  •
  market capitalization of between $900 million and $8.2 billion, which is approximately one-third to three times what our market capitalization was on March 31, 2012.

        The median revenues and market capitalization for our 2013 peer group was $565 million and $2.5 billion, respectively. Our revenues and market capitalization for the same period were $803 million and $2.7 billion, representing the 80th and 53rd percentiles, respectively.

        In selecting this peer group, the Compensation Committee also sought to have a group that included enough companies so that the data would not be skewed if there were one or two outliers on any of the items for which the peer group was used. The 2013 peer group size remained at 15 companies, as we removed one company and added another. The compensation paid by peer group companies to their respective executive officers did not factor into the Compensation Committee's determination of the 2013 peer group.

        The peer groups that were approved by the Compensation Committee for each of 2012 and 2013 and the explanations of any changes are detailed in the following table:

2012 Peer Companies	2013 Peer Companies	Reason for Change
Alexion Pharmaceuticals, Inc.	Alexion Pharmaceuticals, Inc.
Alkermes, Inc.	Alkermes, plc(1)	Corporate name change
Amylin Pharmaceuticals, Inc.	Amylin Pharmaceuticals, Inc.(2)
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
BioMarin Pharmaceutical, Inc.	BioMarin Pharmaceutical, Inc.
Endo Pharmaceuticals, Inc.	Endo Health Solutions, Inc.	Corporate name change
Impax Laboratories Inc.	Impax Laboratories Inc.
Medicis Pharmaceuticals Company	Medicis Pharmaceuticals Company(2)
Onyx Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.(2)
PDL BioPharma, Inc.	—	No longer met selection criteria
Regeneron Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.
Salix Pharmaceuticals, Ltd.	Salix Pharmaceuticals, Ltd.
The Medicines Company	The Medicines Company
United Therapeutics Corporation	United Therapeutics Corporation
—	Vertex Pharmaceuticals	Additional company that met criteria
ViroPharma, Incorporated	ViroPharma, Incorporated(2)

(1)
Alkermes, Inc. became Alkermes, plc as a result of a merger between Alkermes, Inc. and Elan Drug Technologies in September 2011.

(2)
Although Amylin Pharmaceuticals, Inc. was acquired in August 2012, Medicis Pharmaceuticals Company was acquired in December 2012, Onyx Pharmaceuticals, Inc. was acquired in September 2013 and ViroPharma, Incorporated was acquired in January 2014, they all remained part of our peer group for 2013 because they met our peer group criteria and we had 2012 proxy statement data for all of these companies at the time that we compiled data for our 2013 peer group.

        The Compensation Committee utilized the 2013 peer group to provide context for its compensation decision-making for 2013. After the peer group companies were selected, PM&P prepared and presented a report to the Compensation Committee comparing the compensation of our NEOs to the compensation of executive officers at the peer group companies with similar jobs as our NEOs utilizing publicly available data from the peer companies, and to the compensation of other executive officers utilizing broad survey data from the Radford Global Life Sciences Survey, or Radford Survey. The Radford Survey data presented reflected approximately 80 similarly sized life science companies with over 500 full-time employees. Data from the Radford Survey and the 2013 peer companies was combined to develop a market composite based on an average of the Radford Survey data and 2013 peer company data and we refer to the composite data as "marketplace" data. The Compensation Committee does not rely upon data from any individual company participating in the Radford Survey in making compensation decisions. Each element of our NEO's compensation was reviewed separately and each NEO's aggregate compensation was reviewed as part of this analysis and evaluation.

Compensation Targets

        In making our compensation decisions for our NEOs, we aim for the following targets:

  •
  Base Salaries.    We generally target the median of the marketplace. In certain circumstances, we offer starting base salaries higher than the median for positions that require more complex work, have critical value to the company, are in high demand in the marketplace or have fewer qualified candidates, or in situations where candidates enter the position with extraordinary relevant experience. Higher base salaries may also be paid over time to reflect superior individual performance. In certain circumstances, we offer starting base salaries below the median if the NEO is new to the position and/or is at the lower end of the experience range for the position.

  •
  Annual Cash Performance Awards.    We target potential annual cash performance awards that would allow total cash compensation for our NEOs to exceed the median of the marketplace, depending on company and, for our Other NEOs, individual NEO performance.

  •
  LTIs.    We generally target at or above the median of the marketplace. We target overall equity awards to account for a significant portion, typically more than 50%, of each NEO's total annual compensation. As further discussed in this CD&A, we believe this allocation provides the appropriate incentive to our NEOs to increase stockholder value while encouraging retention and performance with the appropriate level of risk-taking.

Other Evaluation Criteria and Factors

        Aggregate individual NEO compensation can be above or below the compensation target due to a number of factors, including retention considerations, individual and corporate performance, relative value of the position within the company as compared to peer companies, length of experience in the role, and internal equity considerations.

        As part of making its decisions with respect to Mr. Bonney's compensation, the independent members of the Board and the Compensation Committee also utilized the following data and other information:

  •
  Quantitative evaluations of our performance against our annual corporate goals and objectives;

  •
  Qualitative input on Mr. Bonney's performance from all directors and many of our Executive Officers;

  •
  Our and Mr. Bonney's historical performance;

  •
  Retention considerations; and

  •
  Mr. Bonney's total cash compensation as compared to Mr. Perez, our second highest paid NEO based on total cash compensation, in order to determine whether Mr. Bonney's relative cash compensation is fair and reasonable in the context of internal equity.

        As part of making its compensation decisions with respect to Other NEOs, the Compensation Committee took into account:

  •
  Quantitative evaluations of our performance against annual corporate goals and each Other NEO's performance against individual goals;

  •
  Qualitative evaluations, conducted by Mr. Bonney of each Other NEO's contribution to our corporate goals and objectives, performance against individual goals and potential future contributions to our success;

  •
  Retention considerations; and

  •
  Mr. Bonney's recommendations.

Compensation Determinations

Overview of 2013 NEO Compensation

        Our NEO compensation is comprised of the following elements:

  •
  Base salary.    Decisions on 2013 NEO base salary levels were made early in 2013 and, other than for Mr. DesRosier, who was not an employee of the company in 2012, were based on our NEOs' performance in 2012. The base salary level for Mr. DesRosier was based on an arm's length negotiation and his substantial experience, skills and qualifications.

  •
  Annual cash performance awards.    Decisions on 2013 NEO annual cash performance awards were made after the end of 2013. Mr. Bonney's award was based entirely, and our Other NEOs' awards were based primarily, on the company's performance in 2013 against objectives approved by the Compensation Committee and the Board early in 2013. Our Other NEOs' awards were also based on achievement of individual performance as further described below under the heading "Annual cash performance award—Other NEOs."

  •
  LTIs.    Our NEO LTI awards are comprised of stock option and RSU awards and PRSU awards. Grant decisions on NEO LTI awards, other than for Mr. DesRosier, were made in early 2013 and were based on company and individual performance in 2012, expected future individual performance, and retention considerations. The LTI award granted to Mr. DesRosier was based on an arm's length negotiation and his substantial experience, skills and qualifications. Our CEO's and, other than Mr. DesRosier and Mr. McGirr, our Other NEO's compensation for 2013 included PRSUs. Approximately 50% of the total value of our CEO's 2013 equity grants and approximately 25% of the total value of such Other NEOs 2013 equity grants were comprised of PRSUs. LTIs align the interests of our NEOs with those of our stockholders and reward our NEOs for the long-term performance of the company because their value is tied to our stock price and they vest over time and in some cases, based on the achievement of company performance targets. Our stock option awards vest ratably on a quarterly basis over four years and our RSU awards vest ratably on an annual basis over four years. The PRSU awards will be earned if the company achieves certain pre-specified development and financial performance targets and upon completion of a requisite three-year service period that runs from February 2013 until February 2016. Regardless of when the company achieves performance targets, no PRSU awards will vest until the end of the three-year performance period and the Compensation Committee certifies achievement of the performance targets.

        Base Salary—CEO:    The Compensation Committee seeks to maintain Mr. Bonney's base salary approximately at the median of the marketplace, based on our 2013 peer group and broader survey market data, in order to emphasize pay for performance and to keep Mr. Bonney's base salary reasonable and consistent with CEOs in our 2013 peer group and Mr. Perez, our second highest paid NEO. Mr. Bonney's 2013 base salary was set at $750,000, which represented a 7% increase from his 2012 base salary of $700,000. Mr. Bonney's 2013 base salary was at the 45th percentile as compared to the marketplace data used by the Compensation Committee and his 2012 base salary was at the 35th percentile as compared to such data. In recommending this salary to the Board, the Compensation Committee also considered that Mr. Bonney performed at a very high level in 2012, as evidenced by our strong 2012 performance (89% achievement against corporate goals), the overall strength of his leadership, his past and potential future contributions to the company, and the marketplace data described above. The Compensation Committee sought to align Mr. Bonney's 2013 base salary more closely with the marketplace median. Although Mr. Bonney's 2013 base salary was still below the marketplace median, his total target cash compensation (base salary and target annual cash performance award) was approximately at the median of the marketplace.

        Base salary—Other NEOs:    The Compensation Committee set our Other NEOs' salaries based upon the marketplace data and evaluation criteria described above. The 2013 base salaries of these NEOs, other than Mr. McGirr, were, on average, at approximately the 45th percentile, as compared to the marketplace data used by the Compensation Committee.

        The following table details the increases from 2012 to 2013 in the annual base salary of each of our Other NEOs:

Other NEOs	2012 Base Salary($)	2013 Base Salary($)	Year Over Year % Change
David McGirr(1)	414,000	425,000	2.7%
Michael Tomsicek(2)	312,500	365,000	16.8%
Robert Perez(3)	600,000	600,000	0.0%
Thomas DesRosier(4)	—	475,000	N/A
Steven Gilman	460,000	475,000	3.3%

(1)
The annual base salary of Mr. McGirr was decreased to $212,500 in March 2013 when he resigned from the position of SVP and CFO and transitioned to the position of Senior Advisor to the CEO. The actual amount of base salary that Mr. McGirr was paid in 2013 was $265,625, which is a blend of his two salary levels.

(2)
The annual base salary of Mr. Tomsicek was increased to $365,000 in March 2013 when he was promoted from SVP and Deputy CFO to the position of SVP and CFO. The actual amount of base salary that Mr. Tomsicek was paid in 2013 was $358,734, which is a blend of his two salary levels.

(3)
The annual base salary of Mr. Perez was increased to $600,000 when he was promoted from EVP and COO to the new position of President and COO in July 2012. The actual amount of base salary that Mr. Perez was paid in 2012 was $552,625, which is a blend of his two salary levels.

(4)
Mr. DesRosier was hired in March 2013 with a base salary of $475,000. The actual amount of base salary that Mr. DesRosier was paid in 2013 was $376,042. Because Mr. DesRosier was not employed by us in 2012, there is no calculation for his year over year base salary change.

        The Compensation Committee, based in part on Mr. Bonney's input, determined that these base salary increases were justified based on each individual's performance and the level of each NEO's base salary as compared to that of similar officers based on the marketplace data used by the Compensation Committee. Mr. Tomsicek's percentage increase in base salary from 2012 to 2013 is higher than the base salary increases for Mr. McGirr, Mr. Perez and Dr. Gilman as a result of Mr. Tomsicek's promotion to SVP and CFO in March 2013.

Annual cash performance awards

        Description of plans:    Our CEO and next three most highly compensated Other NEOs, other than our CFO, are subject to our Performance-Based Management Incentive Plan, or Management Incentive Plan. Our CFO is subject to our Short-Term Incentive Plan, or STIP. In 2013, both the Management Incentive Plan and the STIP conditioned the payment of any annual cash performance award on the company achieving at least 90% of our 2013 U.S. CUBICIN net revenue goal. In addition, the STIP required us to achieve at least 70% of our corporate goals for any annual performance awards to be paid. If the foregoing thresholds were achieved, which they were in 2013, the annual cash performance award pool under each of the Management Incentive Plan and the STIP was funded at the maximum 200% level. The actual 2013 annual cash performance awards for the NEOs were then determined based on a combination of the achievement of our 2013 corporate goals and each individual NEO's objectives for the year.

        Target awards for our NEOs are expressed as a percentage of base salary as follows:

NEO	2013 Target Percentage (as a percent of base salary)
Michael Bonney	100%
Robert Perez	75%
Michael Tomsicek	60%
Steven Gilman	60%
Thomas DesRosier	50%

        Pursuant to the terms of his transition letter agreement, the 2013 target percentage for Mr. McGirr, our prior CFO until March 2013, was 60% of the amount of salary he received from January 2013 through March 2013 and 50% of the salary he received from April 2013 through December 2013.

        The relative weighting of corporate and individual goals for our NEOs are expressed as percentages of the total target award percentage, with a higher percentage tied to corporate goals the more senior a position the individual holds at the company, as follows:

NEO	Portion of Award Tied to Corporate Results	Portion of Award Tied to Individual Results
Michael Bonney	100%	0%
Robert Perez	80%	20%
Michael Tomsicek	80%	20%
Steven Gilman	80%	20%
Thomas DesRosier	65%	35%
David McGirr	65%	35%

        Corporate goals/achievement against goals:    The independent members of the Board, based upon the determination of the Compensation Committee and after discussion with the Compensation Committee and Mr. Bonney, approved the company's 2013 corporate goals in early 2013. The corporate goals for 2013 were set at a reasonable level of difficulty that could be met if our NEOs and the company as a whole performed at the high level that we expect but were sufficiently challenging such that the likelihood of attaining these goals was not assured. Our historical level of achievement against corporate goals for the past five years is 112% in 2013, 89% in 2012, 135% in 2011, 92% in 2010, and 95% in 2009.

        For 2013, our corporate goals and our detailed achievement against such goals were as follows:

Corporate Goal		Weight	Achievement Against Goal	Credit Received
1. Manage the Business		35%	Underachieved	33.9%
A.	Total revenues of $1.053 billion, including:	20%	$1.054 billion	20%
	$933 million in U.S. CUBICIN net revenues		$908 million
B.	Achieve inventory targets for CUBICIN and ENTEREG and cost of goods sold levels	10%	Achieved	10%
C.	Non-GAAP adjusted net operating income* of $245 million	5%	$190 million	3.9%
2. Grow the Business		50%	Underachieved	46%
A.	Progress ceftolozane/tazobactam development by meeting clinical trial enrollment and NDA targets	20%	Underachieved	19.5%
B.	Progress surotomycin development by meeting clinical trial enrollment targets	7.5%	Achieved	7.5%
C.	Progress bevenopran development by meeting clinical trial enrollment targets	5%	Underachieved	3%
D.	Progress CUBICIN pediatric trials by meeting enrollment targets	5%	Underachieved	2.5%
E.	Discovery—File Investigational New Drug Application by 12/31/13	5%	Overachieved	6%
F.	License high-quality clinical stage compound	7.5%	Achieved	7.5%
3. Strategic Imperatives		15%	Underachieved	13%
A.	EU launch plan on track and budget by 12/31/13	5%	Achieved	5%
B.	Increase engagement survey interdepartmental communication scores by 10%	2.5%	Underachieved	0%
C.	Retain top performers	2.5%	Overachieved	3%
D.	Establish key leadership succession plans by 12/31/13	5%	Achieved	5%
SUBTOTAL				92.9%

4. Kicker—Achieve at least 80% of Corporate Goals and deliver a projected $50 million increase in non-GAAP adjusted net operating income through acquisitions and business development activities	1.2x achievement of the above	Achieved	1.2x
TOTAL ACHIEVEMENT			112%

*
To derive non-GAAP adjusted net operating income, the company excluded the impact of certain contingent consideration, amortization of acquired intangible assets, fair value step-up of acquired inventory, and acquisition-related expenses related to its completed acquisitions, including restructuring charges, from GAAP net operating income.

        Annual cash performance award—CEO:    Mr. Bonney's annual cash performance award is determined solely by reference to our achievement against our corporate goals, with discretion retained by the Compensation Committee to adjust Mr. Bonney's annual cash performance award down, based on other considerations. Mr. Bonney was awarded a 2013 annual cash performance award of 112% of his target award, resulting in a bonus payment of $840,000. This performance award was determined based on our achievement of 112% of our 2013 corporate goals. Mr. Bonney's 2013 actual annual cash performance award was at the 40th percentile as compared to the marketplace data used by our Compensation Committee. Taken together, the 2013 base salary and actual annual cash performance award paid to Mr. Bonney were at about the 35th percentile as compared to such marketplace data.

        Annual cash performance award—Other NEOs:    Our Other NEOs have individual goals, and a combination of their level of achievement against such goals and the company's level of achievement against the company goals determine their annual cash performance award. The individual goals for these Other NEOs are presented to the Compensation Committee for approval by Mr. Bonney and are designed to focus them on individual behaviors that support our overall performance and success. These goals generally consist of both objective and subjective goals that are relevant to each Other NEO's responsibilities. Each Other NEO's level of achievement against his individual goals was initially evaluated by Mr. Bonney. Mr. Bonney then recommended a final level of achievement against individual goals of each Other NEO to the Compensation Committee, which then can approve or adjust the proposed levels of achievement up or down. The 2013 annual cash performance awards for our Other NEOs were calculated based on individual Other NEO performance against 2013 individual goals and company performance against 2013 company goals using the relative weighting set forth above. Details of the amounts of the 2013 annual cash performance awards for our Other NEOs can be found in the Summary Compensation Table in this Proxy Statement. On average, our Other NEOs' 2013 actual annual cash performance awards were at approximately the 60th percentile as compared to the marketplace data used by our Compensation Committee. Taken together, the 2013 base salary and actual annual cash performance awards paid to these NEOs were at approximately the 55th percentile as compared to such marketplace data.

        The following is a summary of the 2013 individual goals of our Other NEOs and their aggregate performance against these goals, as approved by the Compensation Committee:

Other NEO	Summary of 2013 Individual Goals		Weight	Achievement
David McGirr	1.	Ensure successful transition to new CFO	50%	Achieved
	2.	Support CEO, CFO and other senior executives, including on various financial and investor relations matters	50%	Achieved
	Total Achievement			100%

Michael Tomsicek	1.	Build out strategic sourcing organization and achieve $20 million in savings	25%	Partially Achieved
	2.	Provide finance infrastructure to support international expansion plan	25%	Achieved
	3.	Further integrate investor relations and public affairs functions	15%	Achieved
	4.	Appropriately streamline financial reporting processes	15%	Over Achieved
	5.	Improve accuracy of internal business operating forecast	10%	Achieved
	6.	Appropriately allocate responsibility for finance operational and strategic functions	10%	Achieved
	Total Achievement			105%

Robert Perez	1.	Total revenues of $1.053 billion	30%	Achieved
	2.	Achieve inventory targets for CUBICIN and ENTEREG by 12/31/13 and on time clinical supplies	20%	Over Achieved
	3.	Improve accuracy of internal business operating forecast	10%	Achieved
	4.	Develop EU launch plan for ceftolozane/tazobactam that is on plan and budget by 12/13/13	20%	Over Achieved
	5.	Complete two business development deals consistent with the company's Building Blocks of Growth goals, one of which must either provide an accretive product in 2014 or increase potential profitability of the ceftolozane/tazobactam planned EU launch	20%	Over Achieved
	Total Achievement			150%

Thomas DesRosier	1.	Increased support of international expansion	25%	Over Achieved
	2.	Support business development activities	30%	Over Achieved
	3.	Advise senior management committees on appropriate levels of business risk	15%	Over Achieved
	4.	Manage all litigation and non-FDA government investigations	15%	Achieved
	5.	Recommend to CEO and Board of Directors improvements to Board operations and governance	15%	Achieved
	Total Achievement			120%

Other NEO	Summary of 2013 Individual Goals		Weight	Achievement
Steven Gilman	1.	Progress ceftolozane/tazobactam development by meeting clinical trial enrollment and NDA targets	35%	Over Achieved
	2.	Progress surotomycin, bevenopran and CUBICIN clinical trials, based on achieving goals B, C and D of the company's "Grow the Business" corporate goal, and receive FDA approval for ENTEREG Supplemental NDA	20%	Over Achieved
	3.	Support Building Blocks of Growth strategic goals through effective Research and Development perspective on business development opportunities	10%	Achieved
	4.	Hire Chief Medical Officer by 09/30/13	10%	Achieved
	5.	File Investigational New Drug/Clinical Trial Application	10%	Over Achieved
	6.	R&D leadership development	15%	Achieved
	Total Achievement			110%

Long-term incentive awards

        Our LTI program is a broad-based employee retention program that is intended to attract, retain, and motivate our NEOs and align their long-term interests with those of our stockholders. We use stock options and PRSUs to reward long-term value creation and RSUs as a retention tool and as a way to enable our executives to accumulate stock ownership in the company. We believe that stock options align the incentives of our executives with the interests of our stockholders and our long-term performance by directly tying a large portion of the value that may be realized from our equity compensation to an increase in our stock price. In a volatile stock market, RSUs and PRSUs continue to provide value when stock options may not, which our Compensation Committee and Board believe is useful in retaining talented executives in uncertain economic times. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive biopharmaceutical industry.

        For 2013, the mix of equity awards granted to our NEOs, other than Mr. McGirr and Mr. DesRosier, were targeted such that approximately 50% of the value came from stock options (based on Black-Scholes value calculations) and approximately 50% from RSUs and/or PRSUs (based on grant date fair values). We believe this mix of stock options, RSUs and PRSUs provided an appropriate balance of incentive and retention for our NEOs in light of our company's stage of growth. The Compensation Committee, with the assistance of PM&P, reviews this mix each year to ensure that appropriate balance is given to our retention and incentive objectives and that we remain aligned with the practices of our peer group. Starting in 2013, the independent members of our Board, following the determination of the Compensation Committee, awarded our CEO equity grants divided approximately equally in value between stock options and PRSUs and the Compensation Committee awarded our Other NEOs, other than Mr. McGirr and Mr. DesRosier, equity grants approximately as follows: 50% stock options, 25% RSUs with time-based vesting and 25% PRSUs with time- and performance-based vesting.

        In 2012 and 2013, the Compensation Committee and the independent members of the Board authorized grants of stock options, RSUs and PRSUs (for 2013 only) to our NEOs, as follows:

	2012 Awards			2013 Awards
NEO	Stock Options (#)	RSUs (#)	Total Grant Value* ($)	Stock Options (#)	RSUs (#)	PRSUs (#)	Total Grant Value* ($)	Year Over Year TGV % Change
Michael Bonney	200,000	38,000	4,466,000	184,044	—	60,096	5,000,000	12%
David McGirr(1)	37,500	6,000	798,000	—	4,807	—	200,000	-75%
Michael Tomsicek(2)	25,000	8,333	719,000	35,637	8,450	3,004	1,000,000	39%
Robert Perez(3)	125,000	28,500	3,025,000	62,575	10,216	10,216	1,700,000	-44%
Thomas DesRosier(4)	N/A	N/A	N/A	70,207	9,509	—	1,455,000	N/A
Steven Gilman(5)	75,000	15,000	1,722,000	47,851	7,812	7,812	1,300,000	-25%

*
Rounded to the nearest thousand dollars; amounts based on grant date fair values.

(1)
In March 2013, Mr. McGirr resigned from the position of SVP and CFO and transitioned to the position of Senior Advisor to the CEO.

(2)
In February 2013, Mr. Tomsicek received an annual grant of 18,404 stock options, 3,004 RSUs and 3,004 PRSUs in his non-NEO role of SVP and Deputy CFO. In connection with his promotion to SVP and CFO in March 2013, Mr. Tomsicek received an additional grant of 17,233 stock options and 5,446 RSUs.

(3)
In February 2012, Mr. Perez received an annual grant of 100,000 stock options and 20,000 RSUs in his role as EVP and COO. In connection with his promotion to President and COO in July 2012, Mr. Perez received an additional grant of 25,000 stock options and 8,500 RSUs in August 2012. These special promotion grants increased the size of Mr. Perez's 2012 compensation relative to the regular annual grants made in 2013.

(4)
Mr. DesRosier was hired in March 2013 and, therefore, did not receive an LTI award from the company in 2012. In connection with his hiring, Mr. DesRosier received a grant of 70,207 stock options and 9,509 RSUs, which were negotiated at arm's length.

(5)
The value of Dr. Gilman's 2013 LTI award decreased compared to 2012 reflecting his particularly strong performance in 2011 and correspondingly high 2012 LTI award.

        In determining the size of the 2013 annual LTI awards to our NEOs in February 2013, the Compensation Committee and the independent members of the Board considered the equity compensation levels of comparable executives using the marketplace data compiled by PM&P, stockholder dilution, the company's performance, the NEO's individual responsibilities and performance relative to company annual and long-term objectives, the importance of his role to our company and expected future contributions to our performance. The Compensation Committee and the Board increased the value of the annual awards in 2013 relative to the prior year's award values, largely in consideration of the company and individual NEO achievements in 2012 and to align our NEOs total compensation at or above the median of the marketplace.

        With a grant date fair value of approximately $5 million, Mr. Bonney's 2013 LTI compensation approximated the 65th percentile compared to the marketplace data used by the Compensation Committee. The independent members of the Board determined this level to be appropriate given Mr. Bonney's significant contributions to the company during 2012, his expected future performance, the desire to retain his services into the future, and that a significant percentage of Mr. Bonney's total compensation is at-risk and may not be realized if certain pre-specified company performance goals are not achieved.

        On average, the grant date fair value of the 2013 LTI awards to our Other NEOs, other than Mr. McGirr, was approximately $1.4 million, putting their 2013 long-term incentive compensation at about the 65th percentile compared to the marketplace data used by the Compensation Committee. The Compensation Committee determined this level to be appropriate given the significant contributions of our Other NEOs during 2012, their respective expected future performance, the desire to retain their respective services into the future, and that a significant percentage of our Other NEOs total compensation is at-risk and may not be realized if certain pre-specified company and individual performance goals are not achieved.

  Overall Relative Compensation

        The following table shows how our NEOs' base salary, annual cash-performance awards, LTI awards, and total compensation in 2012 and 2013 compare to our peers, as demonstrated by the percentiles at which our NEOs rank in these categories based on the marketplace data used by the Compensation Committee.

	2012				2013
NEO	Base Salary	Annual Cash Performance Awards	Long-Term Incentive Awards	Total Compensation	Base Salary	Annual Cash Performance Awards	Long-Term Incentive Awards	Total Compensation
Michael Bonney	50th	40th	>75th	60th	45th	60th	65th	60th
David McGirr(1)	45th	35th	35th	40th	—	—	—	—
Michael Tomsicek(2)	—	—	—	—	<25th	45th	40th	35th
Robert Perez	<25th	<25th	35th	35th	25th	>75th	>75th	75th
Thomas DesRosier(2)	—	—	—	—	75th	60th	75th	70th
Steven Gilman	55th	35th	>75th	70th	55th	60th	60th	60th

(1)
Mr. McGirr resigned as our SVP and CFO in March 2013.

(2)
Mr. Tomsicek and Mr. DesRosier were not NEOs in 2013.

Retention Letters and Transition Agreement

        In August 2013, we entered into retention letters with all of our NEOs, other than Mr. McGirr, with a fixed term of three years and which provide for severance payments, consisting of 24 months of salary continuation for Mr. Bonney and 18 months of salary continuation for Mr. Tomsicek, Mr. Perez, Mr. DesRosier and Dr. Gilman, and other benefits if each NEO is terminated without cause or if the NEO is terminated without cause or resigns for good reason within 24 months after a change-in-control of the company. Termination benefits under the retention letters are not triggered solely by a change-in-control and are therefore considered "double trigger."

        When Mr. McGirr transitioned to Senior Advisor to the CEO in March 2013, he entered into a transition agreement with the company that superseded the terms of his then-existing retention letter. The transition agreement, which has a fixed term until June 1, 2014, provides for severance payments and other benefits if Mr. McGirr is terminated without cause or if he is terminated without cause following a change-in-control of the company.

        Among the other benefits included in the retention letters and transition agreement is that the equity incentives held by each NEO will fully vest in the event the NEO is entitled to severance payments in connection with a change-in-control of the company. The retention letters and transition agreement do not provide for any tax gross-up payments or other perquisites. The retention letters and transition agreement contain "best after-tax provisions," which provide for reduced payments and other benefits to our NEOs if the reduced amount would result in an NEO receiving a higher aggregate amount net of all applicable taxes. Full details of the terms of the retention letters and the transition agreement and the value of the payments to be received thereunder pursuant to various termination scenarios can be found in the section of this Proxy Statement entitled "Termination of Employment and Change-in-Control Agreements." We believe that the benefits of the retention letters and the transition agreement outweigh the potential costs in that they, among other things: assist us in attracting and retaining top executive talent by providing our executives with competitive severance arrangements; encourage frank discourse by our NEOs with Mr. Bonney and the Board, and between Mr. Bonney and the Board, by providing a financial safety net in order to limit the NEOs' fear of adverse consequences in response to their opinions; and better enable our NEOs to act in the best interest of our stockholders in a situation involving a potential change-in-control of the company. To ensure that these agreements remain reasonable and competitive, the Compensation Committee periodically reviews competitive data provided by PM&P, as well as potential costs to the company of the retention letters under various potential termination scenarios.

Perquisites and Personal Benefits

        Our NEOs are eligible to participate in the benefit programs that we provide to all employees at the same level as all other employees. We generally do not provide any perquisites to our NEOs that are not also offered to all employees of the company.

Stock Ownership

        Our Executive Officers, including our NEOs, are subject to the stock ownership guidelines described in the table below. The guidelines are designed to align the interests of our Executive Officers with those of our stockholders by ensuring that our Executive Officers have a meaningful financial stake in our success. The guidelines were first adopted in January 2006 and updated most recently in March 2014. The amount of stock required to be held to satisfy ownership requirements, which includes sixty percent of the value of vested in-the-money stock options, was established by the Board upon the recommendation of the Compensation Committee. In making its recommendation, the Compensation Committee reviewed market practices of our current peer group companies and determined the level of ownership that would best align the interests of our executives with those of our stockholders. The independent members of the Board are also subject to stock ownership guidelines, which can be found below in the section of this Proxy Statement entitled "Director Compensation."

Group/Name	Ownership Requirement (Market Value of Stock Held)	Deadline to Meet Requirement
Mr. Bonney	5 x Base Salary	By March 2020
EVPs	3 x Base Salary	By March 2020
Other Executive Officers	1.5 x Base Salary	By 6 years after becoming an Executive Officer

        The guidelines require that any Executive Officer who has not met the ownership requirement after the start of the period during which he or she is required to do so, may only sell vested in-the-money stock options and vested RSUs or PRSUs, provided that he or she retains shares of common stock with a market value at least equal to the net proceeds received as a result of such sale until such time as the Executive Officer meets the requirements of the guidelines. To the extent any Executive Officer is not in compliance with the guidelines as of January 1st of any year after which the Executive Officer is required to be in compliance, the Executive Officer will be required to once again be in compliance by January 1st of the immediately succeeding year.

        As of January 1, 2014, Mr. Bonney and our Other NEOs who are required to meet the ownership requirement by January 1, 2014 had achieved the ownership requirement.

 Anti-Hedging and Pledging Policy

        As part of our Policy on Insider Trading and Confidentiality, all of our employees, including our NEOs, as well as our directors and consultants, are prohibited from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

Recoupment Policy

        The Board has adopted a policy providing that, if the independent members of the Board determine, in their reasonable and sole discretion, that any fraud, gross negligence or intentional misconduct by our CEO or CFO caused or contributed to us having to restate all or a portion of our financial statements, then the independent directors may take any action they deem necessary or appropriate to remedy the misconduct and prevent its recurrence. The policy further provides that the independent directors, to the fullest extent permitted by law in cases they deem appropriate, will require reimbursement to us by our CEO or CFO of any bonus or incentive compensation awarded to him, effect the cancellation of outstanding equity awards to him and seek reimbursement of any gains realized by him on the exercise or sale of any equity-based awards if and to the extent that: (a) the amount of the bonus or equity compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) our CEO or CFO engaged in any fraud, gross negligence or intentional misconduct that caused or contributed to the need for the restatement, and (c) the amount of the bonus or equity compensation that would have been awarded to our CEO or CFO had the results been properly reported would have been lower than the amount actually awarded. When final regulations regarding recoupment are available under the Dodd-Frank Act, we will revisit this policy and revise as necessary in accordance with then-existing law.

Impact of Accounting and Tax

        The Compensation Committee has considered the impact of accounting and tax treatments on our use of equity incentives as a key retention tool. The Compensation Committee has determined that the current estimated costs of continuing to use equity incentives, including stock options, RSUs and PRSUs, relative to the benefits we believe these programs provide does not warrant any change to our current equity incentive framework.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or Internal Revenue Code, limits the tax deduction for compensation paid to NEOs (with the exception of CFOs) to $1,000,000. This deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by stockholders. While the Compensation Committee is mindful of the benefit to our performance of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible and approval of compensation, including the grant of stock options or other "performance-based compensation" to our executive officers, by the Compensation Committee is not a guarantee of deductibility under the Internal Revenue Code. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of the company and our stockholders. We have in the past, and may in the future, award compensation that is not fully deductible under the Internal Revenue Code when we view such compensation as consistent with our compensation policies and in the best interests of the company and our stockholders.

        Under our retention letters with our NEOs and transition agreement with Mr. McGirr, we do not compensate executives for any excise tax liability they may incur by reason of payments and benefits received pursuant to the letters. As a result, if an NEO is assessed any excise tax liability under Section 280G of the Internal Revenue Code as a result of payments and benefits received under a retention letter in connection with a change-in-control, that NEO is responsible for the payment of such excise tax.

Equity Granting Practices

        We have never had a program or policy in place to coordinate equity grants with the release of material, non-public information. Throughout the year, we issue stock option and RSU awards to our employees and, beginning in 2013, PRSU awards to our NEOs, in connection with hiring, promotion and our annual performance cycle. In addition, the Compensation Committee has authorized a pool of shares of our common stock from which Mr. Bonney may issue equity awards to certain employees, which does not include our Executive Officers, from time to time during the year in recognition of extraordinary results. All options are priced no lower than the closing market price of our common stock on the grant date. The Compensation Committee approves guidelines for equity awards issued in connection with hiring, promotion and our annual performance cycle. Mr. Bonney is required to further approve or delegate authority to approve all individual awards issued in accordance with the foregoing pools and guidelines. In 2013, the Compensation Committee approved all awards of stock options, RSUs and PRSUs to Executive Officers other than Mr. Bonney and all awards to non-Executive Officers that are made outside of pre-approved guidelines, and the independent members of the Board approved all awards of stock options, RSUs and PRSUs to Mr. Bonney. Effective as of February 2014, the Compensation Committee approves all awards of stock options, RSUs and PRSUs for all of our Executive Officers, including Mr. Bonney, and all awards to non-Executive Officers that are made outside of pre-approved guidelines, and the independent members of the Board ratify all awards of stock options, RSUs and PRSUs to Mr. Bonney.

Summary Compensation Table

        The following table provides information concerning the compensation of our NEOs for the years covered in the table.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Michael Bonney	2013	750,000	—	2,499,994	2,499,998	840,000	—	16,953	6,606,945
CEO	2012	700,000	—	1,590,300	2,875,340	623,000	—	12,887	5,801,527
	2011	600,000	—	1,113,440	2,197,563	810,000	—	12,429	4,733,432
David McGirr(6)	2013	265,625	—	199,971	—	155,208	—	16,396	637,200
Former SVP & CFO	2012	414,000	—	252,540	545,261	226,541	—	12,887	1,451,229
	2011	400,000	—	194,852	439,513	329,832	—	12,429	1,376,626
Michael Tomsicek(7)	2013	358,734	—	499,904	499,994	237,421	—	16,779	1,612,832
SVP & CFO	2012	—	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—	—
Robert Perez	2013	600,000	—	849,971	850,000	538,200	—	16,953	2,855,124
President & COO	2012	552,625	—	1,214,185	1,810,543	374,875	—	12,887	3,965,115
	2011	470,000	—	695,900	1,255,750	395,928	—	12,429	2,830,007
Thomas DesRosier(8)	2013	376,042	—	436,463	1,018,493	272,650	—	16,595	2,120,243
EVP, Chief Legal and	2012	—	—	—	—	—	—	—	—
Administrative Officer	2011	—	—	—	—	—	—	—	—
Steven Gilman	2013	475,000	—	649,958	649,994	318,060	—	16,946	2,109,958
EVP, R&D & CSO	2012	460,000	—	631,350	1,090,523	248,952	—	12,986	2,443,811
	2011	430,000	—	487,130	879,025	354,569	—	12,404	2,163,128

(1)
Represents the grant date fair value of each NEO's 2013 RSU and PRSU awards as of February 15, 2013 for Mr. Bonney, Mr. Tomsicek, Mr. McGirr, Mr. Perez and Dr. Gilman and as of April 15, 2013 for Mr. Tomsicek in connection with his promotion to CFO in March 2013 and Mr. DesRosier in connection with his hiring in March 2013. The grant date fair value of each share of common stock underlying the awards of RSUs and PRSUs in 2013 was: (i) $41.60, the closing price of our common stock on the grant date on February 15, 2013; and (ii) $45.90, the closing price of our common stock on April 15, 2013.

(2)
Represents the grant date fair value of each NEO's 2013 stock option award using the Black-Scholes option-pricing model in accordance with the Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. In determining the Black-Scholes value, we used the assumptions described in the notes to the consolidated audited financial statements in our Annual Report on Form 10-K for each of the covered fiscal years as of the grant date. Mr. DesRosier's stock options were awarded in April 2013, and an additional grant to Mr. Tomsicek in connection with his promotion to CFO was awarded in April 2013. All other stock options included in this column for 2013 were awarded in February 2013 during our annual performance cycle.

(3)
Reflects the cash bonus awards earned in the covered year under our STIP or Management Incentive Plan, as applicable, in effect for such year. Payments for awards earned in each covered year were made in the first quarter of the immediately succeeding year.

(4)
We do not have either a pension plan or a non-qualified deferred compensation plan for any of our U.S. employees. In 2012, we adopted a Swiss retirement plan, or Swiss Retirement Plan, that is similar to a non-qualified defined contribution plan and under which certain employees of our Swiss subsidiary, Cubist Pharmaceuticals GmbH, are eligible to participate. None of our 2013 NEOs were eligible to participate under the Swiss Retirement Plan.

(5)
All Other Compensation for 2013 for each NEO consists primarily of 401(k) matching contributions of approximately $15,200.

(6)
In March 2013, Mr. McGirr resigned as our CFO and became Senior Advisor to the CEO.

(7)
Mr. Tomsicek was promoted to CFO in March 2013 and was not an NEO in 2011 and 2012.

(8)
Mr. DesRosier was hired in March 2013 and was not an NEO in 2011 and 2012.

 Grants of Plan-Based Awards in 2013

        The following table provides information concerning grants of plan-based awards made to our NEOs during 2013.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards ($)(5) (l)
		Date of Board or Committee Action (b-1)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Michael Bonney
Annual Cash
Performance Award	—	—	600,000	750,000	1,500,000	—	—	—	—	—	—	—
Stock Option Award	2/15/2013	2/5/2013	—	—	—	—	—	—	—	184,044	41.60	2,499,998
PRSU Award	2/15/2013	2/5/2013	—	—	—	—	—	—	60,096	—	—	2,499,994
David McGirr
Annual Cash
Performance Award	—	—	114,750	143,438	286,876	—	—	—	—	—	—	—
RSU Award	2/15/2013	2/4/2013	—	—	—	—	—	—	4,807	—	—	199,971
Michael Tomsicek
Annual Cash
Performance Award	—	—	167,398	209,248	418,496	—	—	—	—	—	—	—
Stock Option Award	2/15/2013	2/4/2013	—	—	—	—	—	—	—	18,404	41.60	249,995
Stock Option Award	4/15/2013	2/26/2013	—	—	—	—	—	—	—	17,233	45.90	249,999
RSU Award	2/15/2013	2/4/2013	—	—	—	—	—	—	3,004	—	—	124,967
RSU Award	4/15/2013	2/26/2013	—	—	—	—	—	—	5,446	—	—	249,971
PRSU Award	2/15/2013	2/4/2013	—	—	—	—	—	—	3,004	—	—	124,966
Robert Perez
Annual Cash
Performance Award	—	—	360,000	450,000	900,000	—	—	—	—	—	—	—
Stock Option Award	2/15/2013	2/4/2013	—	—	—	—	—	—	—	62,575	41.60	850,000
RSU Award	2/15/2013	2/4/2013	—	—	—	—	—	—	10,216	—	—	424,985
PRSU Award	2/15/2013	2/4/2013	—	—	—	—	—	—	10,216	—	—	424,986
Thomas DesRosier
Annual Cash
Performance Award	—	—	190,000	237,500	475,000	—	—	—	—	—	—	—
Stock Option Award	4/15/2013	1/3/2103	—	—	—	—	—	—	—	70,207	45.90	1,018,493
RSU Award	4/15/2013	1/3/2103	—	—	—	—	—	—	9,509	—	—	436,463
Steven Gilman
Annual Cash
Performance Award	—	—	228,000	285,000	570,000	—	—	—	—	—	—	—
Stock Option Award	2/15/2013	2/4/2013	—	—	—	—	—	—	—	47,851	41.60	649,994
RSU Award	2/15/2013	2/4/2013	—	—	—	—	—	—	7,812	—	—	324,979
PRSU Award	2/15/2013	2/4/2013	—	—	—	—	—	—	7,812	—	—	324,979

(1)
The dollar amounts set forth in the threshold, target and maximum columns are calculated in accordance with the 2013 Management Incentive Plan or STIP, as applicable. The actual awards paid in February 2014 to the NEOs are set forth in the Summary Compensation Table of this Proxy Statement.

(2)
Represents an award of RSUs for all our NEOs and an award of PRSUs for Mr. Bonney, Mr. Tomsicek, Mr. Perez, and Dr. Gilman. All RSU awards, other than Mr. McGirr's, vest in equal annual installments over a four-year period and all PRSU awards vest at the end of a three-year performance period and are subject to the company's achievement of certain pre-specified performance targets. Mr. McGirr's RSU award, which was issued in connection with his transition from the position of CFO to Senior Advisor to the CEO, vests 100% at the end of one year.

(3)
All stock option awards have a four-year vesting schedule, vesting equally over 16 quarters, and have a 10-year term.

(4)
The exercise prices reflect the closing price of our common stock on the grant date.

(5)
The fair value of stock option awards represents the grant date fair value of the award using the Black-Scholes option-pricing model. The grant date fair value of stock options for Mr. Bonney, Mr. Tomsicek, Mr. Perez and Dr. Gilman, granted on February 15, 2013 was $13.58 per share and the grant date fair value of stock options for Mr. Tomsicek and Mr. DesRosier, granted on April 15, 2013 was $14.51 per share. The grant date fair value of each award of RSUs and PRSUs granted in February was $41.60 for Mr. Bonney, Mr. Tomsicek, Mr. McGirr, Mr. Perez and Dr. Gilman. The grant date fair value of each award of RSUs granted in April for Mr. Tomsicek and Mr. DesRosier was $45.90.

Outstanding Equity Awards at 2013 Fiscal Year End(1)

        The following tables provide information concerning outstanding equity awards held by each NEO as of December 31, 2013.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
								Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)
Michael Bonney	100,000	—	—	10.84	7/1/2014	—	—	—	—
	100,000	—	—	10.87	2/14/2015	—	—	—	—
	80,000	—	—	21.61	1/31/2016	—	—	—	—
	125,000	—	—	19.51	2/15/2017	—	—	—	—
	150,000	—	—	18.10	2/15/2018	—	—	—	—
	150,000	—	—	16.76	5/15/2019	—	—	—	—
	118,125	16,875	—	21.56	5/14/2020	—	—	—	—
	109,375	65,625	—	34.80	5/13/2021	—	—	—	—
	87,500	112,500	—	42.09	2/19/2022	—	—	—	—
	34,508	149,536	—	41.60	2/15/2023	—	—	—	—
	—	—	—	—	—	110,846	7,633,964	—	—
David McGirr	20,000	—	—	23.12	8/15/2017	—	—	—	—
	30,000	—	—	18.10	2/15/2018	—	—	—	—
	40,000	—	—	16.76	5/15/2019	—	—	—	—
	30,625	4,375	—	21.56	5/14/2020	—	—	—	—
	21,875	13,125	—	34.80	5/13/2021	—	—	—	—
	16,406	21,094	—	42.09	2/16/2022	—	—	—	—
	—	—	—	—	—	13,982	962,940	—	—
Michael Tomsicek	16,250	3,750	—	23.50	9/15/2020	—	—	—	—
	11,250	6,750	—	34.80	5/13/2021	—	—	—	—
	4,375	5,625	—	42.09	2/16/2022	—	—	—	—
	4,687	10,313	—	43.81	8/15/2022	—	—	—	—
	3,450	14,954	—	41.60	2/15/2023	—	—	—	—
	2,154	15,079	—	45.90	4/15/2023	—	—	—	—
	—	—	—	—	—	20,704	1,425,884	—	—

(1)
Under some circumstances, the vesting of equity awards may be accelerated in accordance with the terms of the NEO's retention letter, or in the case of Mr. McGirr, the transition agreement, and the terms of our Amended and Restated 2000 Equity Incentive Plan, or 2000 Plan, the 2010 Equity Incentive Plan, or 2010 Plan, and the 2012 Plan, which are the plans under which these awards were granted.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(3)
Represents awards of RSUs and PRSUs. All RSU awards vest in equal annual installments over a four-year period, with the exception of the RSU award granted to Mr. McGirr in February 2013, which vests 100% at the end of one year. All PRSU awards vest at the end of three years if certain pre-specified performance criteria are met.

(4)
Calculated using a per share price of $68.87, the closing price of our common stock on December 31, 2013.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
								Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)
Robert Perez	20,000	—	—	22.14	6/16/2016	—	—	—	—
	30,000	—	—	19.51	2/15/2017	—	—	—	—
	25,000	—	—	23.12	8/15/2017	—	—	—	—
	50,000	—	—	21.91	9/14/2017	—	—	—	—
	40,000	—	—	18.10	2/15/2018	—	—	—	—
	62,500	—	—	16.76	5/15/2019	—	—	—	—
	65,625	9,375	—	21.56	5/14/2020	—	—	—	—
	62,500	37,500	—	34.80	5/13/2021	—	—	—	—
	43,750	56,250	—	42.09	2/16/2022	—	—	—	—
	7,812	17,188	—	43.81	8/15/2022	—	—	—	—
	11,732	50,843	—	41.60	2/15/2023	—	—	—	—
	—	—	—	—	—	54,932	3,783,167	—	—
Thomas DesRosier	8,775	61,432	—	45.90	4/15/2023	9,509	654,885	—	—
Steven Gilman	25,000	—	—	18.69	3/14/2018	—	—	—	—
	16,125	—	—	16.76	5/15/2019	—	—	—	—
	52,500	7,500	—	21.56	5/14/2020	—	—	—	—
	37,500	12,500	—	25.23	10/15/2020	—	—	—	—
	43,750	26,250	—	34.80	5/13/2021	—	—	—	—
	32,812	42,188	—	42.09	2/16/2022	—	—	—	—
	8,972	38,879	—	41.60	2/15/2023	—	—	—	—
	—	—	—	—	—	36,374	2,505,077	—	—

(1)
Under some circumstances, the vesting of equity awards may be accelerated in accordance with the terms of the NEO's retention letter and the terms of the 2000 Plan, the 2010 Plan, and the 2012 Plan, which are the plans under which these awards were granted.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(3)
Represents awards of RSUs and PRSUs. All RSU awards vest in equal annual installments over a four-year period. All PRSU awards vest at the end of three years if certain pre-specified performance criteria are met.

(4)
Calculated using a per share price of $68.87, the closing price of our common stock on December 31, 2013.

Option Exercises and Stock Vested in 2013

        The following table provides information concerning the exercise of stock options and the vesting of RSUs held by each NEO in 2013.

	Option Awards		Stock Awards(1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(2) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(3) (e)
Michael Bonney	165,452	5,903,821	28,750	1,337,933
David McGirr	85,500	3,721,661	6,375	299,794
Michael Tomsicek	—	—	3,583	184,833
Robert Perez	70,000	3,068,012	18,375	886,902
Thomas DesRosier	—	—	—	—
Steven Gilman	30,125	935,104	12,250	569,983

(1)
Consists of awards of RSUs, which vest in equal annual installments over a four-year period.

(2)
Computed by multiplying the number of options that were exercised by the difference between the market prices of our common stock upon exercise and the exercise prices of the exercised stock options.

(3)
Computed by multiplying the number of shares that vested by the closing fair market value of our common stock on the date of vesting.

Termination of Employment and Change-in-Control Agreements

        Our retention letters with our NEOs provide certain protections to our NEOs in the event their employment is terminated as summarized in the following table.

Key Retention Letter Elements(1)	CEO	Other NEOs(2)
Retention Letter Term	Expires in August 2016, except in the case of a change-in-control prior to the expiration date in which case the term extends for two years following the change-in-control.	Expires in August 2016, except in the case of a change-in-control prior to the expiration date in which case the term becomes the later of: (a) three years from the date of the retention letter; and (b) two years following the change-in-control.
Severance

24 months of base salary, if terminated without cause at any time, payable over six months starting 60 days after termination.

24 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in-control, the CEO is terminated without cause or resigns for good reason.

18 months of base salary, if terminated without cause at any time, payable over six months starting 60 days after termination.

18 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in control, the NEO is terminated without cause or resigns for good reason.

Key Retention Letter Elements(1)	CEO	Other NEOs(2)
Benefit Continuation (medical and dental insurance only)

The reimbursement, on a monthly basis, for the company portion of medical and dental coverage for 24 months after the CEO becomes entitled to severance payments, as long as the CEO pays the full monthly premium for such coverage in each such month.

The reimbursement, on a monthly basis, for the company portion of medical and dental coverage for 18 months after he or she becomes entitled to severance payments, as long as the NEO pays the full monthly premium for such coverage in each such month.

Equity Vesting Acceleration	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the CEO is terminated without cause or resigns for good reason.	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the NEO is terminated without cause or resigns for good reason.

(1)
Additional details and definitions can be found in the actual retention letters. Mr. Bonney's retention letter and a form of the retention letter with our Other NEOs are on file with the SEC.

(2)
Mr. McGirr had a retention letter until March 2013 with the same terms as described in the table above, but when he transitioned to Senior Advisor to the CEO on March 4, 2013, he entered into a transition agreement with a fixed term expiring June 1, 2014. Pursuant to his transition agreement he is entitled to severance payments in the event of his termination in an amount equal to $637,500, less the amount of his reduced-time base salary received since March 31, 2013, payable over six months starting 60 days after his termination. Mr. McGirr is also entitled to severance in the event of the termination of his employment, other than for cause, following a change-in-control, in an amount equal to $637,500 plus the target annual bonus amount for the year in which the change-in-control occurs, payable in a lump sum payment 60 days after his termination. The company will continue to pay, on a monthly basis, an amount equal to the company portion of medical and dental coverage for Mr. McGirr for 18 months after he becomes entitled to severance payments, as long as Mr. McGirr pays the full monthly premiums for such coverage in each such month. Vesting of equity is accelerated if Mr. McGirr becomes entitled to severance payments in the event of the termination of his employment, other than for cause, following a change-in-control.

        Receipt of any severance and benefits is conditioned on the NEO signing and not revoking a release of claims within 50 days of his or her last date of employment with the company. In addition, NEOs will continue to be bound by the obligations set forth in our Employee Confidentiality Agreement. None of our NEOs are entitled to a gross-up associated with taxes, including but not limited to, any taxes owed on change-in-control payments or parachute payment taxes. The retention letters with our NEOs and the transition agreement with Mr. McGirr do contain "best after-tax provisions," which provide for reduced payments or other benefits to our NEOs if doing so would result in the NEO receiving a higher aggregate amount net of all applicable taxes.

        The remainder of this section summarizes quantitative disclosures for each NEO regarding estimated payments and other benefits that would have been received by the NEO or his or her estate if his or her employment terminated as of the last business day of the year, December 31, 2013, under the following circumstances:

  •
  Termination by us for cause.

  •
  Termination by us without cause not following a change-in-control.

  •
  Termination by us without cause or by the NEO for good reason following a change-in-control.

 Payments to Michael Bonney Assuming a December 31, 2013 Termination

					Equity
	Cash Severance
						Value of Accelerated Unvested Equity ($)(2)
	Base Salary		Performance Award		Value of Vested Equity ($)(1)		Benefits on Continuation ($)(3)
								401(k) Plan Balance ($)(4)	Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	49,585,530	N/A	34,887	940,174	50,560,591
Termination without cause not following a change-in-control	2.0	1,500,000	N/A	N/A	49,585,530	N/A	34,887	940,174	52,060,591
Termination without cause or resignation for good reason following a change-in-control	2.0	1,500,000	1.0	750,000(5)	49,585,530	17,759,089	34,887	940,174	70,569,680

(1)
The per share value for vested option awards is equal to the difference between the option exercise price and $68.87, our closing stock price on December 31, 2013. The per share value for vested RSU awards is based on our December 31, 2013 closing stock price of $68.87. See the Outstanding Equity Awards at 2013 Fiscal Year End table for the vesting status of Mr. Bonney's equity awards as of December 31, 2013.

(2)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2013. The amount shown in this column represents the difference between $68.87, our closing stock price on December 31, 2013, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $68.87, our closing stock price on December 31, 2013.

(3)
Mr. Bonney's benefits are continued for 24 months, subject to certain conditions. The cost of benefits includes the employer cost of health and dental insurance only. Mr. Bonney's monthly cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the potential expiration of COBRA benefits coverage as full group insurance rates may apply.

(4)
Represents the entire balance of Mr. Bonney's 401(k) account. We match 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(5)
The amount shown here is 100% of Mr. Bonney's annual target award opportunity for fiscal year 2013 because that amount is higher than Mr. Bonney's 2012 award.

Payments to David McGirr Assuming a December 31, 2013 Termination(1)

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(3)
	Base Salary				Value of Vested Equity ($)(2)			401(k) Plan Balance ($)(5)
							Benefits Continuation ($)(4)		Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	7,156,112	N/A	22,962	752,340	7,931,414
Termination without cause not following a change-in-control	N/A	478,125	N/A	N/A	7,156,112	N/A	22,962	752,340	8,409,539
Termination without cause or resignation with good reason following a change-in-control	N/A	637,500	1.0	143,438	7,156,112	2,182,053	22,962	752,340	10,894,405

(1)
The table above sets forth payments to Mr. McGirr pursuant to his transition agreement described above.

(2)
The per share value for vested option awards is equal to the difference between the option exercise price and $68.87, our closing stock price on December 31, 2013. The per share value for vested RSU awards is based on our December 31, 2013 closing stock price of $68.87. See the Outstanding Equity Awards at 2013 Fiscal Year End table for the vesting status of Mr. McGirr's equity awards as of December 31, 2013.

(3)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2013. The amount shown in this column represents the difference between $68.87, our closing stock price on December 31, 2013, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $68.87, our closing stock price on December 31, 2013.

(4)
Mr. McGirr's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(5)
Represents the entire balance of Mr. McGirr's 401(k) account. We match 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

 Payments to Michael Tomsicek Assuming a December 31, 2013 Termination

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(2)
	Base Salary				Value of Vested Equity ($)(1)			401(k) Plan Balance ($)(4)
							Benefits Continuation ($)(3)		Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	1,498,784	N/A	26,096	98,136	1,623,016
Termination without cause not following a change-in-control	1.5	538,101	N/A	N/A	1,498,784	N/A	26,096	98,136	2,161,117
Termination without cause or resignation with good reason following a change-in-control	1.5	538,101	1.0	209,248(5)	1,498,784	2,989,269	26,096	98,136	5,359,634

(1)
The per share value for vested option awards is equal to the difference between the option exercise price and $68.87, our closing stock price on December 31, 2013. The per share value for vested RSU awards is based on our December 31, 2013 closing stock price of $68.87. See the Outstanding Equity Awards at 2013 Fiscal Year End table for the vesting status of Mr. Tomsicek's equity awards as of December 31, 2013.

(2)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2013. The amount shown in this column represents the difference between $68.87, our closing stock price on December 31, 2013, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $68.87, our closing stock price on December 31, 2013.

(3)
Mr. Tomsicek's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. Tomsicek's 401(k) account. We match 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(5)
The amount shown here is 100% of Mr. Tomsicek's annual target award opportunity for fiscal year 2013 because that amount is higher than Mr. Tomsicek's 2012 award.

Payments to Robert Perez Assuming a December 31, 2013 Termination

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(2)
	Base Salary				Value of Vested Equity ($)(1)
							Benefits Continuation ($)(3)	401(k) Plan Balance ($)(4)	Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	18,116,557	N/A	26,096	578,519	18,721,172
Termination without cause not following a change-in-control	1.5	900,000	N/A	N/A	18,116,557	N/A	26,096	578,519	19,621,172
Termination without cause or resignation with good reason following a change-in-control	1.5	900,000	1.0	450,000(5)	18,116,557	8,828,106	26,096	578,519	28,899,278

(1)
The per share value for vested option awards is equal to the difference between the option exercise price and $68.87, our closing stock price on December 31, 2013. The per share value for vested RSU awards is based on our December 31, 2013 closing stock price of $68.87. See the Outstanding Equity Awards at 2013 Fiscal Year End table for the vesting status of Mr. Perez's equity awards as of December 31, 2013.

(2)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2013. The amount shown in this column represents the difference between $68.87, our closing stock price on December 31, 2013, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $68.87, our closing stock price on December 31, 2013.

(3)
Mr. Perez's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. Perez's 401(k) account. We match 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(5)
The amount shown here is 100% of Mr. Perez's annual target award opportunity for fiscal year 2013 because that amount is higher than Mr. Perez's 2012 award.

 Payments to Thomas DesRosier Assuming a December 31, 2013 Termination

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(2)
	Base Salary				Value of Vested Equity ($)(1)
							Benefits Continuation ($)(3)	401(k) Plan Balance ($)(4)	Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	201,562	N/A	0	30,958	232,520
Termination without cause not following a change-in-control	1.5	712,500	N/A	N/A	201,562	N/A	0	30,958	945,020
Termination without cause or resignation with good reason following a change-in-control	1.5	712,500	1.0	237,500(5)	201,562	2,065,978	0	30,958	3,248,498

(1)
The per share value for vested option awards is equal to the difference between the option exercise price and $68.87, our closing stock price on December 31, 2013. The per share value for vested RSU awards is based on our December 31, 2013 closing stock price of $68.87. See the Outstanding Equity Awards at 2013 Fiscal Year End table for the vesting status of Mr. DesRosier's equity awards as of December 31, 2013.

(2)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2013. The amount shown in this column represents the difference between $68.87, our closing stock price on December 31, 2013, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $68.87, our closing stock price on December 31, 2013.

(3)
Mr. DesRosier waived health and dental insurance from the company.

(4)
Represents the entire balance of Mr. DesRosier's 401(k) account. We match 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(5)
The amount shown here is 100% of Mr. DesRosier's annual target award opportunity for fiscal year 2013 because Mr. DesRosier was not employed by the company in 2012 and therefore did not receive an award in 2012.

 Payments to Steven Gilman Assuming a December 31, 2013 Termination

	Cash Severance				Equity
			Performance Award			Value of Accelerated Unvested Equity ($)(2)
	Base Salary				Value of Vested Equity ($)(1)
							Benefits Continuation ($)(3)	401(k) Plan Balance ($)(4)	Total ($)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination for cause	N/A	N/A	N/A	N/A	8,829,202	N/A	17,396	356,617	9,203,215
Termination without cause not following a change-in-control	1.5	712,500	N/A	N/A	8,829,202	N/A	17,396	356,617	9,915,715
Termination without cause or resignation with good reason following a change-in-control	1.5	712,500	1.0	285,000(5)	8,829,202	6,489,896	17,396	356,617	16,690,611

(1)
The per share value for vested option awards is equal to the difference between the option exercise price and $68.87, our closing stock price on December 31, 2013. The per share value for vested RSU awards is based on our December 31, 2013 closing stock price of $68.87. See the Outstanding Equity Awards at 2013 Fiscal Year End table for the vesting status of Dr. Gilman's equity awards as of December 31, 2013.

(2)
For the situation where unvested equity would be accelerated (termination without cause or resignation for good reason following a change-in-control), all unvested equity is assumed to have accelerated vesting as of December 31, 2013. The amount shown in this column represents the difference between $68.87, our closing stock price on December 31, 2013, and the exercise price for each tranche of options multiplied by the number of shares of common stock underlying options with accelerated vesting in each such tranche plus the value of each share of common stock underlying each unvested RSU award, which was valued using a stock price of $68.87, our closing stock price on December 31, 2013.

(3)
Dr. Gilman's benefits are continued for 18 months. The cost of benefits includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Dr. Gilman's 401(k) account. We match 100% of each U.S. employee's 401(k) contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock. All of our U.S. employees are eligible for this match, not just our NEOs.

(5)
The amount shown here is 100% of Dr. Gilman's annual target award opportunity for fiscal year 2013 because that amount is higher than Dr. Gilman's 2012 award.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee
Leon Moulder, Jr., Chair
Alison Lawton
Martin Soeters
Michael Wood

March 12, 2014

(1)
Notwithstanding anything to the contrary set forth in any of the company's previous filings under the Securities Act of 1933, as amended, or Securities Act, or under the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be incorporated by reference into any such filings, except that it shall be deemed furnished in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

 INFORMATION AS TO OUR BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
AND CORPORATE GOVERNANCE

Directors and Nominees for Director

        Names, Ages and Classes.    The names of our directors (including the nominees for election as Class III Directors at the 2014 Annual Meeting) are as follows:

Name	Age as of the Annual Meeting	Position(s) Held	Director Since	Term Expires	Class of Director
Kenneth Bate, M.B.A.	63	Non-Executive Chair	2003	2015	I
Nancy Hutson, Ph.D.	64	Director	2008	2015	I
Leon Moulder, Jr., M.B.A.(1)	56	Director	2010	2015	I
Martin Soeters	60	Director	2006	2015	I
Michael Bonney(1)	55	Director and CEO	2003	2016	II
Mark Corrigan, M.D.	56	Director	2008	2016	II
Alison Lawton	52	Director	2012	2016	II
Kenneth Martin	60	Director	2013	2016	II
Robert Perez, M.B.A.	49	Director and President and COO	2014	2016	II
Jane Henney, M.D.(1)	67	Director	2012	2014	III
Martin Rosenberg, Ph.D.(2)	68	Director	2005	2014	III
Matthew Singleton, M.B.A., CPA(2)	61	Director	2003	2014	III
Michael Wood, M.D.(2)	70	Director	2005	2014	III

(1)
Nominated for election as a Class III Director by the Board at the 2014 Annual Meeting. Mr. Moulder and Mr. Bonney have each submitted a conditional resignation as a Class I and Class II Director, respectively, effective as of immediately prior to the 2014 Annual Meeting.

(2)
In accordance with our Corporate Governance Guidelines regarding term limits, because each will have served on the Board for three full terms as of the 2014 Annual Meeting, each of Dr. Rosenberg, Mr. Singleton, and Dr. Wood has decided not to stand for re-election and submitted a conditional resignation from the Board, effective as of immediately prior to the 2014 Annual Meeting.

        Biographies and Qualifications.    The biographies of our directors and certain information regarding each director's experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of the company are as follows:

        Mr. Bate has served as one of our directors since June 2003 and became our non-executive Chair in March 2011 after serving as lead director since June 2006. Mr. Bate is currently an independent consultant. From May 2009 until January 2011, Mr. Bate was the President and Chief Executive Officer of Archemix Corp., a privately-held biotechnology company. From January 2007 to April 2009, Mr. Bate was President and Chief Executive Officer of NitroMed, Inc., or NitroMed, a public pharmaceutical company. From March 2006 until January 2007, Mr. Bate was Chief Operating Officer and Chief Financial Officer of NitroMed. From January 2005 to March 2006, Mr. Bate was employed at JSB Partners, a firm that provided banking and advisory services to biopharmaceutical companies, which he co-founded. From 2002 to January 2005, Mr. Bate was head of commercial operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., a public biopharmaceutical company. Mr. Bate is a director of two other public biopharmaceutical companies, AVEO Pharmaceuticals, Inc. and BioMarin Pharmaceuticals, Inc. Mr. Bate also serves on the Board of Directors of TransMedics, Inc., a privately-held medical device company and Catabasis Pharmaceuticals, Inc., a privately-held biotherapeutics company. During the last five years, Mr. Bate served as a director of

NitroMed and Coley Pharmaceutical Group, Inc., a biopharmaceutical company, which was a public company during the period of Mr. Bate's service. Mr. Bate has extensive operational, financial, commercial, transactional, and senior management experience in the biopharmaceutical industry, including prior experience as Chief Financial Officer of Biogen Inc., or Biogen, a public biopharmaceutical company, and significant experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry.

        Mr. Bonney has served as our CEO and as a member of our Board of Directors since June 2003. From 2003 to 2012, Mr. Bonney served as our President and CEO. From January 2002 to June 2003, he served as our President and COO. Mr. Bonney is a director of NPS Pharmaceuticals, Inc., a public pharmaceutical company. He is a trustee of the H&Q life sciences and healthcare funds, both publicly traded investment funds, and Chair of the Bates College Board of Trustees. Mr. Bonney is also a board member of the Pharmaceutical Research and Manufacturers of America, or PhRMA, a non-profit pharmaceutical trade organization, and is a former board member of the Biotechnology Industry Organization, or BIO, Health Section Governing Body, a non-profit biotechnology trade organization. In nominating Mr. Bonney for re-election as a director, the Board of Directors and Corporate Governance and Nominating Committee considered Mr. Bonney's extensive operational, commercial, and senior management experience in the biopharmaceutical industry, including experience at the company as well as his experience serving on the Board of Directors (and certain of their key standing committees) of other companies and trade organizations within our industry.

        Dr. Corrigan has served as one of our directors since June 2008. Since January 2010, Dr. Corrigan has served as President and Chief Executive Officer of Zalicus Inc. (formerly known as CombinatoRx, Incorporated), or Zalicus, a public biopharmaceutical company. He is also a member of the Board of Directors of Zalicus. From April 2003 to December 2009, Dr. Corrigan was Executive Vice President, Research and Development at Sepracor, Inc., a public pharmaceutical company. Dr. Corrigan has deep operational, scientific, clinical development and senior management experience in the pharmaceutical and biotechnology industries. He also has extensive experience in academic research, clinical development, and as a practicing physician.

        Dr. Henney has served as one of our directors since March 2012. Dr. Henney was a Professor of Medicine at the University of Cincinnati College of Medicine from January 2008 to January 2013. In addition to serving as a Professor of Medicine, Dr. Henney also served as Senior Vice President and Provost of the University of Cincinnati's Academic Health Center from 2003 to 2008. Dr. Henney served as the Senior Scholar at the Association of Academic Health Centers, or AAHC, from 2001 to 2003. Before joining the AAHC, Dr. Henney served as the Commissioner of Food and Drugs at the U.S. Food and Drug Administration, or FDA, from 1998 to 2001. From 1994 to 1998 she was Vice President for Health Sciences at the University of New Mexico. Dr. Henney worked at the FDA as Deputy Commissioner of Operations from 1992 to 1994. Before her time at the FDA, Dr. Henney served in a variety of senior leadership positions, including interim Dean of the College of Medicine at the University of Kansas School of Medicine. Prior to this position, Dr. Henney held a variety of positions at the National Cancer Institute, including Deputy Director from 1980 to 1985. Dr. Henney has served as a director of two public global healthcare companies, AmerisourceBergen Corporation, or AmerisourceBergen, since January 2002, and CIGNA Corporation since 2004. Dr. Henney served as a director of AstraZeneca PLC, or AstraZeneca, a public biopharmaceutical company, from September 2001 until April 2011. In nominating Dr. Henney for re-election as a director, the Board of Directors and Corporate Governance and Nominating Committee considered Dr. Henney's significant healthcare policy and regulatory expertise, deep operational and senior management experience, and substantial leadership experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences and healthcare industries.

        Dr. Hutson has served as one of our directors since June 2008. Dr. Hutson retired from Pfizer Inc., or Pfizer, a global biopharmaceutical company, in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer's pharmaceutical R&D site, known as Groton/New London Laboratories. Dr. Hutson is also a director at Endo Health Solutions, Inc., a public healthcare solutions company, and BioCryst Pharmaceuticals, Inc., a public biotechnology company. Dr. Hutson has extensive operational, scientific, clinical development and senior management experience, and substantial leadership experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry.

        Ms. Lawton has served as one of our directors since February 2012. From January 2013 to January 2014, Ms. Lawton served as Chief Operating Officer of OvaScience, Inc., a public life sciences company. From 1991 to 2013, Ms. Lawton worked at various positions of increasing responsibility at Genzyme Corporation, or Genzyme, and subsequently at Sanofi-Aventis, following its 2011 acquisition of Genzyme, each a global biopharmaceutical company. Ms. Lawton served as head of Genzyme Biosurgery, where she was responsible for Genzyme's global orthopedics, surgical and cell therapy and regenerative medicine businesses. Prior to that, Ms. Lawton oversaw Global Market Access at Genzyme, which included Regulatory Affairs, Global Health Outcomes and Strategic Pricing, Global Public Policy, and Global Product Safety & Risk Management. Before joining Genzyme, Ms. Lawton worked for seven years in the United Kingdom at Parke-Davis, a pharmaceutical company. Ms. Lawton serves on the Board of Directors of Verastem, Inc., a public biopharmaceutical company. Ms. Lawton has significant operational, international, regulatory and senior management experience within the pharmaceutical and biotechnology industries, as well as experience serving on a Board of Directors within the industry.

        Mr. Martin has served as one of our directors since September 2013. Mr. Martin served as Chief Financial Officer and Vice Chairman of Wyeth (formerly American Home Products), a public pharmaceutical company, from 2000 to 2007, before retiring in 2007. Mr. Martin joined American Home Products in 1984 as Assistant Director of Corporate Compliance and subsequently held the position of Senior Vice President of Finance for American Home Food Products. From 1989 to 1992, he served as Vice President and Comptroller of American Home Products Corporation. In 1992, he became Executive Vice President for American Home Food Products. Two years later, he was promoted to Executive Vice President of Whitehall-Robins Healthcare, a division of American Home Food Products, and in 1995, President of American Home Food Products. He was named President of Whitehall-Robins Healthcare in 1997 and Senior Vice President and Chief Financial Officer of Wyeth-Ayerst Pharmaceuticals in 1998. In 2000, he was appointed Senior Vice President and Chief Financial Officer of Wyeth and in 2002, he was named Executive Vice President and Chief Financial Officer. Since July 2007, Mr. Martin has served as a member of the Board of Directors of WABCO Holdings, Inc., a public company that is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. From 2007 until 2011, he served as a member of the Board of Directors of Talecris Biotherapeutics Holdings Corp, a public biopharmaceutical company. Mr. Martin has extensive operational and senior management experience in the pharmaceutical and biotechnology industries, as well as experience serving on Boards of Directors of public companies in the life sciences industry.

        Mr. Moulder has served as one of our directors since February 2010. Since June 2010, Mr. Moulder has served as Chief Executive Officer of TESARO, Inc., or TESARO, a public biopharmaceutical company. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman, President and Chief Executive Officer of Abraxis BioScience, Inc., or Abraxis, a public biotechnology company, and as President and Chief Executive Officer of Abraxis's wholly-owned operating subsidiary, Abraxis BioScience, LLC and the Abraxis Oncology division. Mr. Moulder also served as Vice Chairman of Eisai Corporation of North America, or Eisai, a pharmaceutical company and wholly-owned subsidiary of Eisai Co., Ltd., a public healthcare company, from January 2008 until January 2009, after Eisai acquired MGI PHARMA, Inc., a public biopharmaceutical company, where he had served as President and Chief Executive Officer, and a Director since May 2003. Mr. Moulder serves as Chairman of the Board of Directors of Trevena, Inc., a privately-held biotechnology company. Mr. Moulder also serves on the Board of Trustees of Temple University. In nominating Mr. Moulder for re-election as a director, the Board of Directors and Corporate Governance and Nominating Committee considered Mr. Moulder's significant operational and senior management experience in the pharmaceutical and biotechnology industries and his extensive experience serving on Boards of Directors (and certain of their key standing committees) of public and private companies in the life sciences industry.

        Mr. Perez has served as a member of our Board of Directors since March 2014. Mr. Perez has served as our President and COO since July 2012. From 2007 to 2012, Mr. Perez served as our EVP and COO. Prior to this, he was our SVP, Commercial Operations from 2004 to 2007. From August 2003 to July 2004, he served as our SVP, Sales and Marketing. Mr. Perez serves on the Board of Directors of AMAG Pharmaceuticals, Inc., a public pharmaceutical company. Mr. Perez is a member of the Board of Advisors of the Citizen Schools of Massachusetts, a non-profit organization focused on extending the learning day for children in underperforming public schools, a director of the Biomedical Science Careers Program, a non-profit organization focused on increasing the representation of underrepresented minorities in the biomedical and other science-related fields, and a member of the Board of Trustees of The Dana-Farber Cancer Institute, a non-profit organization focused on cancer and related diseases, and serves on the Board of Directors for the California Healthcare Institute, a non-profit organization focused on researching and advocating policy interests within California's biomedical community. Mr. Perez served on the Board of Directors of EPIX Pharmaceuticals, Inc., a public biopharmaceutical company, from 2006 to 2009. In March 2014, following the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors decided to appoint Mr. Perez as a director as part of its annual CEO succession planning review. Mr. Perez has extensive operational, commercial and senior management experience in the biopharmaceutical industry, including experience at the company as well as experience serving on Boards of Directors (and certain of their key standing committees) of public companies and non-profit organizations in our industry.

        Dr. Rosenberg has served as one of our directors since March 2005. Since 2003, Dr. Rosenberg has been the Chief Scientific Officer of Promega Corporation, or Promega, a privately-held company providing services to the life sciences industry. Dr. Rosenberg is a director of Promega and Scarab Genomics L.L.C., a privately-held biotechnology company. He also served for five years as a member of the Advisory Council for the National Institutes of Allergy & Infectious Diseases at the National Institutes of Health. Dr. Rosenberg has significant scientific and senior management experience in the industry, extensive government and scientific experience in multiple therapeutic areas, including infectious diseases, as well as experience serving on Boards of Directors (and certain of their key standing committees) of companies and on academic and industry advisory boards in the life sciences industry.

        Mr. Singleton has served as one of our directors since June 2003. In October 2011, Mr. Singleton retired from his position as Executive Vice President and Chief Financial Officer of CitationAir (formerly CitationShares LLC), a privately-held jet services company and wholly-owned subsidiary of Cessna Aircraft Company, which is owned by Textron Inc., a public industrial conglomerate. He had served in this position since 2000. During the last five years, Mr. Singleton has also served as a director of Salomon Reinvestment Company Inc., a privately-held investment services company. Mr. Singleton has extensive financial, accounting and transactional experience, including as Managing Director, Executive Vice President and Chief Administrative Officer of CIBC World Markets, an investment banking company, twenty years at Arthur Andersen & Co., a public accounting firm, including as Partner-In-Charge of the Metro New York Audit and Business Advisory Practice, and as a Practice Fellow at the Financial Accounting Standards Board, a private organization responsible for establishing financial accounting reporting standards.

        Mr. Soeters has served as one of our directors since September 2006. From 1980 until his retirement in 2013, Mr. Soeters worked at Novo Nordisk, a public global healthcare company located in Copenhagen, Denmark. From 2008 to 2013, Mr. Soeters served as President of Novo Nordisk Europe A/S. From 2000 to 2007, Mr. Soeters served as President, North America and Senior Vice President of Novo Nordisk, Inc. He has also been a member of the European Federation of Pharmaceuticals Industries and Associations (EFPIA) Heads of Europe, or EFPIA, a European pharmaceutical trade organization. Mr. Soeters has significant operational, commercial, international and senior management experience in the life sciences industry, as well as experience serving on Boards of Directors (and certain of their key standing committees) and trade organizations in the industry. Mr. Soeters currently serves as a board member of three Swiss subsidiaries of Novo Nordisk—Novo Nordisk Healthcare AG, Novo Nordisk Femcare AG, and Novo Nordisk Pharma AG.

        Dr. Wood has served as one of our directors since March 2005. Dr. Wood is currently an Orthopedic Surgeon and retired President-emeritus of the Mayo Foundation, a non-profit organization, and Professor of Orthopedic Surgery at the Mayo Clinic School of Medicine. He was previously Chief Executive Officer of the Mayo Foundation from 1999 until 2003. Dr. Wood is a director of Singapore Health Services, an integrated health system in Singapore, STERIS Corporation, a public medical device company, and Helix Medical LLC, a privately-held healthcare-related company. Dr. Wood has extensive experience as a practicing physician and serving in senior management in the customer/hospital segment of the health care industry, and significant experience serving on Boards of Directors (and certain of their key standing committees) of public and private companies in the life sciences industry.

Executive Officers

        The following sets forth certain information regarding the current Executive Officers of the company. Biographical information pertaining to Mr. Bonney and Mr. Perez, each of whom is a director and an Executive Officer of the company, may be found in the section entitled "Directors and Nominees for Director."

Name	Age as of the Annual Meeting	Position(s) Held
Michael Bonney	55	Director and CEO
Robert Perez, M.B.A.	49	Director and President and COO
Thomas DesRosier, J.D.	59	EVP, Chief Legal and Administrative Officer and Secretary
Steven Gilman, Ph.D.	61	EVP, Research & Development and CSO
Greg Stea	56	SVP, Commercial Operations
Michael Tomsicek, M.B.A.	48	SVP and CFO
Patrick Vink, M.D.	50	SVP and General Manager of International Business

        Mr. DesRosier has served as our EVP, Chief Legal and Administrative Officer and Secretary since February 2014. He joined the company in March 2013 as our SVP, Chief Legal Officer and Secretary. Prior to joining the company, he served as Senior Vice President, General Counsel North America of Sanofi, a global biopharmaceutical company, a position he assumed following the acquisition by Sanofi of Genzyme Corporation, a global biopharmaceutical company, in 2011. Prior to that, he served as Chief Legal Officer of Genzyme from 2008 to 2011 and Senior Vice President and General Counsel of Genzyme from 2002 to 2008. Mr. DesRosier joined Genzyme in 1999 as Senior Vice President and Chief Intellectual Property Counsel. Before he joined Genzyme, Mr. DesRosier was Assistant General Counsel for patents at American Home Products Corp., then a public pharmaceutical company. Mr. DesRosier also served as Vice President and Chief Patent Counsel for Genetics Institute Inc., then a public biotechnology company, and held several intellectual property positions at E.I. DuPont de Nemours and Company, a global science company.

        Dr. Gilman has served as our EVP, Research & Development and CSO since September 2010. Prior to this, he served as our SVP, Discovery & Nonclinical Development and CSO from February 2008 to September 2010. From April 2007 until February 2008, Dr. Gilman served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, Inc., or ActivBiotics, a privately-held biopharmaceutical company. From March 2004 to April 2007, he served as President, Chief Executive Officer, and a member of the Board of Directors of ActivBiotics. Dr. Gilman serves on the Boards of Directors of the Massachusetts Biotechnology Council and Inhibikase Therapeutics, Inc., a privately-held biotechnology company, and TransCelerate Biopharma, Inc., a nonprofit organization emphasizing increased quality in clinical studies and improved patient safety. In addition, Dr. Gilman serves on the Scientific Leadership and Advisory Council of PHRMA, on the Northeastern University Drug Discovery Advisory Board, and on the Pennsylvania State University Biotechnology Advisory Board.

        Mr. Stea has served as our SVP, Commercial Operations since February 2009. Prior to that, he served as our Vice President, Sales and Marketing from September 2007 to February 2009. Previously, Mr. Stea served as our Vice President, Sales from July 2005 to August 2007.

        Mr. Tomsicek has served as our SVP and CFO since March 2013. He served as our SVP and Deputy Chief Financial Officer from July 2012 to March 2013. From August 2010 to July 2012, Mr. Tomsicek was our Vice President, Corporate Finance and Treasurer. Before joining our company, Mr. Tomsicek served for eight years holding roles of increasing responsibility within the Healthcare unit of General Electric, or GE, a public global infrastructure and financial services company. His service at GE culminated in his role first as Chief Financial Officer of the Diagnostic Ultrasound business and finally Chief Financial Officer of the Global Ultrasound product group. Prior to that, Mr. Tomsicek was Manufacturing Finance Manager for the GE Healthcare Monitoring Systems business and was selected for and completed the GE Experienced Financial Leadership Program. Mr. Tomsicek also held various advancing roles in financial planning and channel management over seven years in the Automotive division of Motorola, then a public global telecommunications company. Following graduation from the University of Wisconsin with a Bachelor of Science degree in Industrial Engineering, Mr. Tomsicek began his career in manufacturing consulting for a Boston area start-up company after which he received his M.B.A., also from the University of Wisconsin.

        Dr. Vink has served as our SVP and General Manager of International Business since September 2012. Prior to that, Dr. Vink served as Senior Vice President, Global Head of Hospital Business and Global Head of Biologics for Mylan Inc., or Mylan, a public pharmaceuticals company, where he coordinated all hospital business of the company. He joined Mylan in 2008, and established the company's operations in Switzerland, which was the base of a number of global functions. Prior to joining Mylan, Dr. Vink held several leadership positions across the pharmaceutical industry, including Head of Business Franchise Biopharmaceuticals for Sandoz, a generic pharmaceuticals division of Novartis, a public global pharmaceutical company, Director, Central Europe and Vice President International Sales for Biogen, and Head of Worldwide Marketing, Cardiovascular and Thrombosis for Sanofi-Synthelabo, a global healthcare company.

 Director Compensation

Overview

        Mr. Bonney and Mr. Perez are each a director and an Executive Officer. Mr. Bonney and Mr. Perez receive no additional compensation for serving on the Board. No other director is an employee of the company.

        We compensate our non-employee directors with a combination of cash payments, in the form of annual retainers and Board committee meeting fees, and equity awards in the form of stock options and RSUs. These equity awards align director compensation with the equity compensation we provide to our NEOs. Stock options and RSUs represent a significant portion of director compensation, which aligns director compensation directly with our long-term performance. Stock options are granted to non-employee directors upon election or appointment, as the case may be, and on an annual basis. RSUs are granted on an annual basis. Our Board regularly reviews its performance and the performance of its committees.

        The Compensation Committee is responsible for reviewing the compensation of our non-employee directors and making recommendations to the Board about any changes to such compensation. Approximately every two years PM&P provides the Compensation Committee with a competitive assessment of compensation for our non-employee directors by comparing our director compensation programs and the amount of compensation that we pay our non-employee directors to the same peer group companies that we use to benchmark our executive compensation, as described in the CD&A section of this Proxy Statement. The assessment compares the total compensation paid to our non-employee directors by position—Chair, Lead Director (if any), director, committee chairs and committee members—and the components of compensation—retainers, meeting fees and equity compensation—to the compensation paid to directors at our peer group companies. The Compensation Committee evaluates this information and recommends any changes to director compensation to the Board for approval. This process typically results in the total compensation of our non-employee directors approximating the median total compensation paid to non-employee directors at our peer group companies during the first year after the evaluation of director compensation and the total compensation of our non-employee directors being lower than the median total compensation paid to non-employee directors at our peer group companies during the second year after the evaluation of director compensation.

        In September 2013, as a result of the review and analysis described above, the Board approved changes to the compensation to be paid to our non-employee directors, as described in this section, in order to align our directors' compensation more closely with the compensation paid to directors at our peer group companies.

Retainers

        We pay our non-employee directors an annual retainer on the date of our Annual Meeting of Stockholders for their service on the Board for the period since the previous Annual Meeting of Stockholders. The annual retainer is payable in arrears on a pro-rata basis based on the number of months that the director was a director or non-executive Chair during this period. Retainers are paid in cash or our common stock, at the director's election. The retainer for the period from our 2012 Annual Meeting of Stockholders to the 2013 Annual Meeting was paid on the date of the 2013 Annual Meeting. The retainer for the period from the 2013 Annual Meeting to the 2014 Annual Meeting will be paid on the date of the 2014 Annual Meeting. These annual retainers are paid in lieu of Board meeting fees.

        The annual retainer payable to our non-executive Chair is $70,000. The Board increased the annual retainer that will be payable to our other non-employee directors at the 2014 Annual Meeting from $50,000 to $60,000. Mr. Bate, who served as our non-executive Chair, was paid a $70,000 retainer on the date of the 2013 Annual Meeting. Our other then-serving non-employee directors were each paid a $50,000 retainer at the 2013 Annual Meeting.

Meeting Fees

        We do not compensate our non-employee directors for attending individual meetings of the Board on a per-meeting basis. Non-chair members of the Audit Committee are paid $2,000 for each Audit Committee meeting attended, whether in person or by phone, and the chair of the Audit Committee is paid $4,000 for each Audit Committee meeting led. Non-chair members of each other Board committee are paid $1,500 for each Board committee meeting attended, whether in person or by phone, and the chairs of such Board committees are paid $3,500 for each Board committee meeting led.

Equity Awards

        Equity awards to our non-employee directors are made under our 2012 Plan. If the 2014 Plan is approved by our stockholders at the 2014 Annual Meeting, future equity awards to our non-employee directors will be made under that plan and no more equity awards will be made under the 2012 Plan. All options granted to non-employee directors have an exercise price equal to the closing price of our common stock on the grant date.

        In September 2013, the Board increased the fair value of the initial stock option award that we grant to our newly-elected or appointed non-employee directors upon first joining the Board from $150,000 to $250,000. As a result, each non-employee director is entitled to an automatic grant of a stock option award with a fair value on the grant date of $250,000, calculated using the Black-Scholes option-pricing model in accordance with ASC Topic 718, which vests quarterly in equal installments over a three-year period beginning on the grant date. In accordance with this practice, upon appointment to the Board in September 2013, we granted Mr. Martin a stock option to purchase 14,686 shares of common stock with an exercise price of $64.34, the closing price of our common stock on the grant date.

        On the date of our 2013 Annual Meeting, our then-serving non-employee directors (other than the non-executive Chair) automatically received an annual long-term equity award with a target value of $185,000 comprised of (i) a stock option with a fair value on the date of our Annual Meeting, calculated using the Black-Scholes option-pricing model in accordance with ASC Topic 718, of $129,500 and (ii) RSUs with a fair value on the date of our Annual Meeting of $55,500. As of our 2013 Annual Meeting, Mr. Bate, our non-executive Chair, automatically received an annual long-term equity award with a target value of $285,000, comprised of (i) a stock option with a fair value on the date of the Annual Meeting of $199,500 and (ii) RSUs with a fair value on the date of our Annual Meeting of $85,500. These equity awards vest 100% on the earlier of the first anniversary of the grant date and the date of our 2014 Annual Meeting.

        As a result, on June 12, 2013, the day of the 2013 Annual Meeting, we made the following annual stock option and RSU awards to our non-employee directors:

Director	Number of Shares Subject to Option Awards (#)	Exercise Price of Option Awards ($)	Number of Shares Subject to Stock Awards (#)	Grant Date Fair Value of Shares Underlying Stock Awards ($)
Kenneth Bate	12,895	50.24	1,701	50.24
Mark Corrigan	8,370	50.24	1,104	50.24
Jane Henney	8,370	50.24	1,104	50.24
Nancy Hutson	8,370	50.24	1,104	50.24
Alison Lawton	8,370	50.24	1,104	50.24
Leon Moulder, Jr.	8,370	50.24	1,104	50.24
Martin Rosenberg	8,370	50.24	1,104	50.24
Matthew Singleton	8,370	50.24	1,104	50.24
Martin Soeters	8,370	50.24	1,104	50.24
Michael Wood	8,370	50.24	1,104	50.24

        In September 2013, the Board increased the target value of the annual long-term equity awards that we grant to our then-serving non-employee directors, other than our non-executive Chair, to $225,000 and changed the composition of value of the annual long-term equity awards that we grant to all our then-serving non-employee directors, including our non-executive Chair, to 50% stock options and 50% RSUs. As a result, as of the date of our 2014 Annual Meeting, provided that he or she is still serving as a director on the close of business on that date, each of our non-employee directors, other than our non-executive Chair, will each automatically receive an annual long-term equity award with a target value of $225,000, comprised of (i) a stock option with a fair value on the date of our Annual Meeting, calculated using the Black-Scholes option-pricing model in accordance with ASC Topic 718, of $112,500 and (ii) RSUs with a fair value on the date of our Annual Meeting of $112,500. Because Dr. Rosenberg, Mr. Singleton and Dr. Wood have decided not to stand for re-election to the Board and each intends to resign effective as of immediately prior to the 2014 Annual Meeting, they will not receive an annual long-term equity award as of our 2014 Annual Meeting date. As of the date of our 2014 Annual Meeting, provided that he is still serving as a director on the close of business on such date, Mr. Bate, our non-executive Chair, will automatically receive an annual long-term equity award with a target value of $285,000, comprised of (i) a stock option with a fair value on the date of the Annual Meeting of $142,500 and (ii) RSUs with a fair value on the date of our Annual Meeting of $142,500. These equity awards vest 100% on the earlier of the first anniversary of the grant date and the date of our Annual Meeting for the next year.

Stock Ownership Guidelines

        Our non-employee directors are subject to stock ownership guidelines that require each director to own company stock, which includes 60% of the value of vested in-the-money stock options, worth three times his or her annual retainer amount. This amount is recalculated whenever there is a change in the annual retainers for our non-employee directors. The guidelines are designed to align the interests of our non-employee directors with those of our stockholders by ensuring that non-employee directors have a meaningful financial stake in our long-term success. The ownership guidelines were established by the Compensation Committee after reviewing market practices of our then current peer group companies and determining what would constitute meaningful ownership to align directors and stockholders.

        Non-employee directors serving as of the original adoption date were required to be in compliance with the guidelines by January 1, 2009. Non-employee directors who joined the Board after January 2006 are required to be in compliance with the guidelines within three years of joining the Board.

        The guidelines require that any non-employee director who has not met the ownership requirement after the start of the period during which he or she is required to do so, may only sell vested in-the-money stock options and vested RSUs or PRSUs, provided that he or she retains shares of common stock with a market value at least equal to the net proceeds received as a result of such sale until such time as the non-employee director meets the requirements of the guidelines. To the extent any non-employee director is not in compliance with the guidelines as of January 1st of any year after which the director is required to be in compliance, the director will be required to once again be in compliance by January 1st of the immediately succeeding year.

        As of January 1, 2014, all non-employee directors who were required to have met the ownership requirement as of that date had met the requirement.

Other

        We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings and for participation in director education programs. We also provide director and officer insurance for all directors.

 Director Compensation Table

        The following table provides information concerning the compensation of our non-employee directors in 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Total ($)
Kenneth Bate	117,000	85,500	199,500	402,000
Mark Corrigan	27,000	105,500	129,500	262,000
Jane Henney	15,000	105,500	129,500	250,000
Nancy Hutson	79,000	55,500	129,500	264,000
Alison Lawton	21,000	105,500	129,500	256,000
Kenneth Martin	42,000	—	250,000	292,000
Leon Moulder, Jr.	25,500	105,500	129,500	260,500
Martin Rosenberg(4)	66,500	55,500	129,500	251,500
Matthew Singleton(4)	84,500	55,500	129,500	269,500
Martin Soeters	9,000	105,500	129,500	244,000
Michael Wood(4)	63,500	55,500	129,500	248,500

(1)
Reflects the fair value of the annual RSU awards as of the grant date, June 12, 2013. The grant date fair value of each share of common stock underlying the awards of RSUs was $50.24, the closing price of our common stock on the grant date.

(2)
The aggregate number of options and RSUs outstanding as of December 31, 2013 held by each non-employee director is as follows:

Name	Outstanding Options (#)	Outstanding Stock Awards (#)
Kenneth Bate	171,718	1,701
Mark Corrigan	48,728	1,104
Jane Henney	27,913	1,104
Nancy Hutson	52,728	1,104
Alison Lawton	28,579	1,104
Kenneth Martin	14,686	—
Leon Moulder, Jr.	60,561	1,104
Martin Rosenberg	49,256	1,104
Matthew Singleton	92,728	1,104
Martin Soeters	102,728	1,104
Michael Wood	126,228	1,104
(3)
All of the annual option awards were granted on June 12, 2013, the day of the 2013 Annual Meeting. In connection with his appointment to the Board in 2013, Mr. Martin received an initial option award on September 24, 2013. The number of shares of common stock that were the subject of the annual option awards and initial option awards are set forth in the "Equity Awards" section above. The dollar amounts set forth in this column represent the grant date fair value using the Black-Scholes option-pricing model, in accordance with ASC Topic 718. The June 12, 2013 grant date fair value of the annual option awards listed in the table was $15.47 per share. The grant date fair value of the initial option award was $17.02. In calculating the grant date fair value, we used the assumptions described in the notes to the consolidated financial statements in our Annual Report on Form 10-K as of the grant date.

(4)
In anticipation of their potential retirement from the Board immediately prior to the 2014 Annual Meeting, the Compensation Committee and the Board approved an extension to the post-termination of service exercise period of certain outstanding options granted to Dr. Rosenberg, Mr. Singleton and Dr. Wood under the Amended and Restated 2002 Directors' Equity Incentive Plan, or Directors' Plan, 2010 Plan, and 2012 Plan, from 90 days to one year to provide adequate time to exercise the options.

 Director Independence

        In March 2014, the Board determined that all of our directors, other than Mr. Bonney, our CEO, and Mr. Perez, our President and COO, satisfied the independence requirements of Nasdaq, and the independence requirements of our Amended and Restated Corporate Governance Guidelines, which is available on our website, www.cubist.com. In making this determination, the Board took into consideration the following relationships:

  •
  Jane Henney, one of our directors, was a director of AstraZeneca until April 2011. We were a party to a commercial services agreement, or CSA, dated as of July 1, 2008 with AstraZeneca Pharmaceuticals LP, an indirect wholly-owned subsidiary of AstraZeneca, pursuant to which we promoted and provided other support for MERREM® I.V. in the U.S. The CSA terminated in accordance with its terms in June 2010. In addition, we are a party to an exclusive licensing agreement dated December 1, 2006 with AstraZeneca AB, an indirect wholly-owned subsidiary of AstraZeneca, pursuant to which AstraZeneca AB is responsible for developing and commercializing CUBICIN in China and certain other countries in Asia, the Middle East and Africa that were not covered by previously-existing CUBICIN international partnering agreements. We also have an exclusive licensing agreement with AstraZeneca UK Limited, an indirect wholly-owned subsidiary of AstraZeneca, for the distribution of fidaxomicin, the active pharmaceutical ingredient in DIFICID, in Latin America, Central America, Mexico and the Caribbean. Dr. Henney has been a director of AmerisourceBergen since January 2002. AmerisourceBergen is a large wholesaler of CUBICIN. In addition, Integrated Commercialization Solutions, or ICS, a wholly-owned subsidiary of AmerisourceBergen, is a third party logistics provider for CUBICIN, DIFICID and ENTEREG.

  •
  Martin Rosenberg, one of our directors, is the Chief Scientific Officer and a director of Promega. We purchased a de minimis amount of laboratory supplies from Promega in 2013.

        Our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee consist solely of independent directors, as defined by Nasdaq. The members of our Audit Committee also meet the additional SEC and Nasdaq independence and experience requirements applicable specifically to members of the Audit Committee. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules of Section 16 of the Securities Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

Information about Meetings and Board Committees

        During 2013, the Board held 14 meetings, 8 of which were telephonic meetings, and took action by written consent on 4 occasions. The independent outside directors of our Board regularly met during Board meetings in independent session without Mr. Bonney or other company management present.

        The composition of the standing committees of our Board of Directors and the number of times that each committee met in 2013 are set forth in the following table:

Committee	Members in 2012	Current Members	Number of Meetings(1)
Audit Committee(2)	Matt Singleton (Chair)	Matt Singleton (Chair)*	6
	Kenneth Bate	Kenneth Bate
	Mark Corrigan	Mark Corrigan
	Alison Lawton(3)	Alison Lawton
Kenneth Martin(4)
Compensation Committee	Leon Moulder, Jr. (Chair)	Leon Moulder, Jr. (Chair)	6
	Alison Lawton(3)	Alison Lawton
	Martin Soeters	Martin Soeters
	Michael Wood	Michael Wood*
Corporate Governance and Nominating Committee	Nancy Hutson (Chair)	Nancy Hutson (Chair)	6
	Mark Corrigan	Mark Corrigan
	Jane Henney(5)	Jane Henney
Leon Moulder, Jr. (6)
Scientific Affairs Committee	Martin Rosenberg (Chair)	Martin Rosenberg (Chair)*	3
	Mark Corrigan	Mark Corrigan
	Jane Henney(5)	Jane Henney
	Nancy Hutson	Nancy Hutson
	Michael Wood	Michael Wood*

*
Dr. Rosenberg, Mr. Singleton and Dr. Wood will be retiring at the end of their term as Class III directors as of the 2014 Annual Meeting.

(1)
The members of each of these committees regularly met in independent session during committee meetings without company management present.

(2)
The Board has determined that Mr. Bate, Mr. Martin and Mr. Singleton are audit committee financial experts within the meaning of the applicable SEC regulations.

(3)
Ms. Lawton joined the Audit Committee and Compensation Committee in March 2012.

(4)
Mr. Martin joined the Audit Committee in September 2013.

(5)
Dr. Henney joined the Corporate Governance and Nominating Committee and Scientific Affairs Committee in March 2012.

(6)
Mr. Moulder stopped serving on the Corporate Governance and Nominating Committee in March 2012.

        In 2013, no director attended fewer than 75% of the total number of Board meetings plus applicable committee meetings held while he or she was a director. Although the Board has no formal policy regarding the attendance of its members at the Annual Meeting, it has been the practice of the Board to hold a meeting on the same date and at the same location as our annual meetings of stockholders to encourage all Board members to attend the annual meeting. All of our directors attended the 2013 Annual Meeting.

        Members of the standing committees are appointed by the Board upon recommendation of the Corporate Governance and Nominating Committee.

Information about our Board Committees

Audit Committee

        The functions of the Audit Committee are as set forth in the Amended and Restated Audit Committee Charter, which can be viewed on our website at www.cubist.com. The Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee. Any proposed services exceeding pre-approved cost levels generally require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority for amounts in excess of those previously approved by the Audit Committee to the Chairman of the Audit Committee. If such authority is delegated, the Chairman must report pre-approval authorizations to the Audit Committee at its next scheduled meeting or via e-mail.

Compensation Committee

        The functions of the Compensation Committee are set forth in the Compensation Committee Charter, which was most recently amended in February 2014 and can be viewed on our website at www.cubist.com.

        As set forth in its charter, the purposes of the Compensation Committee are to:

  •
  generally oversee our compensation philosophy and policies;

  •
  ensure that compensation decisions represent sound fiscal policy and enable us to attract, motivate and retain highly qualified personnel;

  •
  support the Board's oversight of the compensation of the Board, the CEO and other Executive Officers;

  •
  produce an annual report of the Compensation Committee; and

  •
  review the CD&A, and, if appropriate, to recommend inclusion of the CD&A in this Proxy Statement.

        The Compensation Committee has the responsibility to:

  •
  make at least an annual report to the Board;

  •
  annually review and approve goals and objectives for the company and CEO, for ratification by the independent members of the Board;

  •
  annually evaluate the CEO's performance and discuss such evaluation with the Board;

  •
  approve appropriate compensation for the CEO, for ratification by the independent members of the Board;

  •
  review performance and approve total compensation of our other Executive Officers in consultation with the CEO;

  •
  oversee the administration of our equity plans pursuant to which equity awards are made;

  •
  recommend to the Board the total compensation for the Board (the Board ultimately approves director compensation); and

  •
  annually review and approve all compensation related matters outside the ordinary course, including employment contracts, change-in-control provisions, severance arrangements and perquisites for Executive Officers.

        Under the Compensation Committee Charter, the Compensation Committee may form and delegate authority to sub-committees, if and when the committee deems appropriate. The Compensation Committee has delegated authority to our CEO to make awards of stock options and RSUs in connection with our year end performance and compensation cycles and to make awards of stock options in connection with the hiring and promotion of employees, subject to all of such awards being within grant amount guidelines and total share amounts approved in advance by the Compensation Committee. In addition, the Compensation Committee has delegated authority to our CEO to grant stock options (subject to a maximum amount) to our employees from time to time in recognition of significant results or achievement.

        The Compensation Committee has the authority to select, retain, terminate and compensate compensation consultants. In 2013 the Compensation Committee retained PM&P as its compensation consultant. PM&P served as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P has served as a consultant to the Compensation Committee since 2005. PM&P reports to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide any services to the company other than the services provided at the request of the Compensation Committee. PM&P's general responsibilities to the Compensation Committee include working with management to acquire data necessary to complete work requested by the Compensation Committee, working with the Compensation Committee to help it understand compensation concepts, issues and the changing requirements of regulatory authorities, and assisting the Compensation Committee with reviews of management proposals relating to changes in compensation and related programs. Specific PM&P activities completed at the instruction of the Compensation Committee in 2013 included the following:

  •
  Provided the Compensation Committee with a recommended updated list of comparable peer companies based on the criteria described in the CD&A section of this Proxy Statement.

  •
  Provided the Compensation Committee with a competitive assessment of compensation for Executive Officers using PM&P's recommended (and Compensation Committee-approved) peer company compensation data, and size- and industry-appropriate broad survey data.

  •
  Provided the Compensation Committee with marketplace-based compensation recommendations.

  •
  Assisted the Compensation Committee with evaluating long-term incentives and programs.

  •
  Assisted the Compensation Committee by providing information on compensation-related tax rules and regulations.

  •
  Assisted the Compensation Committee by providing information on changes to executive compensation disclosure and related rules and regulations.

  •
  Attended Compensation Committee meetings and executive sessions at the request of the Compensation Committee.

  •
  Reviewed and commented on the CD&A.

  •
  Conducted director compensation benchmarking.

Scientific Affairs Committee

        The functions of the Scientific Affairs Committee are as set forth in the Scientific Affairs Committee Charter which can be viewed on our website at www.cubist.com. The Scientific Affairs Committee is primarily responsible for reviewing our key research and development programs, as well as significant programs and technologies that we consider acquiring from time to time.

Corporate Governance and Nominating Committee

        The functions of the Corporate Governance and Nominating Committee are as set forth in the Amended and Restated Corporate Governance and Nominating Committee Charter, which can be viewed on our website at www.cubist.com. The Corporate Governance and Nominating Committee is primarily responsible for overseeing our corporate governance efforts and framework, which are described in the next section of this Proxy Statement.

Corporate Governance

Leadership Structure and Risk Oversight

        The company has had a long-standing commitment to continually assessing our leadership structure in light of our evolving business. In 2011, our Board determined that having an independent, non-executive Chair was the best leadership structure for the company and the Board at that time. As a result, the Board appointed Mr. Bate as non-executive Chair in March 2011. Prior to this appointment, Mr. Bate had served as our Lead Director since June 2006 and during that time period no Director had served as Chair. When the Board appointed Mr. Bate as Chair in 2011, it concluded that, based on our business needs at that time, having an independent non-executive Chair allowed the Board and management to have appropriate alignment and dialogue on matters within the authority of the Board, including those related to risk oversight.

        The key responsibilities of the non-executive Chair are described below.

  •
  Chairs meetings of the Board and stockholders.

  •
  Has authority to call meetings of the Board and independent directors.

  •
  Works with the Board and management to develop the agendas for Board meetings and sets the agenda for independent sessions and meetings of the Board.

  •
  Along with the Corporate Governance and Nominating Committee, leads processes to define skills and experience necessary for the Board to carry out its responsibilities as the company and external environment changes, and to attract Board members with those skills and experience.

  •
  Ensures the continual improvement of corporate governance through the refinement of self-assessment vehicles and by providing feedback to Board members and implementing changes to Board practices to capitalize on strengths and address areas of weakness identified in the self-assessments.

  •
  Facilitates discussion among the independent directors outside of Board meetings and serves as a non-exclusive conduit of views, concerns, and issues of the independent directors to the CEO.

  •
  Ensures that an appropriate talent pool is in place for executive succession and that the Board has plans in place if emergency succession is required.

  •
  Has the right to attend all Board committee meetings.

        The Board also believes in empowering its standing Board committees and the chairs of such committees. The functions, roles and responsibilities of the committees are set forth in their respective charters and described above. The chairs of each committee are responsible, with input from management for, among other things, setting the agendas for the meetings, leading the annual evaluations of their committees and other substantive and procedural matters.

        The Board believes that the leadership structure it has chosen along with the risk oversight role, as described below, enables it to effectively oversee risk. The key aspects of the Board's risk oversight role are as follows:

  •
  The Board retains ultimate responsibility for risk oversight. In carrying out this responsibility, the Board reviews the long- and short-term internal and external risks facing the company through its participation in long-range strategic planning, review and evaluation of corporate- and entity-level risks that result from the annual risk assessment conducted by our risk management department, review of our key insurance programs, and review of the risk factors presented in the company's Annual Report on Form 10-K.

  •
  The Audit Committee is responsible for overseeing the risks related to financial reporting, internal controls and other areas of financial accounting, as set forth in its charter. As part of fulfilling these responsibilities, the Audit Committee meets regularly with PricewaterhouseCoopers LLP, our independent registered public accounting firm, senior staff from our internal audit firm, and our SVP, Global Compliance and Risk, Chief Compliance Officer, or Chief Compliance Officer, in each case, with and without management present, and with other members of management, including our CFO, CEO and Corporate Controller.

  •
  Subject to the Board's oversight, the Compensation Committee is responsible for reviewing and evaluating the risks related to our compensation programs, policies and practices. As part of this process, the company's risk management department, working in conjunction with our human resources and legal departments, PM&P and our outside corporate counsel, conducted a risk assessment of our compensation programs, policies and practices. The risk assessment included, among other things, a review of program documentation, practices and controls, meetings with employees involved with the creation and administration of compensation programs, and reviews of policies and practices that are relevant to our compensation programs and practices. The results were reported to, and reviewed by, the Compensation Committee. The Chair of the Compensation Committee then reported the results to the Board. Several features of our compensation programs reduce the likelihood of excessive risk taking, including: the programs provide for a balanced mix between short- and long-term compensation; the broad mix of performance goals that factor into the determination of short-term compensation; the maximum payout levels under the Management Incentive Plan and STIP of 200% of target; the decreasing acceleration of payouts under our field-based sales incentive plans as certain levels of quotas are achieved; the close scrutiny and regular monitoring of achievement against corporate goals and quotas under sales incentive plans; that compliance and ethical behaviors are integral factors considered in performance evaluations and the importance of compliance within the company; the lengthy vesting schedules of our long-term equity incentive awards; the recoupment policy applicable to our CEO and CFO; and the stock ownership guidelines applicable to our directors and Executive Officers.

  •
  Subject to the Board's oversight, the Corporate Governance and Nominating Committee is responsible for reviewing our governance practices, policies and programs, including director and management succession planning, recruiting, and other areas that may impact our risk profile from a governance perspective.

  •
  Subject to the Board's oversight, the Scientific Affairs Committee is responsible for reviewing our key research and development programs and the important decisions and allocation of resources with respect to such programs, as well as significant programs and technologies that we consider acquiring from time to time.

        In performing their risk oversight functions, each committee has full access to senior management, as well as the ability to engage outside advisors. In addition, as noted above, we have an internal risk management department, which reports to our CEO through our Chief Compliance Officer. Our internal audit function, which we currently outsource to a third party audit firm, subject to oversight by the Audit Committee, reports to the risk management department so as to ensure that audit topics align with high risk areas as identified in the enterprise risk assessment process. The risk management department is responsible for reviewing, assessing and, where appropriate, mitigating risk through the use of operational measures and controls and/or purchasing insurance coverage. As part of carrying out its responsibilities, the risk management department conducts an annual entity-wide risk assessment and through our Chief Compliance Officer meets independently with the CEO on a regular basis. In addition, our Chief Compliance Officer presents the results of the entity-wide risk assessment to the Board on at least an annual basis.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines, or Guidelines, which are available on our website at www.cubist.com and which are also available in print to any stockholder who requests them from our Secretary. The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and relies on the Guidelines to provide that framework. Among other things, the Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our stockholders.

Code of Conduct and Ethics

        We have adopted a Code of Conduct and Ethics, which is available on our website at www.cubist.com and also is available in print to any stockholder who requests it from our Secretary. Our Code of Conduct and Ethics is applicable to all directors, Executive Officers and employees and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business.

        The Board has established a means for employees to report a violation or suspected violation of the Code of Conduct and Ethics anonymously, including those violations relating to accounting, internal controls or auditing matters.

 Director Qualifications and Consideration of Diversity

        The Corporate Governance and Nominating Committee requires that directors possess personal and professional ethics, integrity and values and are committed to representing the interests of our stockholders. Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment. We do not have a formal diversity policy. However, we and the Corporate Governance and Nominating Committee endeavor to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory, research and development, business development, insurance, international, technology, and in other areas that are relevant to our activities. A detailed description of the relevant experience and qualifications of our current directors is set forth in the "Directors and Nominees for Directors" section of this Proxy Statement. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and they should be committed to serving on the Board for an extended period of time. The Corporate Governance and Nominating Committee and the company's management have developed a director orientation program for new directors, which is implemented by members of our management team.

Director Nomination Process

        In addition to considering candidates suggested by stockholders, the Corporate Governance and Nominating Committee considers potential candidates recruited by the Corporate Governance and Nominating Committee and those recommended by our directors, Executive Officers, employees, and third parties. The Corporate Governance and Nominating Committee considers all candidates in the same manner regardless of the source of the recommendation.

        In September 2013, our Board increased the number of directors from eleven to twelve. To fill this additional seat on our Board, which was filled by Mr. Martin, we retained Spencer Stuart, a global executive search firm, to develop a list of candidates who were qualified to serve on the Board and who met the specifications for membership set forth by the Corporate Governance and Nominating Committee, to assess interest and fit of the candidates and to perform background checks on the candidates. Mr. Martin was on the list of candidates developed by Spencer Stuart. In March 2014, our Board increased the number of directors from twelve to thirteen. This additional seat on our Board was filled by Mr. Perez. A detailed description of Mr. Perez's relevant experience and qualifications, which the Board and the Corporate Governance and Nominating Committee considered in appointing Mr. Perez as a director, is set forth in the "Directors and Nominees for Directors" section of this Proxy Statement.

        Nominations of persons for election to the Board may be made at a meeting of stockholders in one of two ways: (a) by or at the direction of the Board, or (b) by any stockholder who is a stockholder of record at the time of giving of notice for the election of directors at the Annual Meeting of Stockholders and who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the Board, also must be made in accordance with our By-Laws, as summarized below under the heading "Stockholder Proposals and Board Candidates" in writing to the Secretary of Cubist Pharmaceuticals, Inc. at 65 Hayden Avenue, Lexington, Massachusetts 02421.

        The stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, and (ii) the number of our shares that are beneficially owned by such stockholder. In addition to the requirements set forth above, a stockholder also must comply with applicable requirements of the Securities Exchange Act and the rules and regulations thereunder. The director nominees for election at the 2014 Annual Meeting were recommended by the Corporate Governance and Nominating Committee and were nominated by the Board. We have not received any stockholder director nominations for the 2014 Annual Meeting. Following the 2014 Annual Meeting, the Board intends to reduce the size of the Board from thirteen members to ten members, such that there will be three Class I Directors, four Class II Directors and three Class III directors, if each of the nominees in Proposal No. 1 are elected to the Board.

Stockholder Communications

        Stockholders may send general communications to our Board, including stockholder proposals, recommendations for Board candidates, or concerns about our conduct. These communications may be sent to any director, including members of the Audit Committee, in care of our Corporate Secretary in writing to Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts 02421. All such communications will be reviewed by the Secretary and, unless otherwise indicated in a communication, submitted to the Board or an individual director, as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of our Compensation Committee during 2013 were Mr. Moulder, Ms. Lawton, Mr. Soeters, and Dr. Wood. None of these Committee members is or has ever been an officer or employee of the company. To our knowledge, there were no other relationships involving members of the Compensation Committee or our other directors which require disclosure in this Proxy Statement as a Compensation Committee interlock.

TRANSACTIONS WITH RELATED PERSONS

        In accordance with the Corporate Governance and Nominating Committee Charter, the Corporate Governance and Nominating Committee is responsible for reviewing and pre-approving or ratifying the terms and conditions of all transactions that would be considered related party transactions pursuant to SEC rules. Any such transaction must be approved by our Corporate Governance and Nominating Committee prior to the company entering into the transaction and must be on terms no less favorable to the company than could be obtained from unrelated third parties. A report is made to our Corporate Governance and Nominating Committee annually disclosing related party transactions during that year, if any. In carrying out this responsibility, the Corporate Governance and Nominating Committee has determined that we have no related party transactions as defined by SEC rules which require disclosure in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our Executive Officers, directors and persons holding more than 10% of our common stock to file with the SEC, and furnish to us, initial reports of beneficial ownership and reports of changes in beneficial ownership of our securities. Based solely on a review of the copies of such reports furnished to us and information provided to us by our directors and Executive Officers, we believe that, during 2013, all such parties complied with all applicable filing requirements, except that due to administrative error each of our then-serving non-employee directors each filed a Form 4 for a single transaction on June 11, 2013, one day after the transaction was required to be reported on Form 4.

EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2013 relating to our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
Equity compensation plans approved by security holders(2)	8,360,441(3)	31.61(4)	3,105,833(5)
Equity compensation plans not approved by security holders	0	0	0

Total	8,360,441	31.61	3,105,833

(1)
Pursuant to the 2012 Plan, the plan under which we currently make equity incentive awards, awards of stock options reduce the number of shares of common stock available for awards under the plans by one share for every share so awarded, and stock grants, awards of restricted stock and RSUs, and all other equity incentive awards under these plans reduce the number of shares of common stock available under the plans by one-and-three-quarters shares for every share so awarded. For example, if we award 100 shares of restricted stock, it would reduce the number of shares reserved for issuance under the 2012 Plan by 175 shares.

(2)
Consists of the 1993 Amended and Restated Stock Option Plan, or 1993 Plan, the 2000 Plan, the 2010 Plan, the Directors' Plan, the 2012 Plan and the Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP. The 1993 Plan terminated pursuant to its terms on May 6, 2003. We stopped making awards under the 2000 Plan as of the approval of the 2010 Plan at our 2010 Annual Meeting, and the 2000 Plan terminated pursuant to its terms on December 15, 2010. We stopped making awards under the 2010 Plan and the Directors' Plan as of the approval of the 2012 Plan at our 2012 Annual Meeting.

(3)
Consists of 882,272 RSUs and stock options covering 7,478,169 shares of common stock.

(4)
The weighted-average exercise price includes all outstanding stock options, but does not include RSUs, which do not have an exercise price.

(5)
Includes 2,974,464 shares available under the 2012 Plan, and 131,369 shares available for issuance under the ESPP.

 AUDIT COMMITTEE REPORT(1)

        In fulfilling its oversight responsibility, the Audit Committee has reviewed and discussed the company's audited 2013 year end financial statements with the company's management and PricewaterhouseCoopers LLP, or PwC, the company's independent registered public accounting firm. The Audit Committee has also discussed with PwC the matters required to be discussed in accordance with Auditing Standard No. 16, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the company, including a review of audit and non-audit fees.

        The Audit Committee discussed with PwC the overall scope and plans for the audit. The Audit Committee met with PwC, with and without management present, to discuss the results of its audits and reviews, its evaluations of the company and the company's personnel, internal controls, and overall quality of financial reporting. The Audit Committee also met, on a regular basis, with the company's internal auditors, RSM McGladrey, LLP, and with the company's Chief Compliance Officer, in each case, with and without management present.

        Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that the company's audited 2013 year end financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Audit Committee
Matthew Singleton, Chair
Kenneth Bate
Mark Corrigan
Alison Lawton
Kenneth Martin

February 18, 2014

(1)
Notwithstanding anything to the contrary set forth in any of the company's previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PwC, an independent registered public accounting firm, to examine the financial statements of the company for the fiscal year ending December 31, 2014. That selection was ratified by our Board, and the company's stockholders are being asked to ratify that selection at the 2014 Annual Meeting. The Audit Committee has considered whether the provision of the non-audit services described below is compatible with maintaining the independence of PwC. To minimize relationships that could appear to impair the objectivity and independence of PwC in its audit of the company's financial statements, the Audit Committee has restricted the non-audit services that PwC may provide to the company primarily to tax services and merger and acquisition due diligence services. The Audit Committee pre-approved all services provided by PwC for 2013 and 2012.

        The aggregate fees billed for professional services by PwC for 2013 and 2012 for these various services were:

Types of Fees	2013	2012
Audit Fees(1)	$1,860,498	$1,093,171
Audit-Related Fees(2)	—	15,000
Tax Fees(3)	507,956	696,120
All Other Fees(4)	5,400	281,587

Total	$2,373,854	$2,085,878

(1)
Audit Fees consist of fees for professional services for the audit of the company's consolidated financial statements and internal control over financial reporting included in the company's Annual Report on Form 10-K, the review of the interim financial statements included in the company's Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees for services that are reasonably related to the performance of the audits and reviews of the company's consolidated financial statements, including services rendered in connection with the company's due diligence activities and other acquisition-related services.

(3)
Tax Fees consist of fees for tax compliance, planning and advisory services other than those that relate specifically to the audits and reviews of the company's consolidated financial statements and internal control over financial reporting.

(4)
All Other Fees consist of fees for non-audit related due diligence activities and educational resources.

 PROPOSAL NO. 1
ELECTION OF MICHAEL BONNEY, JANE HENNEY, M.D., AND LEON MOULDER, JR.
AS CLASS III DIRECTORS TO OUR BOARD OF DIRECTORS

Nominees for Election as Directors

        Our Board is divided into three classes, with one class of directors elected each year at the Annual Meeting of Stockholders for a three-year term of office. All directors of a class hold their positions until the Annual Meeting of Stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

        The term of office of the current Class III Directors will expire at the 2014 Annual Meeting. The current Class III Directors are Jane Henney, M.D., Martin Rosenberg, Ph.D., Matthew Singleton, M.B.A., CPA, and Michael Wood, M.D. In accordance with our Corporate Governance Guidelines regarding term limits, because each will have served on the Board for three full terms as of the 2014 Annual Meeting, each of Dr. Rosenberg, Mr. Singleton, and Dr. Wood has decided not to stand for re-election and submitted a conditional resignation from the Board, effective as of immediately prior to the 2014 Annual Meeting.

        The Board has nominated Dr. Henney for re-election as a Class III Director to hold office until the 2017 Annual Meeting of Stockholders and until her respective successor has been duly elected and qualified. The Board has also nominated each of Leon Moulder, Jr., M.B.A., who intends to resign as a Class I Director effective as of immediately prior to the 2014 Annual Meeting, and Michael Bonney, who intends to resign as a Class II Director effective as of immediately prior to the 2014 Annual Meeting, for election as a Class III Director to hold office until the 2017 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified. Following the 2014 Annual Meeting, the Board intends to reduce the size of the Board from thirteen members to ten members, such that there will be three Class I Directors, four Class II Directors and three Class III directors.

        In the event that any of the nominees shall be unable or unwilling to serve as a director, the Board shall reserve discretionary authority to vote for a substitute or substitutes. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

Vote Required

        A nominee will be elected to the Board if the number of votes properly cast "FOR" such nominee's election exceed the number of votes properly cast "AGAINST" such nominee's election.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" MR. BONNEY, DR. HENNEY, AND MR. MOULDER
AS CLASS III DIRECTORS TO OUR BOARD OF DIRECTORS.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our NEOs in 2013. The executive compensation objectives, philosophy and programs, along with the compensation paid to our NEOs and the rationale for such compensation, are set forth in the CD&A and the related tables and narrative disclosure in this Proxy Statement. The Board is asking stockholders to support this Proposal No. 2 based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates our:

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  commitment to pay for performance and fair, equitable and competitive compensation for our NEOs;

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  utilization of appropriate peer group and market survey data to inform our compensation decisions, which are based on appropriate and independent decision-making processes;

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  alignment of NEO compensation with the achievement of individual and corporate objectives designed to promote the creation and protection of value for stockholders;

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  differentiation of compensation to individual NEOs based on their overall contributions to the company's success; and

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  use of short- and long-term incentive compensation programs that are designed to attract and retain high-quality executive officers and motivate high performance at the individual and corporate levels.

        Accordingly, the Board is asking stockholders to cast a non-binding, advisory vote "FOR" the compensation paid to our NEOs in 2013, as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and related narrative discussion included in this Proxy Statement.

        Although the say-on-pay vote we are asking you to cast is non-binding, the Board, the Compensation Committee and Mr. Bonney value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our NEOs.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2

PROPOSAL NO. 3
AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

        On March 6, 2014, the Board adopted and declared advisable to the company and its stockholders, subject to stockholder approval, an amendment to Article IV of the company's Restated Certificate of Incorporation to increase the number of authorized shares of the company's common stock from 150,000,000 to 300,000,000.

        Following our initial public offering in 1996, we had 50,000,000 authorized shares of common stock. The number of authorized shares of common stock was increased to 100,000,000 at our 2004 Annual Meeting of Stockholders and then increased to 150,000,000 at our 2007 Annual Meeting of Stockholders, in each case following Board and stockholder approval. The Restated Certificate of Incorporation also authorizes the issuance of 5,000,000 shares of preferred stock, none of which are currently issued or outstanding. The proposed amendment will not increase or otherwise affect the company's authorized preferred stock.

        As of April 8, 2014, the number of shares of our common stock issued and outstanding was 75,298,978. As of April 8, 2014, the company had 8,607,899 shares of common stock subject to outstanding stock options and restricted stock units, 1,789,704 shares of common stock reserved for issuance under the company's stock incentive plans, 0 shares of common stock subject to warrants and 17,548,468 shares reserved for issuance upon conversion of our 2017 Notes, 2018 Notes and 2020 Notes. Only 46,138,508 shares, or 30.76%, are currently available for issuance for other purposes out of the 150,000,000 shares of common stock currently authorized.

Purpose of Amendment

        The Board believes it is in the best interest of the company to increase the number of authorized shares of common stock in order to give the company greater flexibility in considering and planning for future potential business needs. Having the additional authorized shares available is important to our continued efforts to pursue our 2017 Building Blocks of Growth five-year strategic goals. The additional shares of common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, stock splits, stock dividends, as well as other general corporate transactions. If the authorization of an increase in the available common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet these objectives set forth above.

        Other than (i) the 8,607,899 shares of common stock subject to outstanding stock options and restricted stock units, 1,789,704 shares of common stock reserved for issuance under the company's stock incentive plans, 0 shares of common stock subject to warrants and 17,548,468 shares reserved for issuance upon conversion of our 2017 Notes, 2018 Notes and 2020 Notes, (ii) 2,000,0000 shares to be reserved under our 2014 Employee Stock Purchase Plan if such plan is approved pursuant to Proposal No. 4 and (iii) 4,200,000 shares to be reserved under our 2014 Equity Incentive Plan if such plan is approved pursuant to Proposal No. 5, we currently have no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of our common stock subsequent to the proposed increase in the number of authorized shares.

Possible Effects of the Amendment

        If this proposal is approved, the additional authorized shares may be issued at the discretion of the Board without further stockholder action, except as may be required by law or the rules of Nasdaq. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, the issuance of shares of common stock, other than on a pro-rata basis to all stockholders, would reduce each stockholder's proportionate interest in the company. The holders of any of the additional shares of common stock issued in the future would have the same rights and privileges as the holders of the shares of common stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

        If the amendment is approved, as soon as practicable after the 2014 Annual Meeting, we will file an amendment to the Restated Certificate of Incorporation with the office of the Secretary of State of Delaware to reflect the increase in the authorized number of shares of our common stock. Upon approval and following such filing with the Secretary of State of Delaware, the amendment will become effective on the date it is filed. A copy of the proposed Certificate of Amendment to the Restated Certificate of Incorporation is set forth in Appendix A to this Proxy Statement.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of the company's common stock is required to approve the amendment to our Restated Certificate of Incorporation. Abstentions and broker non-votes will have the practical effect of a vote against the amendment to our Restated Certificate of Incorporation.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 3

PROPOSAL NO. 4
APPROVAL OF THE CUBIST PHARMACEUTICALS, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

        The company's Amended and Restated 1997 Employee Stock Purchase Plan (the "1997 ESPP") was adopted by our Board on October 30, 1997 and approved by our stockholders on May 21, 1998. As of April 8, 2014, the 1997 ESPP had 131,369 shares available for grant as options. Due to participation by our employees in the 1997 ESPP, the current authorized share pool under the plan is not sufficient to continue offering this plan. On March 27, 2014 our Board approved the company's 2014 Employee Stock Purchase Plan (the "2014 ESPP"), subject to approval by our stockholders. If the 2014 ESPP is approved by our stockholders, the company will no longer utilize the 1997 ESPP.

        The purpose of the 2014 ESPP is to enable eligible employees of the company and certain of its subsidiaries to purchase shares of our common stock and thereby acquire an interest in the future of the company. The 2014 ESPP is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

        The maximum aggregate number of shares of our common stock that may be purchased under the 2014 ESPP is 2,000,000 shares (the "ESPP Share Pool"), subject to adjustment as provided for in the plan. On the record date, we had outstanding 75,298,978 shares of common stock. For information regarding the percentage of our outstanding common stock that the ESPP Share Pool represents as of April 8, 2014 please see Proposal No. 5. The Board anticipates that the ESPP Share Pool will be sufficient to fund the 2014 ESPP for the next several years. The 2014 ESPP has a ten-year term.

        The Board is asking stockholders to approve the 2014 ESPP in order to satisfy certain requirements under the Internal Revenue Code so that certain tax benefits will be available to our employees. If the 2014 ESPP is not approved, this plan will not become effective and the 1997 ESPP will continue in effect in accordance with its terms.

        A copy of the 2014 ESPP is attached as Appendix B to this proxy statement, and we urge stockholders to read it in its entirety. The following description of certain features of the 2014 ESPP is qualified in its entirety by reference to the full text of the plan.

        Administration.    The 2014 ESPP will be administered by the Compensation Committee of our Board or its delegates (the "Committee"), which will have the authority to interpret the 2014 ESPP, prescribe forms, rules and procedures relating to it and otherwise do all things necessary or appropriate to carry out the purposes of the plan.

        Shares Subject to the 2014 ESPP.    The ESPP Share Pool is 2,000,000 shares of our common stock. Shares of our common stock to be delivered upon exercise of options under the 2014 ESPP may be either shares of authorized but unissued common stock, treasury stock, or common stock acquired in an open-market transaction, all as our Board may determine. If any option granted under the 2014 ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of common stock subject to such option will again be available for purchase pursuant to the exercise of options under the 2014 ESPP. On April 8, 2014 the closing price of our common stock was $67.88.

        Eligibility.    Participation in the 2014 ESPP will be limited to eligible employees who (a) have been continuously employed by the company (or a designated subsidiary) for at least ten business days as of the first day of any option period, (b) customarily work 20 hours or more per week and (c) satisfy the requirements set forth in the 2014 ESPP. Any employee who owns (or is deemed under statutory attribution rules to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the company or any of its subsidiaries will not be eligible to participate in the 2014 ESPP. As of April 8, 2014 approximately 982 employees were eligible to participate in the 2014

ESPP, including all of our Executive Officers in the U.S., but no purchase rights had been granted under the 2014 ESPP.

        General Terms of Participation.    The ESPP allows eligible employees to purchase shares during certain offering periods, each of six months' duration, which generally will be the six-month periods commencing January 1 and ending June 30 and commencing July 1 and ending December 31 of each year. During each offering period, eligible employees will be given the option to purchase up to 2,500 shares of our common stock (or such lesser number as the Committee may prescribe). The purchase price of each share of our common stock will be 85% (or such greater percentage as specified by the Committee) of the lesser of: (a) the fair market value of a share of our common stock on date the option is granted, which will be the first day of the offering period and (b) the fair market value of a share of our common stock on the exercise date, which will the last day of the offering period. In order to participate in the 2014 ESPP, an eligible employee must execute and deliver to the Committee a payroll deduction and participation authorization form as prescribed by the Committee. The payroll deduction and participation authorization form must be delivered to the Committee no later than ten business days prior to the first day of the offering period (or such other period specified by the Committee).

        The Committee has the discretion to (a) change the initial date and exercise dates of offering periods, (b) decrease the discount rate with respect to the purchase price, (c) lower the maximum number of shares that may be purchased per option period, and (d) may change the duration of any offering periods, in each case, without stockholder approval to the extent consistent with Section 423 of the Internal Revenue Code.

        Participants in the 2014 ESPP will pay for the shares of our common stock through payroll deductions. Participants may elect to authorize payroll deductions between 1% and 15% of the participant's base salary or base wages per payroll period. During an offering period the amount of payroll deductions may not be increased and may be decreased only once. An authorization of payroll deductions will remain in effect for subsequent offering periods unless a participant terminates the authorization by delivering written notice to the Committee no later than ten business days prior to an exercise date. Upon cancellation, any amount withheld from a participant's compensation will be returned to the participant, without interest, as soon as administratively practicable.

        Upon termination of employment prior to an exercise date for an offering period, a participant's option will be cancelled automatically, and the balance of his or her withholding account will be returned, without interest, as soon as administratively practicable.

        Transferability.    A participant's rights under the 2014 ESPP may not be sold, pledged or assigned in any manner.

        Change of Control; Other Transactions.    In the event of a merger or similar transaction or change of control, the Committee may provide that any outstanding option will be assumed or substituted for, or will be cancelled with a return of any amounts contributed by or withheld from the compensation of a participant, or that the option period will end before the date of the proposed sale or merger.

        Amendment; Termination.    Our Board has discretion to amend the 2014 ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Internal Revenue Code will require stockholder approval.

        New Plan Benefits.    Because benefits under the 2014 ESPP depend on employees' elections to participate in the plan and the fair market value of the shares of our stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. No employee may purchase shares under the 2014 ESPP in an amount that exceeds $25,000 in fair market value in any calendar year.

Federal Income Tax Consequences Relating to the 2014 ESPP

        The following is a summary of some of the material federal income tax consequences of participation in the 2014 ESPP under the law as in effect on the date of this proxy statement. The summary does not address federal employment tax or other federal tax consequences that may be associated with the 2014 ESPP, nor does it cover state, local or non-U.S. taxes.

        The 2014 ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Assuming that the 2014 ESPP is and remains so qualified, no taxable income will be recognized by a participant until the sale or other disposition of the shares of our common stock purchased under the 2014 ESPP.

        If common stock acquired under the 2014 ESPP is disposed of more than two years after the option grant date and more than one year after the purchase date, or if the participant dies while holding the common stock, the participant (or his or her estate) will recognize ordinary income in amount equal to 15% (or such other percentage equal to the applicable purchase price discount) of the value of the common stock on the option grant date, or, if less, the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a long-term capital gain or loss.

        If common stock acquired under the 2014 ESPP is disposed of within the two years following the applicable option grant date, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a capital gain or loss and, depending on how long the participant had held the common stock, as long-term or short-term.

        The company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of common stock prior to the expiration of the holding periods described above.

Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote at the 2014 Annual Meeting, is required to approve the 2014 Employee Stock Purchase Plan. Abstentions will have the practical effect of a vote to not approve the 2014 Employee Stock Purchase Plan.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 4

PROPOSAL NO. 5
APPROVAL OF THE CUBIST PHARMACEUTICALS, INC.
2014 OMNIBUS INCENTIVE PLAN

        We currently maintain the 2012 Equity Incentive Plan (the "2012 Plan"), which was adopted by our Board on March 16, 2012 and approved by our stockholders on June 7, 2012. On March 27, 2014, our Board approved the 2014 Omnibus Incentive Plan (the "2014 Plan"), subject to approval by our stockholders. The 2014 Plan is intended to be the successor to the 2012 Plan and if the 2014 Plan is approved by our stockholders, the company will no longer grant awards under the 2012 Plan.

        Approval of the 2014 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance-based stock and cash awards under the 2014 Plan that may qualify as "performance-based compensation" within the meaning of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Section 162(m) of the Internal Revenue Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to "covered employees" in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified "performance-based compensation," are not subject to this deduction limitation. For compensation awarded under a plan to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the 2014 Plan, which includes terms regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the 2014 Plan (as described in the summary below). Although stockholder approval is one of the requirements for exemption under Section 162(m) of the Internal Revenue Code, even with stockholder approval there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code. Furthermore, the Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m) of the Internal Revenue Code.

        The Board believes that the 2014 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including:

  •
  Independent Committee.  The 2014 Plan will be administered by the Compensation Committee of our Board (the "Committee"), which is composed entirely of independent directors.

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  Shareholder approval is required for additional shares.  The 2014 Plan does not contain an annual "evergreen" provision. The 2014 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

  •
  Limits on Awards.  The 2014 Plan limits the number of stock options, stock appreciation rights ("SARs") and other awards that may be granted to any person in any calendar year. It also limits the amount that may be payable to any person in any calendar year under cash awards.

  •
  No Discounted Stock Options or SARs.  All stock option and SARs awards under the 2014 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

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  No Repricing.  The 2014 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2014 Plan without prior shareholder approval.

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  Performance Awards.  Under the 2014 Plan, the Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m) as well as other performance-based awards.

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  Reasonable share counting provisions.  In general, when awards granted under the 2014 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock received from the exercise of stock options or withheld for taxes upon exercise of stock options will not be returned to our share reserve.

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  Reasonable limit on full value awards.  The 2014 Plan limits the number of shares of common stock available for outright stock grants or other full value share awards payable in the form of common stock that require no purchase by the participant by providing that each share issued pursuant to one of these types of awards reduces the number of shares available for grant by 2.03 shares. This helps to ensure that we are using the share reserve effectively and with regard to the value of each type of equity award.

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  No liberal change in control provisions.  The definition of change in control in our 2014 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

Existing Equity Plan Information

        At present, the 2012 Plan is the only current long-term incentive plan of the company. If the 2014 Plan is approved by our stockholders, the company will stop granting awards under the 2012 Plan. If stockholders do not approve the 2014 Plan, no awards will be able to be granted under the 2014 Plan and the 2014 Plan will not become effective. The company, however, can continue to make awards under the 2012 Plan, but we will have limited shares available for future equity grants, which we believe would have a detrimental effect on our business as it will likely make it more difficult for us to attract and retain key employees.

Overhang

        We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board carefully monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders' value by granting only the appropriate number of equity incentive awards necessary to attract, reward, and retain employees and directors. The following table provides certain additional information regarding our equity incentive program.

As of February 28, 2014
Total number of shares of common stock subject to outstanding stock options	7,486,578
Total number of shares of common stock subject to outstanding full value awards	1,162,343
Weighted-average exercise price of outstanding stock options	$35.69
Weighted-average remaining term of outstanding stock options	6.94
Total number of shares of common stock available for grant under 2012 Plan	1,678,479
Total number of shares of common stock available for grant under other incentive plans	0

As of April 8, 2014
Total number of shares of common stock outstanding	75,298,978
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$67.88

Burn Rate

        The following table provides detailed information regarding the activity related to our 2012 Plan for fiscal year 2013.

Fiscal Year 2013
Total number of shares of common stock subject to stock options granted	1,288,393
Total number of shares of common stock subject to full value awards granted	341,059
Total number of shares of common stock subject to stock options cancelled	48,712
Total number of shares of common stock subject to full value awards cancelled	11,317
Weighted-average common stock outstanding	68,160,798
Total common stock outstanding at December 31, 2013	74,428,087

Forecasted Utilization Rates

        The Board believes that equity awards are important to incentivize our employees, including our executive officers, and our directors to remain with the company, to motivate them to help achieve our corporate objectives, and to align their interests with those of our stockholders. Upon a review of the remaining shares available for grant under the 2012 Plan, the historic rates of equity award issuances, and the guidelines of proxy advisory firms, and after consultation with PM&P, the Board approved the 2014 Plan and the share pool authorized for issuance under it, to ensure that we have sufficient equity plan capacity to continue to provide our eligible employees and directors with appropriate equity-based incentives. In evaluating whether to approve the 2014 Plan, the Board also reviewed certain forecasts of stock awards for issuance under the 2014 Plan. Management presented the forecasts below for the periods indicated. The forecasts presented assume that granting full value awards will reduce the share reserve by 2.03 shares for each share issued and that each share subject to a full value award that is canceled or forfeited will increase the share reserve by 2.03 shares. To estimate future cancelations and forfeitures, we relied in part on past cancelation and forfeiture rates.

2014 Plan	June 2014 - May 2015 Forecast	June 2015 - May 2016 Forecast
Common Stock Outstanding—Ending Balance	77,673,611	79,523,080
Options /Awards Outstanding—Ending Balance	1,554,660	2,769,641
Stockholder Approval—June 2014	4,200,000
Shares Available for Award—Beginning Balance	1,625,196	3,797,289
Allocations
Options	(756,300)	(735,300)
RSUs/PRSUs	(1,629,278)	(1,629,278)
Total Allocations	(2,385,578)	(2,364,578)
Adjustments
Cancellations—Add	357,671	365,016
Total Adjustments	357,671	365,016

Shares Available for Award—Ending Balance	3,797,289	1,797,727

        In addition, the Board reviewed certain forecasts of grant utilization for different categories of grants over the periods indicated, as summarized below. These forecasts included forecasts for executive and employee new hires, retention grants, initial and annual grants for non-employee directors, and discretionary grants.

2014 Plan	June 2014 - May 2015 Forecast	June 2015 - May 2016 Forecast
Option Grants
—New Hires	50,000	50,000
—Director	74,300	53,300
—Annual	600,000	600,000
—Promotion	32,000	32,000
Subtotal Option Grants	756,300	735,300

RSU Grants
—New Hires	300,000	300,000
—Spot	25,000	25,000
—Director	19,600	19,600
—Annual	310,000	310,000
—Promotion	66,000	66,000
Subtotal RSU Grants	720,600	720,600

PRSU Grants
—Annual	82,000	82,000
Subtotal PRSU Grants	82,000	82,000

Fungible Shares (2.03 to 1 for RSUs and PRSUs)
Options	756,300	735,300
RSUs	1,462,818	1,462,818
PRSUs	166,460	166,460
Total Grants	2,385,578	2,364,578

        The Board also reviewed certain forecasts of overhang and burn rate, as summarized below.

	FY13 Actual	FY14 Forecast	FY15 Forecast
Issued Overhang %(1)	12.27%	9.82%	8.89%
Total Overhang %(2)	16.63%	16.89%	13.23%
Gross Burn Rate as a % of Outstanding(3)	2.39%	1.85%	1.92%
Adjusted Burn Rate as a % of Outstanding(4)	2.09%	1.38%	1.46%

(1)
Issued Overhang is calculated as: (outstanding options + outstanding full value awards)/weighted average common shares outstanding.

(2)
Total Overhang is calculated as: (outstanding options + outstanding full value awards + shares available to grant)/weighted average common shares outstanding.

(3)
Gross Burn Rate is calculated as: (shares subject to options granted + shares subject to full value awards granted)/weighted average common shares outstanding.

(4)
Adjusted Burn Rate is calculated as: (shares subject to options granted + shares subject to full value awards granted—shares subject to options and full value awards that expired, terminated or were forfeited)/weighted average common shares outstanding.

Note Regarding Forecasts and Forward-Looking Statements

        We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal No. 5 include embedded assumptions regarding stock option exercise activity, forfeiture rates, the total number of our employees and the levels of employee participation in our 401(k) Plan and 2014 ESPP, which are in some cases highly dependent on the public trading price of our common stock and other factors, which we do not control, or which are difficult to reliably predict, and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, the Board recognized the high variability inherent in these assumptions.

        However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by the Board for purposes of evaluating the approval of the 2014 Plan. These forecasts reflect various assumptions regarding our future operations.

        The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of stock option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

        Certain information with respect to all of our equity compensation plans in effect as of December 31, 2013 is provided above under the heading "Equity Compensation Plans."

Reasons for Seeking Stockholder Approval

        The Board believes that equity grants are a critical part of the company's compensation program. Stockholder approval of the 2014 Plan would allow us to continue to attract and retain directors, executives, and other employees with equity incentives.

        The Board believes the approval of the 2014 Plan is in the best interest of the company and our stockholders for the following reasons:

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  Our 75,298,978 shares outstanding as of April 8, 2014 is low compared to companies in our industry with annual revenues and revenue growth comparable to ours, which shows our discipline in managing our dilution while still providing appropriate incentives to our employees.

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  Our three-year historical Gross Burn Rate for the period 2011-2013 was 3.26%, which is reasonable for a biopharmaceutical company that has experienced significant commercial success and remains in a high growth rate stage.

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  Our strong operating performance, which is driven by our employees who we believe are motivated by our compensation philosophy, a critical component of which is our equity incentive awards.

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  Our use of equity has been successful at attracting and retaining key employees. Approximately 59% of our total outstanding option awards are vested and significantly in the money (i.e. the exercise price is at least 20% less than the trading price as of April 8, 2014), and this represents virtually all of the vested awards under the Existing Plans. We believe this demonstrates the commitment of our employees to our long-term prospects.

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  We continue to target a high percentage of stock options and PRSUs in our NEOs' total equity awards, such that approximately 50% of the total value comes from stock options, 50% from PRSUs for our CEO and 25% from PRSUs for our Other NEOs, which we believe best aligns our NEOs' and employees' interest with those of our stockholders.

        Based on the advice of PM&P and the company's review of our historic rates of equity award issuances, the company estimates that the availability of 4,200,000 new shares would provide a sufficient additional number of shares to enable the company to continue to make awards at historical average annual rates for at least the next one to two years. In approving the share pool under the 2014 Plan, at the advice of the PM&P, the Committee determined that reserving shares sufficient for at least one to two years of new awards at historical grant rates is in line with the practice of our peer public companies.

Summary of the 2014 Plan

        A copy of the 2014 Plan is attached as Appendix C to this proxy statement, and we urge stockholders to read it in its entirety. The following description of certain features of the 2014 Plan is qualified in its entirety by reference to the full text of the plan.

        Plan Administration.    The 2014 Plan is administered by the Committee, which has the authority to, among other things, interpret the 2014 Plan, determine eligibility for, grant and determine the terms of awards under the 2014 Plan, and to do all things necessary or appropriate to carry out the purposes of the 2014 Plan. The Committee's determinations under the 2014 Plan are conclusive and binding.

        Term.    No awards will be made after the tenth anniversary of the plan's adoption, but previously granted awards may continue beyond that date in accordance with their terms.

        Authorized Shares.    Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2014 Plan (the "Share Reserve") will be the sum of (i) 4,200,000 new shares, (ii) the number of unallocated shares remaining available for grant under the 2012 Plan as of the effective date of the 2014 Plan and (iii) any 2012 Plan Returning Shares (as defined below), as such shares become available from time to time. The "2012 Plan Returning Shares" are shares subject to outstanding stock awards granted under the 2012 Plan that, from and after the effective date of the 2014 Plan, (a) expire or terminate for any reason prior to exercise or settlement, (b) are forfeited, cancelled or otherwise returned to us because of the failure to meet a contingency or condition required for the vesting of such shares, or (c) other than with respect to outstanding stock options and stock appreciation rights granted under the 2012 Plan with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant (the "2012 Plan Appreciation Awards"), are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award.

        The number of shares of common stock available for issuance under the 2014 Plan will be reduced by (i) one share for each share of common stock issued pursuant to a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 2.03 shares for each share of common stock issued pursuant to a full value award (i.e., any stock award that is not a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant).

        If (i) any shares of common stock subject to an award are not issued because the award expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash, (ii) any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) with respect to a full value award, any shares of common stock are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with the award, such shares will again become available for issuance under the 2014 Plan (collectively, the "2014 Plan Returning Shares"). For each 2014 Plan Returning Share subject to a full value award or 2012 Plan Returning Share subject to a stock award other than a 2012 Plan Appreciation Award, the number of shares of common stock available for issuance under the 2014 Plan will increase by 2.03 shares.

        Any shares of common stock reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock option or stock appreciation right granted under the 2014 Plan or a 2012 Plan Appreciation Award will no longer be available for issuance under the 2014 Plan, including any shares that are not delivered to a participant because such award is exercised through a reduction of shares subject to the award. In addition, any shares reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock option or stock appreciation right granted under the 2014 Plan or a 2012 Plan Appreciation Award, or any shares repurchased by us on the open market with the proceeds of the exercise or strike price of a stock option or stock appreciation right granted under the 2014 Plan or a 2012 Plan Appreciation Award will no longer be available for issuance under the 2014 Plan.

        Annual Individual Limits.    The maximum number of shares for which options may be granted and the maximum number of shares of stock subject to SARs which may be granted to any person, other than a non-employee member of the Board, in any calendar year is, in each case, 500,000 shares. The maximum number of shares subject to other awards that may be granted to any person, other than a non-employee member of the Board, in any calendar year is 500,000 shares. The maximum dollar amount payable to any person, other than a non-employee member of the Board, in any calendar year with respect to cash awards is $5,000,000. The maximum grant date fair value of any awards that may be granted to any non-employee member of the Board in any calendar year is $750,000.

        Eligibility.    The Committee selects participants from among the employees, directors, consultants and advisors of the company and its affiliates. Eligibility for options intended to be incentive stock options ("ISOs") is limited to employees of the company or certain affiliates. As of April 8, 2014, approximately 1,019 employees and 11 non-employee directors would be eligible to participate in the 2014 Plan.

        Types of Awards.    The 2014 Plan provides for grants of options, SARs, restricted and unrestricted stock and stock units, performance awards, cash, other stock-based awards, other awards convertible into or otherwise based on shares of our common stock and cash awards. Dividend equivalents may also be provided in connection with awards under the 2014 Plan.

  •
  Restricted and Unrestricted Stock:  A restricted stock award is an award of common stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.

  •
  Stock Options and SARs:  The 2014 Plan provides for the grant of ISOs, non-qualified stock options ("NSOs"), and SARs. The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of our common stock on the date of grant. The Committee determines when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years. SARs may be payable in cash, in shares of our common stock or in a combination of cash and shares.

  •
  Stock Units:  A stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of common stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

  •
  Performance Awards:  A performance award is an award where vesting, settlement or exercisability is subject to specified performance criteria.

  •
  Cash Awards:  A cash award is an award that is denominated in cash.

        Vesting.    The Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award. Shares covered by different awards granted under the 2014 Plan may be subject to different vesting schedules as the Committee may determine.

        Termination of Employment or Service.    The Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by the Committee or in an award agreement, upon a termination of employment or service all unvested options and other awards requiring exercise will terminate and all other unvested awards will be forfeited. The Committee determines the period of time each participant has to exercise any vested stock options following the participant's termination of service. Shares covered by different awards granted under the 2014 Plan may be subject to different post-termination exercise periods as the Committee may determine.

        Performance Criteria.    The 2014 Plan provides that grants of performance awards may be made subject to achieving "performance criteria" over a specified performance period. Performance criteria with respect to those awards that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code are limited to an objectively determinable measure of performance relating to any, or any combination of, the following (measured either absolutely or by reference to an index, indices, or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; expenses or certain types of expenses; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, license and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of clinical trial or research objectives; achievement of manufacturing and/or supply chain objectives; achievement of litigation-

related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space planning objectives.

        To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide, in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period of such award that affect the applicable performance criteria.

        Transferability.    Awards under the 2014 Plan may not be transferred except by will or by the laws of descent and distribution. The Committee may permit the gratuitous transfer of awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933).

        Corporate Transactions.    In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the company's assets or a dissolution or liquidation of the company (each, a "Covered Transaction"), the Committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares of common stock under awards or for a cash out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as the Committee may otherwise determine, awards not assumed will terminate upon the consummation of such Covered Transaction.

        Adjustment.    In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares, recapitalization or other change in the company's capital structure that constitutes an equity restructuring within the meaning of ASC 718), the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under and the individual limits included in the 2014 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. The Committee may also make the types of adjustments described above to take into account distributions to stockholders and events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the 2014 Plan.

        Amendment and Termination.    The Committee can amend the 2014 Plan or outstanding awards, or terminate the 2014 Plan as to future grants of awards, except that the Committee will not be able alter the terms of an award if it would affect materially and adversely a participant's rights under the award without the participant's consent (unless expressly provided in the 2014 Plan or reserved by the Committee at the time of grant). Stockholder approval will be required for any amendment to the extent such approval is required by law, including the Code or applicable stock exchange requirements.

Federal Income Tax Consequences Under 2014 Plan

        The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the 2014 Plan under current federal tax laws and certain other tax considerations associated with awards under the 2014 Plan. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment-tax or other federal tax consequences except as noted.

        Restricted Stock.    A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

        For purposes of determining capital gain or loss on a sale of shares awarded under the 2014 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant's tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

        ISOs.    In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the company is not entitled to a deduction.

        NSOs.    In general, a participant has no taxable income upon the grant of an NSO but realizes income in connection with the exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the company is not entitled to a deduction. An ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

        SARs.    The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the company.

        Restricted Stock Units.    The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting and settlement (and a corresponding deduction is generally available to the company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

        Section 162(m).    Stock options, SARs and certain performance awards under the 2014 Plan are generally intended to be exempt or eligible for exemption from the deductibility limits of Section 162(m) of the Code. However, as discussed above in "Reasons for Seeking Stockholder Approval," the Committee will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m) of the Code.

        Certain Change of Control Payments.    Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the company.

New Plan Benefits

2014 Omnibus Incentive Plan

Name and position	Number of shares subject to stock awards
Michael Bonney, CEO(1)	*
David McGirr, Senior Advisor to the CEO(1)	*
Michael Tomsicek, SVP and CFO(1)	*
Robert Perez, President and COO(1)	*
Thomas DesRosier, EVP, Chief Legal and Administrative Officer and Secretary(1)	*
Steven Gilman, EVP, Research & Development and CSO(1)	*
All current Executive Officers as a group(1)	*
All current non-employee directors as a group(2)	*
All current and former employees as a group (including all current non-Executive Officers)(1)	*

(1)
Awards granted under the 2014 Plan to our Executive Officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2014 Plan, and the Committee has not granted any awards under the 2014 Plan subject to stockholder approval of this Proposal No. 5. Accordingly, the benefits or amounts that will be received by or allocated to our Executive Officers and other employees under the 2014 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2013 if the 2014 Plan had been in effect, are not determinable. Information about awards granted in fiscal year 2013 to our NEOs can be found under the "Grants of Plan-Based Awards" table in this Proxy Statement.

(2)
Awards granted under the 2014 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2014 Plan. However, our non-employee director compensation policy establishes the fair value of initial and annual stock awards that automatically will be granted to our non-employee directors under the 2014 Plan if this Proposal No. 5 is approved by our stockholders. Pursuant to such policy, if this Proposal No. 5 is approved by our stockholders, on the day of the 2014 Annual Meeting of Stockholders, (i) each person (other than our non-executive Chair) who is then a non-employee director will be granted a stock option with a fair value of $112,500 and RSUs with a fair value of $112,500 under the 2014 Plan and (ii) our non-executive Chair will be granted a stock option with a fair value of $142,500 and RSUs with a fair value of $142,500. For additional information regarding our non-employee director compensation policy, see the "Director Compensation" section in this Proxy Statement.

 Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote at the 2014 Annual Meeting, is required to approve the 2014 Omnibus Incentive Plan. Abstentions will have the practical effect of a vote to not approve the 2014 Omnibus Incentive Plan.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 5

PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the year ending December 31, 2014, and the Board has ratified such appointment. The Board has directed that our management submit the selection of PwC as our independent registered public accounting firm for 2014 for ratification by the stockholders at the 2014 Annual Meeting.

        PwC has audited our consolidated financial statements since our inception in 1992. Representatives of PwC are expected to be at the 2014 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of PwC as our independent registered public accounting firm for 2014 is not required by our By-Laws or otherwise. However, the Board has directed our management to submit this selection to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection of PwC, the Audit Committee will not be required to replace PwC as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain PwC as our independent registered public accounting firm in future years. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2014 Annual Meeting is required to ratify the selection of PwC as our independent registered public accounting firm for 2014. Abstentions and broker non-votes will have the practical effect of a vote against ratification of our selection.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 6

 STOCKHOLDER PROPOSALS AND BOARD CANDIDATES

        Stockholder proposals for inclusion in our proxy statement:    To be eligible for inclusion in our proxy statement and form of proxy relating to our 2015 Annual Meeting, stockholder proposals must be submitted pursuant to Securities Exchange Act Rule 14a-8 and received at our principal executive offices no later than December 22, 2014, which is 120 calendar days before April 21, 2015—the anniversary date our proxy statement was released to stockholders in connection with the 2014 Annual Meeting. If the date of next year's annual meeting is changed by more than 30 days from the anniversary date of this year's Annual Meeting on June 3, 2014, then the deadline is a reasonable time before we begin to print and mail proxy materials.

        Other stockholder proposals:    A stockholder proposal not included in our proxy statement for the 2015 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our By-Laws. To be timely, our By-Laws provide that we must have received the stockholder's notice not less than 90 days nor more than 120 days in advance of the anniversary date of the 2014 Annual Meeting, or not later than March 5, 2015 and no earlier than February 3, 2015, assuming our 2014 Annual Meeting is held on June 3, 2014 as planned. However, if the date of our 2015 Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the 2014 Annual Meeting, we must receive the stockholder's notice not later than the close of business on the 7th day following the date on which notice or public disclosure (as defined in our By-Laws) of the date of the 2015 Annual Meeting is made.

        Please address your proposals to our Secretary at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421. It is suggested that stockholders submit their proposals either by courier or Certified Mail—Return Receipt Requested.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        We have adopted the cost saving practice of sending only one copy of our proxy statement, annual report, or notice of Internet availability of proxy materials to multiple stockholders in a household, unless we have received instructions to the contrary. Some banks, brokers and other nominee record holders have adopted a similar policy for their customers. We will promptly deliver a separate copy of such documents to you if you make such request in writing to Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421, or by calling (781) 860-8660. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

OTHER BUSINESS

        The Board knows of no other business to be acted upon at the 2014 Annual Meeting. However, if any other business properly comes before the 2014 Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2014 Annual Meeting, please vote by telephone or on the Internet by following the instructions on the Notice of Internet Availability or sign the proxy card attached to the printed copies of the proxy materials and return it by following the instructions on the proxy card.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        Financial and other information about our company is available on our website (www.cubist.com). We make available on our website, free of charge, copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Copies are available in print to any of our stockholders upon request in writing to Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421. Information appearing on our website is not a part of, and not incorporated by reference in, this Proxy Statement.

APPENDIX A—AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
to the
RESTATED CERTIFICATE OF INCORPORATION
of
CUBIST PHARMACEUTICALS, INC.
(Pursuant to Section 242 of the Delaware General Corporation Law)

It is hereby certified that:

  1.
  The name of the corporation is Cubist Pharmaceuticals, Inc. (the "Corporation").

  2.
  Article Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended to increase the total number of shares of common stock that the Corporation shall have authority to issue from 150,000,000 shares to 300,000,000 shares. Therefore, the total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 305,000,000, consisting solely of:

      300,000,000        shares of common stock, $.00l par value per share ("Common Stock"); and

      5,000,000            shares of preferred stock, $.00l par value per share ("Preferred Stock").

  2.
  The amendment of the Restated Certificate of Incorporation herein certified has been adopted by the stockholders of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware at the Annual Meeting of Stockholders held on June 3, 2014.

CUBIST PHARMACEUTICALS, INC.
Signed on June , 2014	By:
		Name:	Thomas J. DesRosier
		Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary

A-1

APPENDIX B—2014 EMPLOYEE STOCK PURCHASE PLAN

CUBIST PHARMACEUTICALS, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

B-i

CUBIST PHARMACEUTICALS, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

Section 1.    Defined Terms

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

Section 2.    Purpose of Plan

        The Plan is intended to enable Eligible Employees of the Company and its Designated Subsidiaries to use payroll deductions to purchase shares of Stock, and thereby acquire an interest in the future of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.

Section 3.    Options to Purchase Stock

        Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of Options granted under the Plan to Eligible Employees will be 2,000,000 shares. The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, or Stock acquired in an open-market transaction. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase pursuant to the exercise of Options under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which Options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for the Option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of Options affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

Section 4.    Eligibility

        Subject to Section 13 of the Plan, and any exceptions and limitations set forth in Section 6 of the Plan, or as may be provided elsewhere in the Plan, each Employee who (a) has been continuously employed by the Company or a Designated Subsidiary, as applicable, for at least ten (10) business days as of the first day of any Option Period, (b) customarily works twenty (20) hours or more per week, and (c) satisfies the requirements set forth in the Plan will be an Eligible Employee. In no event, however, may an Employee be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any. The Administrator may, for Option Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

Section 5.    Option Periods

        The Plan will generally be implemented by a series of "Option Periods". Unless otherwise determined by the Administrator, the Option Periods will be the six-month periods commencing January 1 and ending June 30 and commencing July 1 and ending December 31 of each year. Each June 30 and December 31 will be an "Exercise Date". The Administrator may change the Exercise

Date and the commencement date, ending date and duration of the Option Periods to the extent permitted by Section 423.

Section 6.    Option Grant

        Subject to the limitations set forth in Section 4 and Section 10 of the Plan and the Maximum Share Limit, on the first day of an Option Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant's right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (determined at the time such Option is granted) (or such other maximum amount as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

Section 7.    Method of Participation

        To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization in accordance with the procedures prescribed by and in a form (which may be written or electronic) acceptable to the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period. Such an Eligible Employee will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be submitted no later than ten (10) business days prior to the first day of an Option Period, or such other time as specified by the Administrator.

        A Participant's authorization will remain in effect for subsequent Option Periods unless (a) the Participant files a new authorization within ten (10) business days prior to the first day of such new Option Period (or such other time as specified by the Administrator), (b) the Participant reduces his payroll authorization as to future pay dates as described below or (c) the Participant's Option is cancelled pursuant to Section 13 or Section 14 of the Plan.

        During an Option Period, payroll deduction authorizations may not be increased and may be decreased only once per Option Period. To decrease a payroll deduction authorization during an Option Period, a Participant must submit a new authorization, which will become effective as to future pay dates as soon as administratively practicable after such authorization is submitted.

        Each payroll deduction authorization will request payroll deductions in whole percentages between one percent (1%) and fifteen percent (15%) of the employee's base salary or base wages for such payroll period. For the avoidance of doubt, such base salary or base wages excludes overtime, bonuses, employee benefits and other fringe benefits.

        All payroll deductions made pursuant to this Section 7 will be credited to the Participant's Account. Amounts credited to a Participant's Account will not be required to be set aside in trust or otherwise segregated from the Company's general assets.

Section 8.    Method of Payment

        A Participant must pay for shares of Stock purchased upon the exercise of an Option with accumulated payroll deductions credited to the Participant's Account.

Section 9.    Purchase Price

        The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the

Administrator to the extent permitted under Section 423) of the lesser of (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Option Period) and (b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

Section 10.    Exercise of Options

        Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant's Account will be applied to purchase the greatest number of whole shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 2,500 shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the "Maximum Share Limit"). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant. No fractional shares will be purchased.

        Any amount of payroll deductions in a Participant's Account that are not used for the purchase of shares of Stock, whether (a) because of the Participant's withdrawal from participation in an Option Period, (b) because such amounts are insufficient to purchase a full share, or (c) for any other reason, will be returned to the Participant or his or her designated beneficiary or legal representative, as applicable, without interest, as soon as administratively practicable after such withdrawal or other event, as applicable.

        If the Participant's accumulated payroll deductions on the Exercise Date would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

        Notwithstanding any provision of the Plan to the contrary, no Option may be exercised after 27 months from its grant date.

Section 11.    Interest

        No interest will be payable on any amount held in the Account of any Participant.

Section 12.    Taxes

        Payroll deductions will be made on an after-tax basis. The Administrator will have the right, as a condition to exercising an Option, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator's discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the minimum statutory amounts required to be withheld.

Section 13.    Cancellation and Withdrawal

        A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her payroll deduction authorization by revoking such authorization by written notice delivered to the Administrator, which, to be effective with respect to an upcoming

Exercise Date, must be delivered not later than ten (10) business days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant's Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for future payroll periods to zero pursuant to Section 7 of the Plan, will be deemed to have revoked his or her payroll deduction authorization and canceled his or her Option as to future Option Periods.

        A Participant who makes a hardship withdrawal from a 401(k) Plan will be deemed to have terminated his or her payroll deduction authorization for subsequent payroll dates relating to the then current Option Period as of the date of such hardship withdrawal and amounts accumulated in the Participant's Account as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in Option Periods commencing after the date of his or her hardship withdrawal until the first Option Period that begins at least six months after the date of his or her hardship withdrawal.

Section 14.    Termination of Employment; Death of Participant

        Upon the termination of a Participant's employment with the Company (or a Designated Subsidiary, as applicable) for any reason or the death of a Participant during an Option Period prior to an Exercise Date or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance in the Participant's Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant's death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

Section 15.    Equal Rights; Participant's Rights Not Transferable

        All Participants granted Options under the Plan will have the same rights and privileges consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options held by him or her may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant's rights under the Plan will terminate.

Section 16.    Change in Capitalization; Merger

        In the event of any change in the outstanding Stock by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the maximum number and type of shares of Stock purchasable under any outstanding Option, and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423.

        In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (a) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (b) cancel each outstanding Option and return the balances in Participants' Accounts to the Participants, and/or (c) pursuant to Section 18 of the Plan, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.

Section 17.    Administration of Plan

        The Plan will be administered by the Administrator, which will have the authority to interpret the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants.

        The Administrator may specify the manner in which Employees are to provide notices and payroll deduction authorizations. Notwithstanding any requirement of "written notice" herein, the Administrator may permit Employees to provide notices and payroll deduction authorizations electronically.

Section 18.    Amendment and Termination of Plan

        The Board reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within 12 months before or after its adoption.

        The Board reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Board may provide, in its sole discretion, either that outstanding Options will be exercisable either at the Exercise Date for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant's Account will be returned to the Participant, without interest.

Section 19.    Approvals

        Shareholder approval will be obtained prior to the date that is 12 months after the date of Board approval. In the event that the Plan has not been approved by the shareholders of the Company prior to March 27, 2015, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.

        Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

Section 20.    Participants' Rights as Shareholders and Employees

        A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares of Stock, and the shares of Stock have been issued to the Participant.

        Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.

Section 21.    Information Regarding Disqualifying Dispositions

        By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the acquisition of such Stock as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.

Section 22.    Governing Law

        The Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

Section 23.    Effective Date and Term

        The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (a) the Plan's termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan or (c) the day before the 10-year anniversary of the date the Board approves the Plan.

EXHIBIT A
Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "401(k) Plan":    A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company for the benefit of its employees.

        "Account":    A payroll deduction account maintained in the Participant's name on the books of the Company.

        "Administrator":    The Compensation Committee of the Board and its delegates, except that the Compensation Committee may delegate its authority under the Plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. In each case, references herein to the Administrator refer, as applicable, to such persons or groups so delegated to the extent of such delegation.

        "Board":    The Board of Directors of the Company.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Company":    Cubist Pharmaceuticals, Inc.

        "Designated Subsidiary":    A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan as set forth on Exhibit B to the Plan.

        "Effective Date":    The date set forth in Section 23 of the Plan.

        "Eligible Employee":    Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

        "Employee":    Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent contractors are not "Employees".

        "Exercise Date":    The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

  "Fair Market Value":

          (a)   If the Stock is readily traded on an established national exchange or trading system (including the NASDAQ Global Market), the closing price of a share of Stock as reported by the principal exchange on which such Stock is traded; provided, however, that if such day is not a trading day, Fair Market Value will mean the reported closing price of a share of Stock for the immediately preceding day that is a trading day.

          (b)   If the Stock is not traded on an established national exchange or trading system, the average of the bid and ask prices for shares Stock where the bid and ask prices are quoted.

          (c)   If the Stock cannot be valued pursuant to clauses (a) or (b), the value as determined in good faith by the Board in its sole discretion.

        "Maximum Share Limit":    The meaning set forth in Section 10 of the Plan.

        "Option":    An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

        "Option Period":    An offering period established in accordance with Section 5 of the Plan.

        "Parent":    A "parent corporation" as defined in Section 424(e) of the Code.

        "Participant":    An Eligible Employee who elects to enroll in the Plan.

        "Plan":    The Cubist Pharmaceuticals, Inc. 2014 Employee Stock Purchase Plan, as from time to time amended and in effect.

        "Purchase Price":    The price per share of Stock with respect to an Option Period determined in accordance with Section 9 of the Plan.

        "Section 423":    Section 423 of the Code and the regulations thereunder.

        "Stock":    Common stock of the Company, par value $0.001 per share.

        "Subsidiary":    A "subsidiary corporation" as defined in Section 424(f) of the Code.

 EXHIBIT B
Designated Subsidiaries

        Designated Subsidiaries as of the date of adoption of the Plan by the Board are listed below:

APPENDIX C—2014 OMNIBUS INCENTIVE PLAN

CUBIST PHARMACEUTICALS, INC.
2014 OMNIBUS INCENTIVE PLAN

C-i

CUBIST PHARMACEUTICALS, INC.
2014 OMNIBUS INCENTIVE PLAN

1.    DEFINED TERMS

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.    PURPOSE

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards. The Plan is intended as the successor to, and continuation of, the Prior Plan. Following the Date of Adoption, no additional stock awards may be granted under the Prior Plan. Any unallocated shares remaining available for grant under the Prior Plan as of 12:01 a.m. Eastern time on the Date of Adoption (the "Prior Plan's Available Reserve") will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as further described in Section 4(a) below) and will then be immediately available for grant and issuance pursuant to Awards granted under the Plan. In addition, from and after the Date of Adoption, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plan that (a) expire or terminate for any reason prior to exercise or settlement, (b) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (c) other than with respect to outstanding options and stock appreciation rights granted under the Prior Plan with respect to which the exercise or strike price is at least 100% of the fair market value of the Stock subject to the option or stock appreciation right on the date of grant (the "Prior Plan's Appreciation Awards"), are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock award (collectively, the "Prior Plan's Returning Shares") will immediately be added to the Share Reserve (as further described in Section 4(a) below) as and when such shares become Prior Plan's Returning Shares and become available for issuance pursuant to Awards granted hereunder.

3.    ADMINISTRATION

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine whether Awards will be settled in Stock, cash, other Awards or a combination of the foregoing; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.    LIMITS ON AWARDS UNDER THE PLAN

        (a)    Number of Shares.    The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is (1) [                    ](1) shares of Stock, which number is the sum of (A) 4,200,000 new shares of Stock plus (B) the number of shares of Stock [(                    )](2) subject to the Prior Plan's Available Reserve plus (2) the Prior Plan's Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (1) and (2) above, the "Share Reserve").

          (1)    Stock Available for Subsequent Issuance.    If (A) any shares of Stock subject to an Award are not issued because such Award or any portion thereof expires or otherwise terminates without

(1)
To be determined on date of annual meeting

(2)
To be determined on date of annual meeting

  all of the shares covered by such Award having been issued or is settled in cash (i.e., the Participant receives cash rather than stock), (B) any shares of Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (C) with respect to a Full Value Award, any shares of Stock are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with such Full Value Award, such shares will again become available for issuance under the Plan (collectively, the "2014 Plan Returning Shares").

          (2)    Stock Not Available for Subsequent Issuance.    For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined by treating as having been delivered the full number of shares covered by any portion of an SAR that is settled in Stock (and not only the number of shares of Stock delivered in settlement) and by treating as having been delivered any shares of Stock withheld from a Stock Option or reacquired (or not issued) to satisfy the tax withholding obligations with respect to such Stock Option or in payment of the exercise price of such Stock Option. In addition, any shares reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation or in payment of the exercise price in connection with a Prior Plan's Appreciation Award, or any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Option or Stock Appreciation Right or a Prior Plan's Appreciation Award will no longer be available for issuance under the Plan. Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

        (b)    Fungible Share Pool.    Each share of Stock subject to an Award consisting of Stock Options and/or SARs shall be counted against the limits set forth in Section 4(a) as one (1) share of Stock. Each share of Stock subject to a Full Value Award shall be counted against the limits set forth in Section 4(a) in an amount equal to the Fungible Share Ratio. For each (1) 2014 Plan Returning Share subject to a Full Value Award or (2) Prior Plan's Returning Share subject to a stock award other than a Prior Plan's Appreciation Award, the number of shares of Common Stock available for issuance under the Plan will increase by the Fungible Share Ratio.

        (c)    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

        (d)    Individual Limits.    The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards, payable to any person (other than a non-employee member of the Board, whose Awards shall be subject to the limits set forth in subsection (e) below) in any calendar year:

  (1)
  Stock Options: 500,000 shares of Stock.

  (2)
  SARs: 500,000 shares of Stock.

  (3)
  Awards other than Stock Options, SARs or Cash Awards: 500,000 shares of Stock

  (4)
  Cash Awards: $5,000,000.

        In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to

Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; (iv) Awards other than Cash Awards that are settled in cash will count against the applicable share limit under clause (1), (2) or (3) and not against the dollar limit under clause (4); and (v) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

        (e)    Non-Employee Board Member Limits.    Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules and determined by the Administrator in its sole discretion) of Awards granted to a Participant who is a non-employee director of the Board shall not exceed $750,000 in any calendar year. The foregoing limit shall not apply to any Award or shares of Stock granted pursuant to a non-employee director's election to receive an Award or shares of Stock in lieu of cash retainers or other fees.

5.    ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among Employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.    RULES APPLICABLE TO AWARDS

        (a)    All Awards.

          (1)    Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

          (2)    Term of Plan.    No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

          (3)    Transferability.    Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant's lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations as the Administrator may impose.

          (4)    Vesting, etc.    The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant's Employment or other service to the Company ceases:

            (A)  Immediately upon the cessation of the Participant's Employment or other service and except as provided in (B), (C), (D), and (E) below, each Stock Option and SAR that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited.

            (B)  Subject to (D), (E), (F), and (G) below, all Stock Options and SARs held by a Participant who was an Employee of the Company or such Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of ninety (90) days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

            (C)  Subject to (F) and (G) below, all Stock Options and SARs held by a Participant who was also a non-employee member of the Board or such Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's service to the Company for any reason, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three (3) years or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

            (D)  All Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending on the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

            (E)  All Stock Options and SARs held by a Participant who was an Employee of the Company or such Participant's permitted transferees, if any, immediately prior to the Participant's Retirement, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending on the first anniversary of the Participant's Retirement or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

            (F)   All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment or other service to the Company will immediately terminate upon such cessation of Employment or service if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant's Employment or other service to be terminated for Cause.

            (G)  In the event that a Participant continues to hold an outstanding but unexercised NSO or SAR on the date such Award ceases to be exercisable under (B), (C), (D) or (E) above, and such Participant is prohibited, on such date, by applicable law or a written policy of the

    Company applicable to similarly situated persons from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the time periods described in (B), (C), (D) and (E) above will be extended automatically until the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

          (5)    Additional Restrictions.    The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.

          (6)    Taxes.    The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

          (7)    Dividend Equivalents, etc.    The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

          (8)    Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment or other service to the Company for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

          (9)    Section 162(m).    In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.

          (10)    Coordination with Other Plans.    Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

          (11)    Section 409A.    Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

        (b)    Stock Options and SARs.

          (1)    Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

          (2)    Exercise Price.    The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except as contemplated by Section 7 of the Plan, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

          (3)    Payment Of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

          (4)    Maximum Term.    Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited on such date by applicable law or a written policy of the Company applicable to similarly situated persons from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

 7.    EFFECT OF CERTAIN TRANSACTIONS

        (a)    Mergers, etc.    Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

          (1)    Assumption or Substitution.    If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

          (2)    Cash-Out of Awards.    Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a "cash-out"), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines. For the avoidance of doubt, in the event that the Fair Market Value of a share of Stock is equal to or less than the exercise price or base value of an Award, as applicable, no payment will be due in respect of such Award.

          (3)    Acceleration of Certain Awards.    Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, and/or that the forfeiture conditions with respect to any Restricted Stock will lapse in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award, the delivery of the shares or the lapse of forfeiture conditions, as the case may be, to participate as a stockholder in the Covered Transaction.

          (4)    Termination of Awards Upon Consummation of Covered Transaction.    Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

          (5)    Additional Limitations.    Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

        (b)    Changes in and Distributions With Respect to Stock.

          (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2)    Certain Other Adjustments.    The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

          (3)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.    LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.    AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

 10.    OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.    MISCELLANEOUS

        (a)    Waiver of Jury Trial.    By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

        (b)    Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.    ESTABLISHMENT OF SUB-PLANS

        The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator's discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.    GOVERNING LAW

        (a)    Certain Requirements of Corporate Law.    Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

        (b)    Other Matters.    Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, or is prohibited by applicable law, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

        (c)    Jurisdiction.    Except as prohibited by applicable law, by accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "2014 Plan Returning Shares":    Shall have the meaning set forth in Section 4(a)(1) of this Plan.

        "Administrator":    The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" will include the person or persons so delegated to the extent of such delegation.

        "Affiliate":    Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

        "Award":    Any or a combination of the following:

            (i)  Stock Options.

           (ii)  SARs.

          (iii)  Restricted Stock.

          (iv)  Unrestricted Stock.

           (v)  Stock Units, including Restricted Stock Units.

          (vi)  Performance Awards.

         (vii)  Cash Awards.

        (viii)  Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

        "Board":    The Board of Directors of the Company.

        "Cash Award":    An Award denominated in cash.

        "Cause":    In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of "Cause," the definition set forth in such agreement will apply with respect to such Participant under the Plan. In the case of any other Participant, "Cause" will mean, as determined by the Administrator in its reasonable judgment, (i) the Participant commits an act of dishonesty, fraud or misrepresentation in connection with his or her Employment; (ii) the Participant is convicted of, or plead nolo contendere to, a felony or a crime involving moral turpitude; (iii) the Participant breaches a material obligation under any provision of the terms of the Plan or any Award made under the Plan or any agreement between the Participant and the Company or an Affiliate regarding the Participant's Employment or other service, confidentiality, non-solicitation, non-competition, developments and similar obligations or the Company's Code of Conduct and Ethics or any similar policy governing the Participant's Employment or service with a successor organization; (iv) the Participant engages in substantial or continuing inattention to or neglect of his or her duties and responsibilities reasonably assigned to the Participant by the Company or an Affiliate; (v) the

Participant engages in substantial or continuing acts to the detriment of the Company or an Affiliate or inconsistent with the Company's or such Affiliate's policies or practices; (vi) the Participant fails to carry out the reasonable and lawful instructions of his or her supervisor or the Board that are consistent with the Participant's duties; or (vii) any other type of conduct that is similar to that described in this sentence. For the avoidance of doubt, "Cause" does not include a termination of Employment or service due to death or disability.

        "Change in Control":    Any of

            (i)  the closing of (A) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock are converted into cash, securities or other property, (excluding a corporate transaction involving solely the Company and its affiliates) (a "Business Combination"), other than a Business Combination where at least 50% of the total voting power of the Company or a successor resulting from such Business Combination is held by stockholders who were stockholders immediately prior to such Business Combination, or (B) a sale, lease, exchange or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Company; or

           (ii)  the date on which any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, a parent, a subsidiary or an employee benefit plan or trust maintained by the Company shall become (together with its "affiliates" and "associates," as defined in Rule 12b-2 under the Exchange Act) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the Stock outstanding at the time, with the prior approval of the Board, or of more than 25% of such shares, without the prior approval of the Board; or

          (iii)  a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the members of the Board (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (1) have been Board members continuously since the beginning of that period, or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (1) who were still in office at the time that election or nomination was approved by the Board.

        Notwithstanding the foregoing, to the extent any amount constituting "nonqualified deferred compensation" subject to Section 409A would become payable under an Award by reason of a Change in Control, it shall become payable only if the event or circumstances constituting the Change in Control would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company's assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A and the Treasury Regulations thereunder.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Compensation Committee":    The Compensation Committee of the Board.

        "Company":    Cubist Pharmaceuticals, Inc.

        "Covered Transaction":    Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

        "Date of Adoption":    The date the Plan is approved by the Company's stockholders.

        "Employee":    Any person who is employed by the Company or an Affiliate.

        "Employment":    A Participant's employment relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5, to the Company or an Affiliate. If a Participant's Employment is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of "Affiliate" above, in construing the provisions of any Award relating to the payment of "nonqualified deferred compensation" (subject to Section 409A) upon a termination or cessation of Employment or service, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a "separation from service" (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a "separation from service" has occurred. Any such written election will be deemed a part of the Plan.

        "Fair Market Value":    As of a particular date, (i) the closing price for a share of Stock as reported on the NASDAQ Stock Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

        "Full Value Award" means an Award that is not a Stock Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Stock subject to the Stock Option or SAR on the date of grant.

        "Fungible Share Ratio:"    2.03 shares of Stock.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

        "NSO":    A Stock Option that is not intended to be an "incentive stock option" within the meaning of Section 422.

        "Participant":    A person who is granted an Award under the Plan.

        "Performance Award":    An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria":    Specified criteria, other than the mere continuation of Employment or service or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; expenses or certain types of expenses; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, license and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups or similar transactions; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of clinical trial or research objectives; achievement of manufacturing and/or supply chain objectives; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; or achievement of real estate, facilities or space planning objectives. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

        "Plan":    The Cubist Pharmaceuticals, Inc. Omnibus Incentive Plan as from time to time amended and in effect.

        "Prior Plan":    The Cubist Pharmaceuticals, Inc. 2012 Equity Incentive Plan as from time to time amended and in effect.

        "Prior Plan's Appreciation Awards":    Shall have the meaning set forth in Section 2 of this Plan.

        "Prior Plan's Available Reserve":    Shall have the meaning set forth in Section 2 of this Plan.

        "Prior Plan's Returning Shares":    Shall have the meaning set forth in Section 2 of this Plan.

        "Restricted Stock":    Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Restricted Stock Unit":    A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

        "Retirement":    A Participant's retirement from Employment, under such terms and conditions determined by the Administrator in its sole discretion.

        "SAR":    A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

        "Section 409A":    Section 409A of the Code.

        "Section 422":    Section 422 of the Code.

        "Section 162(m)":    Section 162(m) of the Code.

        "Share Reserve":    Shall have the meaning set forth in Section 4(a) of this Plan.

        "Stock":    Common stock of the Company, par value $0.001 per share.

        "Stock Option":    An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

        "Stock Unit":    An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

        "Unrestricted Stock":    Stock not subject to any restrictions under the terms of the Award.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t PROXY — CUBIST PHARMACEUTICALS, INC. PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 3, 2014 The undersigned hereby appoints Robert Perez and Thomas DesRosier, and each of them, as proxies, each with full power of substitution, and authorizes them to vote at the 2014 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on June 3, 2014 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot on the reverse side, on the matters listed on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted “FOR” the election of the Class III nominees of the board of directors, “FOR” the advisory vote to approve the compensation paid to our Named Executive Officers, “FOR” the approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000, “FOR” the approval of our 2014 Employee Stock Purchase Plan, “FOR” the approval of our 2014 Omnibus Incentive Plan, and “FOR” the ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and upon such other business as may properly come before the meeting in the appointed proxies’ discretion. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND. SEE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 3, 2014. The Proxy Statement and our 2013 Annual Report are available at: http://viewproxy.com/cubist/2014/

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone Voting via the internet and telephone must be completed by 2:00 A.M. Eastern Time on June 3, 2014. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. CONTROL NUMBER CONTROL NUMBER I plan on attending the meeting o Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or other fiduciary, please give your full title along with your signture below. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2014 Annual Meeting of Stockholders and related Proxy Statement. Date (mm/dd/yyyy): ________ / ________ / _________________________ _____________________________________________________________ Signature 1 _____________________________________________________________ Signature 2 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. 2014 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. x 1. Election of Class III nominees of the Board of Directors: FOR AGAINST ABSTAIN 01 – Michael Bonney o o o 02 – Jane Henney, M.D. o o o 03 – Leon Moulder, Jr. o o o FOR AGAINST ABSTAIN 3. Approval of the amendment to our Restated Certificate of Incorporation to increase o o o the number of authorized shares of common stock from 150,000,000 to 300,000,000. 4. Approval of our 2014 Employee Stock Purchase Plan. o o o 5. Approval of our 2014 Omnibus Incentive Plan. o o o 6. Ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. o o o Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6. FOR AGAINST ABSTAIN 2. Advisory vote to approve the compensation paid to our Named Executive Officers. o o o